As filed with the Securities and Exchange Commission on February
17, 1995.                      Registration No. 33-__________




                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                   FORM S-4

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          Hibernia Corporation
        (Exact name of Registrant as specified in its charter)

LOUISIANA                                  72-0724532
(State or other                            (I.R.S. Employer
jurisdiction of incorporation              Identification Number)
    or organization)



                        Hibernia Corporation
                        313 Carondelet Street
                        New Orleans, Louisiana  70130
                            (504) 533-5552
           (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                         Gary L. Ryan, Esq.
                  Vice President and Associate Counsel
                         Hibernia Corporation
                         313 Carondelet Street
                         New Orleans, Louisiana  70130
                              (504) 533-5560
              (Name, address, including zip code, and telephone
               number,including area code, of agent for service)


                          Copies to:
                   Patricia C. Meringer, Esq.
                   Associate Counsel and Secretary
                   Hibernia Corporation
                   225 Baronne Street, 11th Floor
                   New Orleans, Louisiana 70112
                          (504) 533-2486

Virginia Boulet, Esq.              Anthony J. Correro, III, Esq.
Phelps Dunbar, L.L.P.              Correro, Fishman and Casteix, L.L.P.
30th Floor, 400 Poydras Street     201 St. Charles Avenue
New Orleans, Louisiana 70130-3245  New Orleans, Louisiana 70170
  (504) 566-1311                          (504) 586-5252

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
  _______
 /______/


                           CALCULATION OF REGISTRATION FEE


                                     Proposed      Proposed
                                     maximum       maximum
Title of each                        offering      aggregate
class of securities      Amount      price per     offering     Amount of
to be registered         to be       unit          price       registration
                         registered  (1)           (1)          fee (1)

Class A Common Stock,    2,500,000     $3.08       $7,700,000   $2655.17
no par value             shares

1) Based upon the book value of the Common Stock of STABA
Bancshares, Inc. on September 30, 1994 and estimated solely for the purpose of calculating the registration fee in accordance with Rule
457(f)(2) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such dateor dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     HIBERNIA CORPORATION

Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

        Item of Form S-4                     Location or Caption in
                                             Prospectus

1.      Forepart of Registration Statement
        and Outside Front Cover Page of
        Prospectus. . . . . . . . . . . . .  Introduction

2.      Inside Front and Outside Back
        Cover Pages of Prospectus . . . . .  Table of Contents;
                                             Available
                                             Information

3.      Risk Factors, Ratio of Earnings to
        Fixed Charges, and Other
        Information . . . . . . . . . . . .  Summary; The Merger;
                                             Meeting
                                             Information

4.      Terms of the Transaction. . . . . .  Summary; The Merger

5.      Pro Forma Financial Information . .  Summary; Pro Forma
                                             Financial
                                             Information

6.      Material Contacts with the Company
        Being Acquired. . . . . . . . . . .  Not Applicable

7.      Additional Information Required for
        Reoffering by Persons and Parties
        Deemed to be Underwriters . . . . .  Not Applicable

8.     Interests of Named Experts and
       Counsel  . . . . . . . . . . . . . .  Validity of Shares

9.     Disclosure of Commission Position
       on Indemnification for Securities Act
       Liabilities . . . . . . . . . . . . . Not Applicable

10.    Information with Respect to S-3
       Registrants . . . . . . . . . . . . . Certain Information
                                             About
                                             Hibernia

11.    Incorporation of Certain Information
       by Reference. . . . . . . . . . . . . Available Information;
                                             Incorporation by
                                             Reference

12.    Information With Respect to S-2 or
       S-3 Registrants . . . . . . . . . . . Not Applicable

13.    Incorporation of Certain Information
       by Reference. . . . . . . . . . . . . Incorporation by
                                             Reference

14.    Information with Respect to
       Registrants Other Than S-3 or S-2
       Registrants . . . . . . . . . . . . . Not Applicable

15.    Information With Respect to S-3
       Companies . . . . . . . . . . . . . . Not Applicable

16.    Information With Respect to S-2 or
       S-3 Companies . . . . . . . . . . . . Not Applicable

17.    Information With Respect to
       Companies Other Than S-2 or S-3
       Companies . . . . . . . . . . . . . . Available Information;
                                             Incorporation by
                                             Reference;
                                             Certain Information
                                             About STABA;
                                             Financial Statements
                                             of STABA

18.    Information if Proxies, Consents or
       Authorizations Are to be Solicited. . Incorporation by
                                             Reference;
                                             Summary; Meeting
                                             Information;
                                             The Merger; Rights of
                                             Dissenting
                                             Shareholders;
                                             Beneficial
                                             Ownership of
                                             Directors,
                                             Executive Officers and
                                             Principal
                                             Shareholders of STABA

19.   Information if Proxies, Consents or
      Authorizations Are Not to be
      Solicited, or in an Exchange Offer. .  Not Applicable

                                   STABA BANCSHARES, INC.
                                  400 MISSISSIPPI STREET
                              DONALDSONVILLE, LOUISIANA  70346

                                   February __, 1995

Dear Shareholder:

          You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of STABA Bancshares, Inc. ("STABA") to be held at 5:00 p.m. on Tuesday, March 21, 1995 at the main office of STABA at 400 Mississippi Street, Donaldsonville, Louisiana 70346.

          At the Special Meeting you will have an opportunity to consider and vote upon the terms of an Agreement and Plan of Merger dated as of November 4, 1994 (the "Agreement") providing for, among other things, the merger of STABA with and into Hibernia Corporation
("Hibernia"), the parent company of Hibernia National Bank (the
"Merger"). Under the terms of the Agreement, the shareholders of STABA will receive, in exchange for their shares of STABA, shares of Hibernia Class A Common Stock, no par value ("Hibernia Common
Stock"). The total number of shares of Hibernia Common Stock to be issued in connection with the Merger will be determined by dividing
$18 million by the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the date of the closing of the Merger, as reported in The Wall Street Journal. The receipt of shares of Hibernia Common Stock will generally be tax free to the shareholders of STABA.

          The enclosed Notice of Special Meeting of Shareholders and Proxy Statement explain the Merger and provide specific information about the Merger and the Special Meeting. Please carefully read these materials and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of STABA shareholders is required to consummate the Merger.

          Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the Special Meeting.

          Your Board of Directors unanimously recommends that you vote FOR the Merger.

                                       Sincerely,



                                       Kenneth A. Bailey
                                       Chief Executive Officer



                                STABA BANCSHARES, INC.
                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MARCH 21, 1995

          Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of STABA Bancshares, Inc. ("STABA") has been called by the Board of Directors and will be held at 5:00
p.m., on Tuesday, March 21, 1995 at the main office of STABA at 400 Mississippi Street, Donaldsonville, Louisiana 70346, to consider and vote upon the following matters:

          1. A proposal to approve an Agreement and Plan of Merger dated as of November 4, 1994 (the "Agreement"), by and among Hibernia Corporation ("Hibernia") and STABA, a copy of which is attached as Appendix A to the accompanying Proxy Statement, and the transactions contemplated thereby. The Agreement provides that STABA will merge with and into Hibernia, the parent company of Hibernia National Bank, and the outstanding shares of common stock of STABA will be converted into shares of Class A Common Stock of Hibernia valued at $18 million, as more fully described in the accompanying Proxy Statement.

          2. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

          The Board of Directors is not aware of any other business to come before the meeting.

          Only shareholders of record at the close of business on February 10, 1995 are entitled to receive notice of and to vote at the Special Meeting.

          Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of STABA's total voting power.

          Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the stamped return envelope so that your shares will be represented at the Special Meeting. If you attend the Special Meeting in person, you may revoke your proxy and vote your own shares.

          By Order of the Board of Directors,





          Joseph T. Mistreta, Secretary

Donaldsonville, Louisiana
Dated:  February __, 1995


                                      PROSPECTUS
                                   2,500,000 SHARES
                                 HIBERNIA CORPORATION
                                 Class A Common Stock



                                   PROXY STATEMENT
                                STABA BANCSHARES, INC.
                         Special Meeting of Shareholders to be
                              held Tuesday, March 21, 1995


     This Proxy Statement is being furnished to the shareholders of STABA Bancshares, Inc. ("STABA") in connection with the solicitation of proxies by STABA's Board of Directors for use at the Special Meeting of STABA shareholders to be held at 5:00 p.m. on Tuesday, March 21, 1995, at 400 Mississippi Street, Donaldsonville, Louisiana, and at any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, the shareholders of STABA will consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 4, 1994 (the "Agreement"), by and among Hibernia Corporation ("Hibernia") and STABA, a copy of which is attached as Appendix A to the accompanying Proxy Statement. The Agreement provides that STABA will merge with and into Hibernia, and the outstanding shares of common stock of STABA, $1.25 per value (the "STABA Common Stock") will be converted into the shares of Class A Common Stock of Hibernia, no par value (the "Hibernia Common Stock") with an aggregate value of $18 million, as more fully described herein. See "The Merger."

     This document also constitutes a prospectus of Hibernia with respect to the Hibernia Common Stock to be issued to the shareholders of STABA in connection with the Merger. The outstanding shares of Hibernia Common Stock are, and the shares offered hereby will be, listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE on January __, 1995 was $_______ per share.





THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK
OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
OTHER GOVERNMENTAL AGENCY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT.
ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.




The date of this Proxy Statement is February __, 1995.

                         AVAILABLE INFORMATION

     Hibernia is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at, and copies thereof may be obtained at prescribed rates from the public reference facilities maintained by, the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511.

     Common stock of Hibernia is listed for trading on the NYSE and any reports, proxy statements and other information concerning Hibernia may be inspected at its offices which are located at 20 Broad Street, New York, New York 10005.

     Hibernia has filed with the Commission a Registration
Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of Hibernia that may be issued in connection with the transaction described herein.
This Proxy Statement does not contain all of the information set forth in the Registration Statement or the exhibits thereto. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to such Registration Statement and exhibits. Statements contained in this Proxy Statement concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

     All information contained in this Proxy Statement relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to STABA has been supplied by STABA.

                   INCORPORATION BY REFERENCE

This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith.
These documents are available, without charge, to any
person receiving this Proxy Statement, including beneficial owners of STABA Common Stock. The request may be written or oral and should be directed to the Assistant Corporate Secretary of Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, telephone number (504)
533-3411.   To ensure timely delivery of the documents,
any request should be made by March 14, 1995

The following documents, or the indicated portions thereof, are hereby incorporated by reference into this Proxy
Statement:

          (1) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1993;

          (2) Hibernia's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

          (3) Hibernia's definitive Proxy Statement dated April 8, 1994 relating to its 1994 Annual Meeting of Shareholders held on April 26, 1994, except the information contained under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph";

          (4) Hibernia's supplemental consolidated financial statements as of December 31, 1993 and 1992 and for the periods ended December 31, 1993, 1992 and 1991, set forth in Hibernia's Current Report on Form 8-K dated October 11, 1994;

          (5) Hibernia's supplemental consolidated financial statements as of December 31, 1993 and 1992 and for the periods ended December 31, 1993, 1992 and 1991, set forth in Hibernia's Current Report on Form 8-K dated February 15, 1995;

          (6) The description of Hibernia Common Stock set forth in Hibernia's Current Report on Form 8-K dated November 2, 1994; and

          (7) All other reports subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference from the date such documents are filed.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement in this Proxy Statement, or any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

          No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations may not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Hibernia or STABA since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.


                               TABLE OF CONTENTS


SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i

MEETING INFORMATION . . . . . . . . . . . . . . . . . . . . . . .. . . . 1
          Vote Required . . . . . . . . . . . . . . . . . . . . .. . . . 1
          Recommendation. . . . . . . . . . . . . . . . . . . . .. . . . 2

THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . 2
          Consideration to be Received in the Merger. . . . . . .. . . . 2
          Terms of the Merger . . . . . . . . . . . . . . . . . .. . . . 3
          Background of and Reasons for the Merger. . . . . . . .. . . . 3
          Opinion of National Capital Corporation . . . . . . . .. . . . 5
          Fees of Investment Advisors . . . . . . . . . . . . . .. . . . 8
          Surrender of Certificates . . . . . . . . . . . . . . .. . . . 9
          Representations and Warranties; Conditions to the
                  Merger; Waiver . . . . . . . . . . . . . . . . . . . . 9
          Regulatory Approvals. . . . . . . . . . . . . . . . . .. . . .10
          Business Pending the Merger . . . . . . . . . . . . . .. . . .11
          Effective Date of the Merger; Termination . . . . . . .. . . .11
          Management and Operations After the Merger. . . . . . .. . . .12
          Certain Differences in Rights of Shareholders . . . . .. . . .12
          Interests of Certain Persons in the Merger. . . . . . .. . . .15
          Employee Benefits . . . . . . . . . . . . . . . . . . .. . . .16
          Expenses. . . . . . . . . . . . . . . . . . . . . . . .. . . .16
          Material Tax Consequences . . . . . . . . . . . . . . .. . . .16
          Resale of Hibernia Common Stock . . . . . . . . . . . .. . . .17
          Dividend Reinvestment Plan. . . . . . . . . . . . . . .. . . .18
          Accounting Treatment. . . . . . . . . . . . . . . . . .. . . .18

RIGHTS OF DISSENTING SHAREHOLDERS . . . . . . . . . . . . . . . .. . . .18

PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . .. . . .20

CERTAIN INFORMATION ABOUT HIBERNIA. . . . . . . . . . . . . . . .. . . .24
          Supervision and Regulation. . . . . . . . . . . . . . .. . . .24

CERTAIN INFORMATION ABOUT STABA . . . . . . . . . . . . . . . . .. . . .26
          Principal Business. . . . . . . . . . . . . . . . . . .. . . .26
          Market Prices and Dividends . . . . . . . . . . . . . .. . . .26
          Property. . . . . . . . . . . . . . . . . . . . . . . .. . . .27
          Employees . . . . . . . . . . . . . . . . . . . . . . .. . . .27
          Litigation. . . . . . . . . . . . . . . . . . . . . . .. . . .27
          Competition . . . . . . . . . . . . . . . . . . . . . .. . . .27
          Supervision and Regulation. . . . . . . . . . . . . . .. . . .28

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF STABA FOR THE TWO YEARS
ENDED DECEMBER 31, 1993 AND DECEMBER 31, 1992 . . . . . . . . . .. . . .28
          Overview. . . . . . . . . . . . . . . . . . . . . . . .. . . .29
          Results of Operations . . . . . . . . . . . . . . . . .. . . .29
          Analysis of Financial Condition . . . . . . . . . . . .. . . .33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF STABA FOR THE NINE-MONTH
PERIODS ENDED SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1993 .  . . . .. . . 38
          Overview. . . . . . . . . . . . . . . . . . . .  . . . .. . . 38
          Results of Operations . . . . . . . . . . . . .  . . . .. . . 38
          Analysis of Financial Condition . . . . . . . .  . . . .. . . 40

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
  PRINCIPAL SHAREHOLDERS OF STABA .  . . . . . . . . . . . . . . .. . . 45
          Security Ownership of Directors and Executive
                     Officers  . . . . . . . . . . . . . . . . . .. . . 45
          Security Ownership of Principal Shareholders. . . . . .. . .  45

RELATIONSHIP WITH INDEPENDENT AUDITORS. . . . . . . . . . . . . .. . .  46

VALIDITY OF SHARES.  . . . . . . . . . . . . . . . . . . . . . . .. . . 46

EXPERTS .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . 46

FINANCIAL STATEMENTS OF STABA .  . . . . . . . . . . . . . . . . .. . .F-1

          Appendix A - Agreement and Plan of Merger .  . . . . . .. . .A-1

          Appendix B - Fairness Opinion of National Capital
                       Corporation . .  . . . . . . . . . . . . .. . . .B-1

          Appendix C - Tax Opinion of Ernst & Young LLP . . . . .. . . .C-1

          Appendix D - Selected Provisions of State
                       Law Relating to the Rights of
                       Dissenting Shareholders. . . . . . . . . .. . . .D-1


                                   SUMMARY

     This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting. Unless otherwise indicated, historical financial information for Hibernia for the periods ended or as of September 30 is derived from the unaudited financial statements contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994. The financial information in the September 30, 1994 10-Q reflects the impact of the four mergers consummated by Hibernia in 1994 prior to September 30. Year-end historical financial information reflects the impact of four mergers consummated by Hibernia in the third quarter of 1994, two each as of July 1 and August 1, each of which was accounted for as a pooling of interests. Year-end historical financial information is derived from the supplemental consolidated financial statements contained in Hibernia's Current Report on Form 8-K filed on October 11, 1994 and, for balance sheet years prior to December 31, 1992, and for income statement years prior to December 31, 1991, from the historical financial statements of Hibernia, restated to reflect the impact of the aforementioned four mergers. Year-end restated financial information about Hibernia reflects the impact of the four mergers described above and two mergers consummated by Hibernia on December 31, 1994, each of which was accounted for as a pooling of interests. Year-end restated financial information is derived from the supplemental financial statements contained in Hibernia's Current Report on Form 8-K filed on
February 15, 1995 and, for balance sheet years prior to December 31, 1992, and for income statement years prior to December 31, 1991, from the historical financial statements of Hibernia, restated to reflect the impact of the aforementioned six mergers. None of the foregoing financial information includes any financial information regarding any pending mergers by Hibernia. For financial information relating to such pending mergers, see "Pro
Forma Financial Information." Financial information about STABA for the periods ended or as of September 30 is derived from the unaudited financial statements of STABA, and year-end information is derived from the audited financial statements of STABA.

The Parties to the Merger

     Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of September 30, 1994, Hibernia had total consolidated assets of approximately $5.7 billion and shareholders' equity of approximately $500 million. Hibernia has a single banking subsidiary, Hibernia National Bank ("HNB"), a national banking association that provides retail and commercial banking services through approximately 150 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is
(504) 533-5532. See "Certain Information About Hibernia" and "Available Information."

     From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other banks and financial institutions. Hibernia has executed definitive merger agreements with three institutions, Progressive Bancorporation, Inc. ("Progressive"), the holding company of Progressive Bank and Trust Company, headquartered in Houma, Louisiana, American Bank, headquartered in Norco, Louisiana ("American Bank"), and Bank of St. John, headquartered in LaPlace, Louisiana ("Bank of St. John"). The proposed transactions with Progressive, American Bank and Bank of St. John are subject to various conditions, including applicable regulatory approvals, and are described further herein under "Other Pending Merger Transactions for Hibernia" and under "Pro Forma Financial Information." At the date hereof, Hibernia has not entered into any agreements or understandings with respect to any other significant merger transaction. Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, on the terms upon which, such transactions may be pursued or consummated.


     On January 9, 1995 Hibernia reported net income for 1994 of $84.7 million, up 33% from $63.8 million in 1993. Earnings per share increased to $.78 in 1994 compared to $.59 in 1993. Return on assets and return on equity for 1994 increased to 1.35% and 15.63%, respectively, from 1.06% and 13.33% for 1993. Loans increased 15% to $3.4 billion and assets increased 2% to $6.3 billion at the end of 1994. Non-performing assets and non-performing loans were reduced by approximately two-thirds during 1994. In the fourth quarter of 1994
Hibernia reported income of $16.5 million ($.15 per share), down 11% from $18.5 million ($.17 per share) for the fourth quarter of 1993. The major portion of such decrease resulted from Hibernia's merger activities in 1994, and included merger related charges of $4.2 million and a $2.4 million loss on the sale of securities acquired in the mergers to conform the acquired portfolios to Hibernia's objectives for risk, liquidity and returns.

             SELECTED FINANCIAL DATA ABOUT HIBERNIA
                           (Unaudited)

     The following table sets forth certain consolidated information for Hibernia. The historical year-end information for 1993 and 1992 is derived from the supplemental restated consolidated financial statements of Hibernia Corporation contained in Hibernia's Current Report on Form 8-K dated October 11, 1994. The restated year-end information for 1993 and 1992 is derived from the supplemental restated financial statements of Hibernia contained in Hibernia's Current Report on Form 8-K dated February 15, 1995. The historical and restated balance sheet information as of December 31, 1991, 1990 and 1989, and the income statement information for the years ended December 31, 1990 and 1989 is derived from Hibernia's historical financial statements, restated to reflect the impact of the six mergers consummated in 1994. The
September 30 information is derived from the unaudited financial statements contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.
All September 30 restated information reflects the impact of the two mergers consummated in the fourth quarter of 1994. Pro forma financial information giving effect to the Merger and other probable mergers is included herein under "Pro Forma Financial Information."

HISTORICAL HIBERNIA CORPORATION (1)
SELECTED FINANCIAL INFORMATION

                                                                                                              9 Months Ended
                                                                   Year Ended December 31                      September 30
Unaudited ($ in thousands, except per share amounts)    1993       1992      1991      1990      1989         1994      1993

Net interest income                                    $234,064  $234,398  $263,348  $285,614  $238,989     $178,465  $175,997
Income (loss) from continuing operations                 55,391    (1,752) (141,367)  (17,014)   58,148       61,021    38,999
Per share:
   Income (loss) from continuing operations                0.58     (0.04)    (3.44)    (0.42)     1.46         0.63      0.41
   Cash dividends                                          0.03         -      0.15      0.90      0.91         0.13         -
   Book value                                              4.91      4.24      5.18      9.52     10.33         5.17      4.62


SELECTED PERIOD-END BALANCES

Debt                                                     23,981    25,710   127,566   123,145    91,077        3,679    24,521
Total assets                                          5,720,013 5,592,710 6,862,752 8,172,331 7,531,137    5,727,792 5,489,350

(1) Refer to "PRO FORMA FINANCIAL INFORMATION".


RESTATED HIBERNIA CORPORATION (2)
SELECTED FINANCIAL INFORMATION

                                                                                                             9 Months Ended
                                                                   Year Ended December 31                     September 30
Unaudited ($ in thousands, except per share amounts)    1993       1992      1991      1990      1989         1994      1993

Net interest income                                    $256,991  $257,074  $282,152  $300,024  $250,926     $194,540  $192,890
Income (loss) from continuing operations                 61,062     1,963  (139,416)  (17,683)   59,186       65,433    42,580
Per share:
   Income (loss) from continuing operations                0.57      0.04     (2.64)    (0.34)     1.15         0.60      0.40
   Cash dividends                                          0.03         -      0.15      0.90      0.91         0.13         -
   Book value                                              4.82      4.17      4.77      7.91      8.69         5.08      4.55


SELECTED PERIOD-END BALANCES

Debt                                                     30,194    32,587   134,809   146,244    99,606        3,679    31,080
Total assets                                          6,223,061 6,102,592 7,362,964 8,648,889 7,954,550    6,229,040 5,998,696

(2) Refer to "PRO FORMA FINANCIAL INFORMATION".


     STABA. STABA is a Louisiana corporation registered under the BHCA. STABA has a single banking subsidiary, State Bank and Trust Company, a bank formed under the laws of the state of Louisiana ("State Bank"). State Bank operates four offices in Ascension Parish, Louisiana, and offers a range of retail and commercial banking services. As of September 30, 1994, STABA had total consolidated assets of approximately $97 million and shareholders' equity of approximately $7.7 million. The principal executive offices of STABA are located at 400 Mississippi Street, Donaldsonville, Louisiana 70346, and its telephone number is (504) 473-3181. For additional information concerning the business of STABA and its financial condition, see "Certain Information About STABA" and "Financial Statements of STABA."


               SELECTED FINANCIAL DATA ABOUT STABA
                            (Unaudited)

     The following table sets forth certain historical financial information for STABA. This information is based on the historical financial statements and related notes of STABA contained elsewhere in this Proxy Statement.

STABA Bancshares, Inc.
SELECTED FINANCIAL INFORMATION

                                                                                                       9 Months Ended
                                                                 Year Ended December 31                September 30
Unaudited ($ in thousands, except per share amounts)    1993     1992     1991     1990     1989       1994     1993

Net interest income                                     $4,019   $3,556   $2,704   $2,177   $1,836     $3,206   $3,011
Income from continuing operations                        1,252    1,064      762      497      334      1,007      993

Per share:
   Income from continuing operations                     10.53     8.94     6.41     4.17     2.81       8.46     8.34
   Cash dividends                                         1.35     1.10     1.00     0.80     0.80          -        -
   Book value                                            58.57    49.39    41.45    35.90    32.53      64.68    57.74


SELECTED PERIOD-END BALANCES

Debt                                                         -        -        -        -        -          -        -
Total assets                                            95,189   91,832   73,168   59,159   52,334     97,387   95,153

                          PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                                      (Unaudited)

           The following table sets forth certain unaudited pro forma combined information for Hibernia and is based upon the Pro Forma Financial Information contained elsewhere herein, which reflects the results of the six mergers consummated by Hibernia in 1994 and all probable mergers to which Hibernia is a party (see "Other Pending Merger Transactions for Hibernia" and "Certain
Information About Hibernia," below). The pro forma information, which reflects each of the consummated and probable mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after all the mergers are consummated. See "Pro Forma Financial Information" and the
"Notes to Pro Forma Combined Financial Statements" contained elsewhere herein.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                         Year Ended December 31        9 Months Ended September 30
Unaudited ($ in thousands, except per share amounts)     1993      1992      1991         1994      1993

Net interest income                                    $261,010  $260,630  $284,856     $197,746   $195,901
Income (loss) from continuing operations                 62,314     3,027  (138,654)      66,440     43,573
Per share:
   Income (loss) from continuing operations                0.56      0.05     (2.51)        0.60       0.40
   Cash dividends                                          0.03         -      0.15         0.13          -
   Book value                                              4.78      4.13      4.65         5.04       4.51


SELECTED PERIOD-END BALANCES

Debt                                                     30,194    32,587   134,809        3,679     31,080
Total assets                                          6,318,250 6,194,424 7,435,477    6,326,427  6,093,849


*  Includes restated Hibernia Corporation and STABA Bancshares, Inc.


TOTAL PRO FORMA HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                         Year Ended December 31        9 Months Ended September 30
Unaudited ($ in thousands, except per share amounts)     1993      1992      1991         1994      1993

Net interest income                                    $278,322  $275,682  $295,598     $211,518   $208,875
Income (loss) from continuing operations                 66,846     7,442  (136,726)      74,122     47,193
Per share:
   Income (loss) from continuing operations                0.56      0.11     (2.14)        0.62       0.40
   Cash dividends                                          0.03         -      0.15         0.13          -
   Book value                                              4.64      4.01      4.20         4.90       4.39


SELECTED PERIOD-END BALANCES

Debt                                                     36,809    37,568   141,339        8,591     38,013
Total assets                                          6,651,806 6,519,435 7,732,627    6,665,564  6,421,060


**  Includes restated Hibernia Corporation, STABA Bancshares, Inc., American Bank,
     Progressive Bancorporation, Inc. and Bank of St. John

                        COMPARATIVE PER SHARE INFORMATION
                               (Unaudited)

           The following table sets forth for Hibernia Common Stock and STABA Common Stock certain historical, restated, unaudited pro forma combined and unaudited pro forma equivalent per share financial information for and as of the years ended December 31, 1993, 1992 and 1991 and for the nine-month periods ended
September 30, 1994 and 1993. The year-end information under the column titled "Historical Hibernia Corporation" is derived from Hibernia's Current Report on Form 8-K dated October 11, 1994, which reflects the impact of the mergers consummated by Hibernia with Commercial Bancshares, Inc. ("Commercial") and Bastrop
National Bank ("Bastrop"), consummated on July 1, 1994, and with
First Continental Bancshares, Inc. ("First Continental") and
First Bancorp of Louisiana, Inc. ("First Bancorp"), consummated on August 1, 1994, as if such mergers had occurred at the beginning of the period indicated. The year-end information under the column entitled "Restated Hibernia Corporation" is derived from Hibernia's Current Report on Form 8-K dated February
15, 1995, which reflects the results of the aforementioned mergers and also reflects the impact of mergers consummated by Hibernia or HNB with Pioneer Bancshares, Inc. ("Pioneer") and
First State Bank and Trust Company ("First State"), consummated on December 31, 1994, as if such mergers had occurred at the beginning of the period indicated.

           Information under the column entitled "Pro Forma Hibernia Corporation (With STABA Bancshares, Inc.)" is based upon the Pro Forma Financial Statements contained elsewhere herein, which reflects the results of the aforementioned six mergers. The pro forma information, which reflects each of the consummated and probable mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after all the mergers are consummated. The pro forma information gives effect to the issuance, in each of the periods presented, of 11,720,512 shares of Hibernia Common Stock for all of the outstanding shares of Pioneer and First State and assumes the issuance of 2,482,759 shares of Hibernia Common Stock for all of the outstanding shares of STABA.

           The interim Hibernia information in the column entitled "Historical Hibernia Corporation" is based on, and should be read in conjunction with, Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 incorporated into this Proxy Statement by reference, and which reflects the impact of the four mergers consummated in 1994 prior to September 30. The interim Hibernia information in the column entitled "Restated Hibernia Corporation" is based on the information in the aforementioned 10-Q, restated to reflect the impact of the two mergers consummated in the fourth quarter of 1994.

           Information under the column entitled "Historical STABA Bancshares, Inc." is derived from the historical audited year-end and unaudited interim financial statements of STABA contained elsewhere in this Proxy Statement.

           The information under the column entitled "STABA Bancshares, Inc. Pro Forma Equivalent" is derived by multiplying the numbers contained in the column entitled "Pro Forma Hibernia (With STABA
Bancshares, Inc.)" by an assumed exchange rate of 20.87 shares of Hibernia Common Stock for each share of STABA Common Stock. See
"The Merger -- Consideration to be Received in the Merger."

HIBERNIA CORPORATION AND STABA BANCSHARES, INC.

COMPARATIVE PER SHARE INFORMATION
Unaudited

                                                                                           PRO FORMA
                                                                                           HIBERNIA          STABA
                                            HISTORICAL     RESTATED     HISTORICAL       CORPORATION    BANCSHARES, INC.
                                             HIBERNIA      HIBERNIA       STABA           (WITH STABA      PRO FORMA
                                           CORPORATION   CORPORATION  BANCSHARES, INC. BANCSHARES, INC.)   EQUIVALENT
Per Common Share:

<a>
Income (loss) from continuing operations:
  For the nine months ended September 30,
       1994                                       $0.63         $0.60         $8.46               $0.60          $12.52
       1993                                        0.41          0.40          8.34                0.40           $8.35
   For the year ended December 31,
        1993                                      $0.58         $0.57        $10.53               $0.56          $11.69
        1992                                      (0.04)         0.04          8.94                0.05           $1.04
        1991                                      (3.44)        (2.64)         6.41               (2.51)        ($52.38)

Cash dividends:
  For the nine months ended September 30,
       1994                                       $0.13         $0.13             -               $0.13            2.71
       1993                                           -             -             -                   -               -
   For the year ended December 31,
        1993                                      $0.03         $0.03         $1.35               $0.03            0.63
        1992                                          -             -          1.10                   -               -
        1991                                       0.15          0.15          1.00                0.15            3.13

Book Value:
  At September 30, 1994                           $5.17         $5.08        $64.68               $5.04          105.18

   At December 31, 1993                           $4.91         $4.82        $58.57               $4.78           99.76

The Special Meeting

           The Special Meeting of the shareholders of STABA to consider and vote upon the Agreement will be held on Tuesday, March 21, 1995 at 5:00 p.m. at the main office of STABA, 400 Mississippi
Street, Donaldsonville, Louisiana. Only holders of record of STABA Common Stock at the close of business on February 10, 1995
(the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 118,938 shares of STABA
Common Stock were outstanding and entitled to vote on the Merger.
For additional information with respect to the Special Meeting and the voting rights of shareholders of STABA, see "Meeting
Information."

The Merger

           In accordance with the terms of the Agreement, STABA will be merged with and into Hibernia, and State Bank will be merged with and into HNB, whereupon the separate existence of each of STABA and State Bank will cease. The Merger will become effective at the date and time (the "Effective Date") set forth in a certificate issued by the Louisiana Secretary of State. Unless otherwise agreed upon by Hibernia and STABA, the Effective Date will be the later of: (i) the first business day that falls 30 days after the date of the order of the Office of the Comptroller of the Currently (the "OCC") approving the merger of State Bank with and into HNB; (ii) the first business day that falls 5 days after the Special Meeting; or (iii) such other date within 60 days of the Special Meeting as may be agreed upon by the parties.
On the Effective Date, the shareholders of STABA will be entitled to receive an aggregate number of shares of Hibernia Common Stock determined by dividing $18 million by the Average Market Price of Hibernia Common Stock on the date of the closing of the Merger
(the "Deliverable Shares"). The Average Market Price is the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the closing date, as reported in The Wall Street Journal. Each outstanding share of STABA Common Stock (other than shares held by a shareholder that exercises and perfects dissenters' rights in accordance with applicable law) will be converted into the number of shares of Hibernia Common Stock equal to the Deliverable Shares divided by the total number of outstanding shares of STABA Common Stock on the date of the closing (the number so determined is the "Exchange Rate").

Management and Operations After the Merger

           After the Effective Date, the offices of STABA will be operated as branch banking offices of HNB, and the directors of STABA will resign their positions as directors. See "The Merger
- -- Management and Operations After the Merger."

Recommendation of the Board of Directors

           The Board of Directors of STABA (the "STABA Board") has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. Having received the advice of its financial advisor, National Capital Corporation, the STABA Board further believes that the basis specified in the Agreement for the exchange of shares of STABA Common Stock for shares of Hibernia Common Stock is a fair basis for effecting the Merger and will afford STABA shareholders the opportunity to continue as equity participants with a more liquid investment in a strong statewide banking organization. The STABA Board also believes that the Merger will provide expanded product and service capabilities to the customers of STABA and will enable the combined entity to compete more effectively with other commercial banks and financial institutions in the region. See "The Merger
- -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

           A number of factors were considered by the STABA Board in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, HNB, STABA and State Bank, the ability of the combined entity to compete in the relevant banking markets, the market price of Hibernia Common Stock, the absence of an active trading market for the STABA Common Stock, the anticipated tax-free nature of the Merger to STABA shareholders for federal income tax purposes, the financial terms of other business combinations in the banking industry, and certain non-monetary factors. See "The Merger -- Background of and Reasons for the Merger."

Advice and Opinion of Investment Advisor

           National Capital Corporation, STABA's financial advisor, has rendered its opinion that the consideration to be received by the shareholders of STABA pursuant to the Agreement, when taken as a whole, is fair to STABA and its shareholders from a financial point of view. A copy of the opinion of National Capital
Corporation is attached hereto as Appendix B, and should be read in its entirety with respect to the assumptions made therein and other matters considered by National Capital Corporation. See
"The Merger -- Opinion of National Capital Corporation" for further information regarding, among other things, the selection of National Capital Corporation and its compensation in connection with the Agreement and the Merger.

Vote Required

           Approval of the Agreement requires the affirmative vote of the holders of a majority of the total outstanding shares of STABA Common Stock. Directors and executive officers of STABA have voting power with respect to 32,036 shares of STABA Common Stock, representing approximately 27% of the STABA Common Stock outstanding as of January 31, 1995. The directors of STABA have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger. See "Meeting Information -- Vote Required."

Other Pending Merger Transactions for Hibernia

           In addition to STABA, Hibernia has entered into definitive merger agreements with three other financial institutions, American Bank, Progressive and Bank of St. John. Each of these proposed transactions are subject to certain conditions, similar to the conditions to the Merger described herein. These transactions may be consummated before or after consummation of the Merger. Shareholders of STABA will not have the right to vote on any of the other pending transactions. In addition, if the Merger is consummated prior to consummation of any or all of the other transactions, former shareholders of STABA who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time those transactions are consummated. Shareholders of Hibernia do not have the right to vote on any of the pending merger transactions.

           The table below includes certain information concerning American Bank, Progressive and Bank of St. John as of September 30, 1994. Further information concerning the effects of the proposed merger transactions, including complete pro forma financial information, is included herein under "Pro Forma Financial Information." All information included in the following table is as of September 30, 1994, and all percentages are percentages of Hibernia on a pro forma basis to reflect all six of the merger transactions consummated in 1994 and the pending transactions with American Bank, Progressive, Bank of St. John and STABA.



Name         Deposits      Deposits   Assets       Assets     Shareholders'  Equity
                           as %                    as %       Equity         as %
                           of Total                of Total                  of Total

American     $82 million   1.4%       $93 million    1.4%     $9 million       1.5%
Bank

Progressive $119 million   2.1%       $140 million   2.1%     $8 million       1.4%

Bank of St. $100 million   1.7%       $113 million   1.7%     $12 million      2.1%

     On a pro forma basis, as of September 30, 1994, the book value of the shares of Hibernia Common Stock would be increased by the pending transactions. The effect of the Merger on the book value of Hibernia Common Stock, as well as STABA Common Stock, is shown under "Comparative Per Share Information" included elsewhere herein.

Conditions; Abandonment; Amendment

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement and the Merger by the shareholders of STABA, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the OCC. Applicable law provides that the Merger may not be consummated until at least 15, but no more than 180, days after approval of the Federal Reserve Board and the OCC is obtained. Hibernia filed an application for approval of the Federal Reserve Board and the OCC in mid January of 1995. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Regulatory Approvals" under "The Merger."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by STABA's shareholders may change the Exchange Rate. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Effective Date of the Merger; Termination" under "The Merger."

Interests of Certain Persons in the Merger

     The terms of the Merger include certain benefits for employees and management of STABA, including an employment agreement for Mr. Kenneth A. Bailey and indemnification of officers, directors and employees of STABA for certain liabilities, up to specified aggregate limitations. See "The Merger -- Interests of Certain Persons in the Merger."

Employee Benefits

     The Agreement provides generally that Hibernia will offer to all employees of STABA who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees. Hibernia will also give STABA employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with STABA for purposes of Hibernia's 401(k) plan (the Retirement Security Plan). Hibernia has also agreed to pay or provide certain other benefits to employees of STABA and State Bank. See "The Merger -- Employee Benefits."

Certain Material Income Tax Consequences

     It is a condition to consummation of the Merger that the parties receive an opinion of a nationally recognized public accounting firm to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of STABA Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to the STABA shareholders and that the Louisiana income tax treatment to the shareholders of STABA will be substantially the same as the federal income tax treatment to the shareholders of STABA. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the effects set forth above. The full text of the opinion is included herein as Appendix C. See "The Merger -- Material Tax Consequences."

     Because of the complexities of the income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of STABA consult his, her or its tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to such shareholder.

Dissenters' Rights

     STABA is a Louisiana business corporation and, as such, is governed by the Louisiana Business Corporation Law (the "LBCL"). The LBCL provides that, if the Merger is not approved by at least 80% of the total voting power of STABA, the shareholders voting against the Merger will have the right to dissent from the Merger and to receive the fair value of their shares in cash if the Merger is consummated. The relevant provisions of the LBCL on dissenters' rights are attached hereto as Appendix D.

     If dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of STABA Common Stock, Hibernia has the option to abandon the Merger, because the Merger could not be accounted for as a pooling of interests. It is expected that Hibernia would abandon the Merger in that case. See "Rights of Dissenting Shareholders" and "The Merger -- Accounting Treatment."

Differences in Shareholders' Rights

     Upon completion of the Merger, shareholders of STABA, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia, and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of STABA. See "The Merger -- Certain Differences in Rights of Shareholders."

Accounting Treatment

     The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of STABA Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for the pooling of interests method of accounting, and Hibernia will not be obligated to effect the Merger. See "The Merger -- Accounting Treatment."


                              MEETING INFORMATION

           Each copy of this Proxy Statement mailed to holders of STABA Common Stock is accompanied by a proxy card furnished in connection with the STABA Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 5:00
p.m. on Tuesday, March 21, 1995, at the main office of STABA, 400
Mississippi Street, Donaldsonville, Louisiana. Only holders of record of STABA Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting shareholders will consider and vote upon (a) a proposal to approve the Agreement, and (b) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

           HOLDERS OF STABA COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY
TO STABA IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

           Any holder of STABA Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person, or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to STABA, at 400 Mississippi Street, Donaldsonville, Louisiana 70346, Attention: Joseph T. Mistreta, Secretary, at or before the Special Meeting. The shares of STABA Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If instructions are not given, executed proxy cards received by STABA will be voted FOR approval of the Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The STABA Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Agreement.

           The cost of soliciting proxies from holders of STABA Common Stock will be borne by STABA. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of STABA (who will receive no additional compensation for doing so). In addition, STABA will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

           STABA SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS
WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR STOCK
CERTIFICATES AFTER THE MERGER HAS BEEN CONSUMMATED.

Vote Required

           The STABA Articles of Incorporation provides that the affirmative vote of the holders of a majority of the total outstanding shares of STABA Common Stock is required in order to approve the Agreement. As of the Record Date, there were 118,938 shares of STABA Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote.

           A majority of the outstanding shares entitled to vote at the Special Meeting constitutes a quorum for purposes of such meeting. An abstention will be considered present for quorum purposes, but will have the same effect as a vote against the proposal to approve the Agreement. A broker non-vote will have the same effect as a vote against the proposal to approve the Agreement.

           As of the date of this Proxy Statement, the directors and executive officers of STABA beneficially owned a total of 32,036 shares, or approximately 27% of the outstanding shares of STABA Common Stock. The directors of STABA have agreed to vote their stock in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger.

           As of January 31, 1995, neither Hibernia nor HNB, nor any of their directors, executive officers or affiliates, beneficially owned any shares of STABA Common Stock.

Recommendation

           For the reasons described below, the STABA Board has unanimously approved the Agreement, believes the Merger is in the best interests of STABA and its shareholders and recommends that shareholders of STABA vote FOR approval of the Agreement. In making its recommendation to shareholders, the STABA Board considered, among other things, the opinion of STABA's financial advisor, National Capital Corporation, that the terms of the Agreement are fair to STABA shareholders from a financial point of view. See "Background of and Reasons for the Merger" and "Opinion of Financial Advisor" under "The Merger."

                          THE MERGER

           This section of the Proxy Statement describes certain aspects of the Merger and the Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Consideration to be Received in the Merger

           On the Effective Date, the shareholders of STABA will be entitled to receive an aggregate number of shares of Hibernia Common Stock determined by dividing $18 million by the Average Market Price of Hibernia Common Stock on the date of the closing of the Merger (the "Deliverable Shares"). The Average Market
Price is the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the closing date, as reported in The Wall Street Journal. Each outstanding share of STABA Common Stock (other than shares held by a shareholder that exercises and perfects dissenters' rights in accordance with applicable law) will be converted into the number of shares of Hibernia Common Stock equal to the Deliverable
Shares divided by the total number of outstanding shares of STABA Common Stock on the date of the closing.

Terms of the Merger

           The conversion of shares of STABA Common Stock to Hibernia Common Stock will be automatic upon consummation of the Merger, and STABA shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of the Effective Date if the Merger is consummated.

           No fractional shares of Hibernia Common Stock will be issued in connection with the Merger. In lieu of fractional shares, Hibernia will make a cash payment equal to the fractional interest which a STABA shareholder would otherwise receive multiplied by the Average Market Price of Hibernia Common Stock, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share. If, prior to the Effective Date the outstanding shares of Hibernia Common Stock are increased, decreased, changed into or exchanged for a different number or class of shares or securities through a change in Hibernia's capitalization, then the number of shares to be issued in the Merger will be adjusted accordingly.
The receipt of cash in lieu of fractional shares will not adversely affect the tax-free nature of the exchange of common stock in the Merger. See "Material Tax Consequences," below.

           For a discussion of the rights of dissenting shareholders, see "Rights of Dissenting Shareholders."

Background of and Reasons for the Merger

           Background. In the Spring of 1993, STABA received an expression of interest from another financial institution concerning a possible acquisition of STABA. The Board of STABA met a number of times during 1993 to consider that expression of interest, as well as to review possible strategies for increasing stockholder value, enhancing the liquidity of STABA Common Stock, and related matters. In 1993, the STABA Board retained Chaffe & Associates, Inc. ("Chaffe"), an investment banking firm, to provide financial advice in connection with this review. At a meeting held on September 21, 1993 the STABA Board considered various options available to STABA, including remaining an independent bank holding company or negotiating a merger of STABA with a larger financial institution, along with financial and investment banking advice and analyses from Chaffe with respect thereto. Chaffe reported to the STABA Board that the indication of interest received was substantially below the prices being paid for similar banks nationwide, in the Southwestern United States, and in Louisiana. At that meeting, the STABA Board determined to remain independent and continue implementing its existing five-year strategic plan.

           In the first half of 1994, STABA received expressions of interest from two additional financial institutions concerning a possible acquisition of STABA. The STABA Board met to consider those expressions of interest and once again retained Chaffe to provide financial advice in connection with these considerations. At its May 3, 1994 meeting, the STABA Board determined to enter into discussions with respect to a possible merger of STABA with one of the two additional financial institutions, as well as to contact other potential suitors about a possible merger. STABA retained Chaffe to assist it with these discussions.

           In response to a request from STABA for indications of interest, STABA provided financial and other information to certain large financial institutions. STABA received indications of interest from six financial institutions, including Hibernia. With the assistance of Chaffe, the STABA Board continued negotiations with certain of these financial institutions and met several times to consider merger proposals that STABA received from them. On October 12, 1994, the STABA Board met with Chaffe to review the status of negotiations with respect to the proposed merger of STABA with the various interested financial institutions, the proposals received from those institutions, and Chaffe's analyses and recommendations with respect to those proposals. On October 13, 1994, based on Chaffe's analyses and recommendations and considerations of various other factors and subject to receipt of a fairness opinion from a financial advisor other than Chaffe, the STABA Board approved entering into a letter of intent and memorandum of understanding with Hibernia with respect to the possible merger of STABA with and into Hibernia. During late October and early November of 1994, STABA and Hibernia negotiated the provisions of the Agreement. At a meeting of the STABA Board held on November 3, 1994, the STABA Board, after receiving the opinion of National Capital Corporation ("National Capital"), STABA's financial advisor, approved entering into the Agreement with Hibernia.

           STABA's Reasons for the Merger. In approving the Merger, the directors of STABA considered a number of factors. Without assigning any relative or specific weights to the factors, the STABA Board of Directors considered the following material factors:

                      (a) the information presented to the directors by the management of STABA concerning the business, operations, earnings, asset quality, and financial condition of STABA, including compliance with regulatory capital requirements on an historical and prospective basis;

                      (b) the financial terms of the Merger, including the relationship of the value of the Hibernia Common Stock issuable in the Merger to the market value, tangible book value, and earnings per share of STABA Common Stock, and the protection against a decline in the market value of Hibernia Common Stock;

                      (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of STABA
Common Stock for Hibernia Common Stock for federal and state income tax purposes;

                      (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

                      (e) the report from Chaffe reviewing a comparison of STABA to selected peer banks, premium paid in other merger transactions, a mark-to-market analysis of STABA, and a discounted cash flow analysis of STABA; and

                      (f) the opinion rendered by National Capital, to the effect that, from a financial point of view, the exchange of STABA Common Stock for Hibernia Common Stock on the terms and conditions set forth in the Agreement is fair to the holders of STABA Common Stock.

           The terms of the Merger were the result of arms-length negotiations between representatives of STABA and representatives of Hibernia.
Background.

           Based on the foregoing, the STABA Board concluded that the proposed Merger would be in the best interests of STABA and its shareholders. Accordingly, the STABA Board unanimously recommends that the shareholders vote FOR the Merger. For information regarding interests of directors and executive officers of STABA in the Merger and their beneficial ownership of STABA Common Stock, see "Management and Operations After the
Merger" and "Interests of Certain Persons in the Merger," below and "Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of STABA."

Opinion of National Capital Corporation

           General. Pursuant to an engagement letter dated October 26, 1994 (the "Engagement Letter"), STABA engaged National Capital to determine whether the consideration to be received by the shareholders of STABA pursuant to the Merger when taken as a whole, is fair to STABA and its shareholders from a financial point of view. National Capital has extensive experience in investment analysis and the valuation of bank and bank holding company securities in connection with acquisitions and mergers, and valuations for various other purposes. STABA selected
National Capital as its financial advisor on the basis of its experience and expertise in merger and acquisition transactions, and its reputation in the commercial banking and investment banking communities.

           Subsequent to the execution of the Agreement, National Capital delivered its formal written opinion that, as of the date thereof, the consideration to be received by the shareholders of STABA pursuant to the Agreement, when taken as a whole, is fair to STABA and its shareholders from a financial point of view. No limitations were imposed by STABA on National Capital with respect to the investigations made or the procedures followed in rendering its opinions. The full text of National Capital's written opinion to the STABA Board, which sets forth the assumptions made, matters considered, and limitations of the review by National Capital, is attached hereto as Appendix B and is incorporated herein by reference and should be read carefully and in its entirety in connection with this Proxy Statement. The following summary of National Capital's opinion is qualified in its entirety by reference to the full text of the opinion. National Capital's opinion is addressed to the STABA Board of Directors only and does not constitute a recommendation to any shareholder of STABA as to how such shareholder should vote at the Special Meeting.

           In connection with its written opinion, National Capital, among other things: (i) met with officers of STABA to discuss their businesses, reserves, earnings, properties and prospects;
(ii) reviewed certain public financial information, and other data with respect to both Hibernia and STABA (this data includes consolidated financial statements for recent years and interim periods through September 30, 1994, as well as other relevant financial and operating data furnished by STABA to National Capital); (iii) reviewed the Agreement; (iv) reviewed certain historical market prices and trading volumes of Hibernia Common Stock; (v) analyzed market volatility studies of Hibernia Common Stock; (vi) made inquiries regarding, and discussed the Agreement and other matters related thereto with, STABA's counsel; and
(vii) performed such other analyses and examinations as National Capital deemed appropriate.

           In connection with its review, National Capital did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for STABA provided to National Capital by STABA's management, National Capital assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of STABA's management at the time of preparation as to the projected financial performance of STABA and provided a reasonable basis upon which National Capital could form its opinion. National Capital also assumed that there were no material changes in either STABA's or Hibernia's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to National Capital.
National Capital relied on advice of counsel to STABA as to all legal matters with respect to STABA and the Agreement. National Capital is not expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto and assumed for purposes of its opinion that such allowances for each of STABA and Hibernia are in the aggregate adequate to cover such losses. In addition, National Capital did not review any individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of STABA or Hibernia, and was not furnished with any such appraisals. Further, National Capital's opinion was based on economic, monetary and market conditions existing as of the date of the Agreement, and on the assumption that the Agreement will be consummated in accordance with its terms, without any amendment thereto and without waiver by STABA of any of the conditions to its obligations thereunder.

           Set forth below is a brief summary of the analysis performed by National Capital in connection with its opinion.

           Analysis of Selected Bank Merger Transactions. National Capital reviewed the consideration paid in recently announced transactions whereby certain banks were acquired. Specifically, National Capital reviewed transactions involving acquisitions of banks in the United States announced or to be acquired in such transactions since January 1, 1993 (the "National Acquisitions") and acquisitions of selected Louisiana banks announced since January 1, 1993 (the "Louisiana Acquisitions"). National Capital compiled figures illustrating, among other things, the ratio of the premium (i.e. purchase price in excess of book value) to core deposits, purchase price to deposits, purchase price to book value and purchase price to last twelve months ("LTM") earnings.

           The figures for banks acquired or to be acquired in the National Acquisitions and the Louisiana Acquisitions produced:
(i) median return on average equity of 12.56% and 16.69% respectively, and (ii) median return on average assets of 1.08% and 1.57%, respectively. In comparison, National Capital determined that for the year ended December 31, 1993 and the nine months ended September 30, 1994, State Bank, STABA's wholly-owned subsidiary, had a return on average equity of 19.09% and 17.18%, respectively, its return on average assets was 1.29% and 1.28%, respectively.

           The figures for the National Acquisitions and the Louisiana Acquisitions produced: (i) median percentage of premium (purchase price in excess of book value) to core deposits of 6.97% and 10.77%, respectively; (ii) median purchase price to deposits of 16.39% and 20.87%, respectively; (iii) median ratio of purchase price to book value of 163.01% and 187.42%, respectively; and
(iv) median ratio of purchase price to LTM earnings of 13.30% and 12.80%, respectively.

           In comparison, assuming an Exchange Rate of 20.87 shares of Hibernia Common Stock for each share of STABA Common Stock,
National Capital determined that the consideration to be received by the holders of STABA Common Stock in the Merger represented a percentage of premium to core deposits of 14.49%, a percentage of price to deposits of 20.28%, a ratio of price to book value of
2.34 and a ratio of price to STABA's earnings for the twelve months ended December 31, 1994 of 14.33.

           No other company or transaction used in the above analyses as a comparison is identical to STABA or the Agreement.
Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which STABA and the Agreement are being compared.

           Contribution Analysis. National Capital analyzed the contribution of each of STABA and Hibernia to, among other things, common equity and net income of the pro forma combined companies for the nine-month period ended September 30, 1994. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for STABA and Hibernia as of September 30, 1994, STABA would have contributed 1.32% of the pro forma common equity, and 1.36% of the pro forma net income of the combined companies. Assuming the consideration to be paid in the Merger for each share of STABA Common Stock equals 20.87 shares of Hibernia Common Stock, the STABA shareholders would own approximately 2.08% of the combined companies based on the number of shares of Hibernia Common Stock outstanding on September 30, 1994.

           Dilution Analysis. Using reported earnings for year-end 1993 for Hibernia and STABA, National Capital compared the calendar year 1993 earnings per share of STABA Common stock and Hibernia Common Stock to the calendar year 1993 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis and assuming the consideration to be paid in the Merger for each share of STABA Common Stock equals 20.87 shares of Hibernia Common Stock, the proposed transaction would be dilutive to Hibernia's earnings per share in 1994, prior to projected revenue enhancements and cost savings, and accretive to STABA's earnings per share.

           The summary set forth above does not purport to be a complete description of the analyses performed by National Capital. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. National Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the STABA Board of Directors. In addition, National Capital may have given certain analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from and particular analysis described above should not be taken to be National Capital's view of the actual value of STABA or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

           In performing its analyses, National Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of STABA or Hibernia. The analyses performed by National Capital are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of National Capital's analysis of the fairness of the consideration to be received by the STABA shareholders in the Merger and were provided to the STABA Board of Directors in connection with the delivery of National Capital's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. National Capital used in its analyses various projections of future performance prepared by the management of STABA. The projections are based on numerous variables and assumptions which are inherently unpredictable and are considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

           As described above, National Capital's opinion and presentation to the STABA Board of Directors were among the many factors taken into consideration by the STABA Board in making its determination to approve the Agreement.

Fees of Investment Advisors

           Chaffe was retained by STABA pursuant to an engagement letter dated April 6, 1994. According to the terms of such engagement letter, STABA has agreed to pay Chaffe a fee of 1.25% of the transaction value on the date of the consummation of the Merger. Assuming a transaction value of $18 million, such fee would be $225,000. STABA has also agreed to indemnify Chaffe and its subsidiaries and affiliates, and their respective officers, directors, shareholders, employees, attorneys, agents and representatives against certain liabilities.

           According to the terms of the Engagement Letter, STABA has agreed to pay National Capital $10,000 for its fairness opinion. STABA has also agreed to reimburse National Capital for its reasonable out-of-pocket expenses. STABA has agreed to indemnify National Capital, its affiliates, and their respective partners, directors, officers, agents, employees or counsel against certain liabilities. An affiliate of National Capital, American Planning Corporation, or its corporate predecessor have been continuously engaged by the Bank since 1990. American Planning Corporation provides profit planning, interest rate risk management, and strategic planning services to State Bank. The standard fee arrangement, which is based on bank asset size and the number of services provided, is a fixed fee of $1900 per month on a month-to-month basis, with either party having the right to cancel the arrangement with a 30-day written notice. The revenues received from State Bank by American Planning Corporation are not significant in relation to total gross revenues. American
Planning Corporation has performed no services for Hibernia and has not received any fees from Hibernia.

Surrender of Certificates

           As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as exchange agent, or Hibernia, will mail all non-dissenting shareholders of STABA, among other things, a letter of transmittal, which will contain instructions for the surrender and exchange of their STABA Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing STABA Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their STABA Common Stock certificates for surrender until they receive further instructions from the exchange agent.

           Shareholders who cannot locate their STABA stock certificates are encouraged to contact Joseph T. Mistreta, Secretary, at 400 Mississippi Street, Donaldsonville, Louisiana 70346, telephone number (504) 473-3181, prior to the Special Meeting. New certificates will be issued to STABA shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify STABA and Hibernia (as its successor), against any claim that may be made against either of them by any person claiming to own any or all of the shares represented by the lost certificate(s). STABA or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who cannot locate their stock certificates and shareholders who hold certificates in names other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock if the Merger is approved and consummated.

Representations and Warranties; Conditions to the Merger; Waiver

           The Agreement contains representations and warranties by STABA regarding, among other things, its organization, ownership of State Bank, authority to enter into the Agreement, properties and other assets, insurance policies, financial statements, pending and threatened litigation or other proceedings, contractual obligations, contingent liabilities, conflicts, taxes, loans, employee plans, investments and environmental matters. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, conflicts, accounting methods, regulatory evaluations, financial statements and other public reports.
Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective
Date.

           The obligations of Hibernia and STABA to consummate the Merger are conditioned upon, among other things, approval of the Agreement by STABA's shareholders; the receipt of necessary regulatory approvals; the execution and delivery of an employment agreement between Kenneth A. Bailey and Hibernia which supersedes the employment agreement by and between Mr. Bailey and State Bank dated March 1, 1994; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368(a) of the Code and that, to the extent STABA Common Stock is exchanged for Hibernia Common Stock, STABA's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of any pending or threatened litigation or any proceeding initiated by any governmental authority to restrain or prohibit consummation of the Merger; the absence of any order, decree or injunction of any court or other governmental authority enjoining or prohibiting the consummation of the Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties of both parties to the Merger set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; and in the case of STABA, the receipt of the fairness opinion of National Capital.

           Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by STABA's shareholders may change the Exchange Rate.

Regulatory Approvals

           Hibernia, as a registered bank holding company, is regulated by the Federal Reserve Board. Accordingly, in addition to approval of the shareholders of STABA, consummation of the Merger will require the approval of the Federal Reserve Board. HNB, as a national banking association, is regulated by the OCC, and the merger between it at State Bank consequently must be approved by the OCC before it may be effected. Hibernia filed applications seeking the approval of the Merger by the Federal Reserve Board and the OCC in mid January of 1995.

           After the approval of the OCC has been obtained, STABA and HNB must wait at least 15 days before consummating the Merger.
During this 15-day period, the Department of Justice may object to the Merger on antitrust grounds.

           The shares of Hibernia Common Stock to be issued in the Merger will be registered with the Securities and Exchange
Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

Business Pending the Merger

           Under the terms of the Agreement, STABA may not and it will cause State Bank not to, without the prior written consent of Hibernia or as otherwise provided in the Agreement, among other things: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into any employment contracts with, or increase the compensation of or pay any bonus to, any of STABA's directors, officers, or employees, except that bonuses may be paid in 1995 prior to the effective date of the Agreement
(a) with respect to performance in 1994, in an aggregate amount of not more than $66,500 and (b) with respect to performance in 1995, in an aggregate amount of not more than an amount equal to $50,000 multiplied by a percentage representing the number of months elapsed in 1995 prior to the Effective Date of the Merger;
(iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines, branches or other banking offices, other than the branch office under construction in Prairieville, Louisiana, the costs of construction of which shall not exceed $500,000; (v) make any capital expenditures in excess of $100,000; (vi) merge with any other company or bank or liquidate or otherwise dispose of its assets outside the ordinary course of its business; or (vii) acquire another company or bank (except in a fiduciary capacity or in connection with foreclosures related to bona fide loan transactions). STABA is also prohibited by the terms of the Agreement from declaring, setting aside or paying dividends or, directly or indirectly, combining, redeeming, purchasing or otherwise acquiring, any shares of STABA Common Stock prior to the Effective Date. Nevertheless, STABA may declare and pay annualized dividends of up to $1.35 per share of STABA Common
Stock during 1994 and quarterly dividends of up to $0.34 per share per quarter during 1995.

Effective Date of the Merger; Termination

           Unless otherwise mutually agreed upon by Hibernia and STABA, the closing of the Merger shall take place on the first business day after the later of: (i) 30 days after the Federal Reserve
Board approves the Merger; (ii) 30 days after the OCC approves the merger of State Bank with and into HNB; and (iii) 5 days after the Special Meeting. The parties may agree to close the Merger on any such later date within 60 days of the Special
Meeting. (The date of the Closing is referred to herein as the "Closing Date"). The Merger will become effective upon the issuance by the Louisiana Secretary of State of a certificate of merger.

           The Agreement may be terminated prior to the Closing Date by either party, whether before or after approval of the Agreement by the STABA shareholders: (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement which has not been cured within any cure period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of June 1, 1995; (iii) if any application for any required regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of STABA fail to approve the Merger; (v) if there is a material adverse change in the financial condition of either party; or (vi) absent an agreement of the parties to the contrary, if the Merger is not consummated by June 1, 1995. The Agreement may also be terminated by Hibernia if the Merger does not qualify for pooling of interests accounting treatment or if the holders of more than 10% of the STABA Common Stock exercise and perfect dissenters' rights. The Agreement may be terminated by STABA if it does not receive an opinion from National Capital Corporation dated within five days of the Closing Date that the transaction is fair to the STABA shareholders from a financial point of view. The Agreement also may be terminated at any time by the mutual consent of the parties. If terminated, the Agreement will become null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Proxy Statement is a part will survive any such termination, and any such termination will not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

           On the Effective Date, STABA will be merged with and into Hibernia and State Bank will be merged with and into HNB and the separate existences of STABA and State Bank will cease. The offices of State Bank will be operated as branch banking offices of HNB. The employees of State Bank on the Effective Date will become employees of HNB, and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

           The Boards of Directors of Hibernia and HNB following the Merger will consist of those persons serving as directors immediately prior thereto. Information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 26, 1994 is contained in documents incorporated herein by reference. See "Available Information" and "Incorporation by Reference." The directors of STABA and State Bank will, by effect of law, be removed from their positions as directors as of the Effective Date.

Certain Differences in Rights of Shareholders

           If the shareholders of STABA approve the Merger and the Merger is subsequently consummated, all shareholders of STABA, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than STABA's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of STABA and Hibernia not described elsewhere in this Proxy Statement.

           Number and Classes of Shares. Hibernia's Articles of Incorporation authorize 200,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Hibernia Board of Directors has the authority to determine the designations, voting powers, preferences and relative participating, option or other special rights, and the qualifications, limitations or restrictions on such shares of capital stock. The Articles of Incorporation of STABA authorize 800,000 shares of capital stock, all of which are common stock.

           Directors. Hibernia's Articles of Incorporation provide that the number of directors is determined by reference to the Hibernia Bylaws. The Bylaws provide that the exact number of directors is the number determined, from time to time, by resolution of the Board of Directors. Currently, such resolution calls for 22 directors. Such resolution can be modified or repealed at any time by the Board of Directors. The STABA
Articles of Incorporation provide for a board of between five and thirty persons, with the exact number to be set in the STABA Bylaws. The STABA Bylaws currently provide for nine directors. Because the STABA Bylaws may be amended by vote of a majority of the directors, the Board has the authority to establish or change the exact number of directors. Both of Hibernia's and STABA's Boards are divided into three classes, each of which is elected for a three-year term.

           The Articles of Incorporation and Bylaws of STABA provide that directors of STABA may only be removed for cause after a vote of eighty percent of the total voting power. Hibernia's
Bylaws provide that a director may be removed by the Board of Directors for cause, if he is interdicted or adjudicated an incompetent or bankrupt, is unable to perform his duties for six months or becomes affiliated with a competitor of Hibernia. Shareholders may remove a director by vote of two-thirds of the total voting power, or by a majority of the voting power if removed for cause. "Cause" is defined in the Hibernia Bylaws to mean gross negligence or willful misconduct.

           The Bylaws of Hibernia provide that all directors must meet certain criteria as to age, number of shares of voting securities held, and non-affiliation with competitors in order to serve on the Board of Directors. There are no criteria for service on the STABA Board of Directors specified in STABA's Articles or Bylaws.

           Shareholder Proposals. Hibernia's Bylaws contain certain provisions that allow shareholders to submit a proposal to be voted upon at any shareholders meeting or to nominate an individual for election as a director only under certain circumstances and provided that the shareholder complies with all of the conditions set forth in the Bylaws. The STABA Bylaws contain a similar provision relating to the nomination of persons to serve as director.

           Certain Transfer Restrictions Relating to Five Percent Shareholders. The Articles of Incorporation of STABA do not restrict the transfer of STABA Common Stock. With respect to Hibernia, however, Article IX of Hibernia's Articles of Incorporation restricts the transfer of equity interests in Hibernia under certain circumstances. This restriction (the "Five Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests that could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the Five Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result, under applicable Federal income tax rules, in the identification of a new "five percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "five percent shareholder."

           The Five Percent Restriction does not apply to any transfer that has been approved in advance by the Board of Directors of Hibernia, or that is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carry forwards or built-in tax losses or other tax attributes. The
Board of Directors may adopt further resolutions exempting additional transfers from the Five Percent Restriction.

            The Five Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia. However, although the Five Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the Five Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the Five Percent Restriction. Any anti-takeover effect of the Five Percent Restriction will end with the termination of the Five Percent Restriction on December 29, 1995.

           Indemnification of Officers and Directors. Hibernia's Articles of Incorporation require that Hibernia indemnify the directors and officers of Hibernia or any of its wholly-owned subsidiaries if such person has met the applicable standard of conduct, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses if it is ultimately determined that the officer or director is not entitled to indemnification as authorized by the Article.

           The Bylaws of STABA provide that STABA shall have the power to indemnify its officers, directors, employees and agents to the full extent permitted by the LBCL.

           Liquidity of Stock. There currently is no market for shares of STABA Common Stock, and such a market is not likely to develop in the future. Shares of Hibernia Common Stock are listed for trading on the NYSE. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis. Shares of Hibernia Common Stock to be issued in the Merger may be freely resold by persons who are not "affiliates" of STABA or Hibernia.
See "Resale of Hibernia Common Stock," below.

           Amendment of Bylaws. The Bylaws of Hibernia may be amended by vote of two-thirds of the continuing directors, subject to the power of the shareholders to change or repeal any bylaw so made by vote of a majority of the total voting power. Pursuant to the Articles of Incorporation of STABA, bylaws may be adopted, amended or repealed by a majority of the directors or by the vote of eighty percent of the total voting power of STABA.

           Amendment of Articles of Incorporation. The Articles of Incorporation of Hibernia may be amended by vote of two-thirds of the voting power present at a meeting of shareholders. The Articles of Incorporation of STABA may be amended by vote of a majority of the total voting power, except for the provisions relating to the number, classes and removal of directors;
adoption and amendment of bylaws; the vote required for certain transactions; and the vote required to amend the Articles of Incorporation, each of which may only be amended by vote of eighty percent of the total voting power.

           Vote for Merger or Consolidation. The Articles of Incorporation of Hibernia provide that a merger or consolidation may be approved by vote of a majority of the voting shares issued and outstanding. The Articles of Incorporation of STABA provide that a merger, consolidation, sale of assets or dissolution must be approved by vote of eighty percent of the total voting power, unless such transaction is approved by a majority of the Board of Directors, in which case such transaction may be approved by vote of a majority of the total voting power.

Interests of Certain Persons in the Merger

           Indemnification of STABA and State Bank Directors. The Agreement includes certain provisions that protect the officers and directors of STABA and State Bank from and against liability for actions arising while they served in those capacities for STABA and State Bank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Association and/or Bylaws of Hibernia in effect on the date of the Agreement, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $5 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims the existence of which such person knew or should have known but failed to make a good faith effort to require STABA and State Bank to notify its director and officer liability insurance carrier of prior to the Closing Date.

           The Agreement also provides for indemnification of STABA's officers, directors and any person who controls STABA or State
Bank within the meaning of the Securities Act from and against any liability arising under the Securities Act or otherwise, if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated in the Registration Statement or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by STABA or State Bank for use in the Registration Statement.
The Agreement sets no limit on Hibernia's aggregate liability to indemnify individuals for this type of liability.

           Employment Agreements. The consummation of the Merger is conditioned upon Kenneth A. Bailey and Hibernia entering into an employment agreement which supersedes the employment agreement by and between Mr. Bailey and State Bank dated March 1, 1994. The employment agreement will be for a three year term at Mr.
Bailey's current salary level, and will include a covenant not to compete for at least two years.

Employee Benefits

           The Agreement provides that Hibernia will use its best efforts to cause to be provided to all employees of STABA and State Bank who are employed as of the Effective Date the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of STABA and State Bank will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). Hibernia will also give STABA and State Bank employees who become Hibernia employees full credit for their years of service (for both eligibility and vesting) with STABA and State Bank for purposes of Hibernia's 401(k) plan and Hibernia's Retirement Security Plan.

           STABA maintains a retirement plan for its employees that will be terminated upon consummation of the Merger. Persons participating in such plan will be entitled to receive their vested benefit in such plan plus fifty percent of any overfunding in such plan. The remainder of any overfunding will be paid to Hibernia.

Expenses

           The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger, other than printing expenses, which shall be borne by Hibernia, will be borne by the party that incurred them, regardless of whether the Merger is consummated.

Material Tax Consequences

           The following is a summary description of the material tax consequences of the Merger to the shareholders of STABA; it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no specific analysis is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him, her or it.

           Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and that the exchange of STABA Common Stock for Hibernia Common
Stock will not give rise to the recognition of gain or loss for federal income tax purposes to STABA's shareholders. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the foregoing effects. A copy of such opinion is attached hereto as Appendix C.

           If the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code: (i) no gain or loss will be recognized by STABA, Hibernia or HNB by reason of the Merger or the merger of State Bank into HNB; (ii) a shareholder of STABA will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for STABA Common Stock; (iii) the tax basis in Hibernia Common Stock received by a shareholder of STABA will be the same as the tax basis in the STABA Common Stock surrendered in exchange therefor; (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for STABA Common Stock will include the period during which the shareholder held the STABA Common Stock surrendered in the exchange, provided that the STABA Common Stock was held as a capital asset at the Effective Date; and (v) cash received in the Merger in lieu of fractional shares will not adversely affect the income tax treatment of the exchange of shares, but will be treated as a partial redemption of the shareholder's interest in his stock and therefore will generally be subject to federal income tax as a capital gain if the shareholder's basis in the STABA Common Stock is less than the value of the shares of Hibernia Common Stock received in the Merger.

           Any cash payment received by a dissenting shareholder will be treated as a complete redemption of the shareholder's interest in his STABA Common Stock, and will generally be subject to federal and state income tax as a capital gain. For more information regarding the income tax consequences of cash payments received by dissenting shareholders, see "Rights of Dissenting Shareholders."

Resale of Hibernia Common Stock

           The shares of Hibernia Common Stock to be exchanged for STABA shares in the Merger have been registered under the Securities Act and have been approved for listing on the NYSE. This registration permits the Hibernia shares to be freely transferred by anyone who is not an "affiliate" of Hibernia after the Merger and anyone who was not an "affiliate" of STABA prior to the Merger, within the meaning of Rule 145 under the Securities Act. For the purposes of that rule, affiliates are generally persons (including corporations and partnerships) that control, are controlled by, or are under common control with Hibernia or STABA, as the case may be. Executive officers, directors and 10% shareholders are typically considered affiliates for these purposes.

           Rule 145 imposes certain restrictions on the sale of stock received in a merger or consolidation by an affiliate of the acquired company, even if that person does not become an affiliate of the acquiring company. Affiliates of STABA will only be permitted to resell any Hibernia shares received by them in the Merger if they register those shares for resale or they comply with the restrictions of Rule 145. Anyone who is or may be an affiliate of STABA should carefully consider the resale restrictions imposed by Rule 145 before he attempts to transfer any shares of Hibernia Common Stock received in the Merger.

           It is anticipated that each of the persons identified by STABA as an "affiliate" will execute an agreement in which those individuals commit to transferring their Hibernia shares only in accordance with the securities laws and in a manner that does not jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. The pooling of interests accounting rules will prohibit affiliates of STABA from transferring any Hibernia stock received by them until Hibernia has published financial results that include at least thirty days of operations after the consummation of the Merger, which generally will occur in the month following the fiscal quarter-end that follows the Effective Date. In addition to the aforementioned agreements, Hibernia intends to place stop transfer instructions with its transfer agent with respect to shares of Hibernia Common Stock issued to affiliates of STABA.

Dividend Reinvestment Plan

           Hibernia maintains a Dividend Reinvestment Plan through which shareholders of Hibernia may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value, which is determined by the market price of Hibernia Common Stock on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant and maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock. It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of STABA who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

           It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction. Among other requirements, in order for the Merger to qualify for pooling of interests
accounting treatment, 90% or more of the outstanding STABA Common
Stock must be exchanged for Hibernia Common Stock.  Consequently, if holders of more than 10% of the outstanding STABA Common Stock exercise and perfect dissenters' rights, the Merger will not
qualify for pooling of interests accounting.   Also, in order for
the pooling of interests accounting method to apply, "affiliates" of STABA cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning on the Effective
Date and ending upon the publication of at least 30 days of post-Merger combined operations of State Bank and HNB. Persons believed by STABA to be "affiliates" have agreed to comply with these restrictions. See "Resale of Hibernia Common Stock," above.

           STABA has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests.
Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling of interests accounting treatment.

                      RIGHTS OF DISSENTING SHAREHOLDERS

           Each STABA shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in
Section 131 of the LBCL, a copy of which is set forth as Appendix
D hereto.

           Section 131 provides that shareholders of Louisiana corporations who vote against a merger have the right to dissent if the merger is authorized by less than eighty percent of the total voting power of the corporation. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the corporation, the corporation must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the corporation a written demand for the fair cash value of his, her, or its shares as of the day before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the corporation and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the corporation's reply may be sent and must deposit his, her or its shares in escrow at a bank or trust company, duly endorsed and transferred to the corporation on the sole condition that the fair value be paid. If the corporation does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

           The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other STABA shareholders in the Merger.

           Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the corporation thereafter. Also, shareholders may withdraw their demand at any time before the corporation gives notice of disagreement.
Withdrawal of a demand thereafter requires the written consent of the corporation in order to be effective.

           Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of STABA Common Stock to perfect dissenters' rights.

           THE FOREGOING SUMMARY OF THE PROVISIONS OF THE LBCL RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE LBCL SET FORTH
HEREIN AS APPENDIX D.

           Shareholders of STABA who exercise and perfect dissenters' rights and who receive cash for their shares of STABA Common
Stock will generally be subject to federal and state income tax on all or a portion of the amount of cash received. Furthermore, if the Merger is effected, the cash paid to dissenting shareholders may be more or less than the value of the Hibernia Common Stock issued to those shareholders of STABA who voted in favor of the Merger. The receipt of cash for shares will be generally treated as a complete redemption of the shareholder's interest in the stock and, depending on the individual shareholder's circumstances, may result in a capital gain to such shareholder. The tax opinion rendered by Ernst & Young LLP and attached hereto as Appendix C states that payments to dissenting shareholders are not exempt from federal or state income tax. Shareholders desiring to dissent from the Merger are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.

                    PRO FORMA FINANCIAL INFORMATION

           The following pro forma financial statements reflect all of Hibernia's pending mergers giving effect to the assumptions and adjustments described in the accompanying notes.

           The year-end information in the column titled "Historical Hibernia Corporation" on the Pro Forma Combined Statements of
Income is summarized from the supplemental consolidated financial statements of Hibernia filed in Hibernia's Current Report on Form 8-K filed on October 11, 1994. The year-end information in the column titled "Restated Hibernia Corporation" is summarized from the supplemental consolidated financial statements of Hibernia filed in Hibernia's Current Report on Form 8-K dated February 15, 1995. The information at September 30, 1994 and for the nine-month periods in the column titled "Historical Hibernia
Corporation" is summarized from the unaudited consolidated financial statements of Hibernia filed in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.
The information at September 30, 1994 and for the nine-month periods in the column titled "Restated Hibernia Corporation" reflects the two mergers that were consummated by Hibernia in the fourth quarter of 1994. The information contained in the columns titled "American Bank," "Progressive Bancorporation, Inc.," "Bank of St. John" and "STABA Bancshares, Inc." is based on December
31, 1993, 1992 and 1991 audited financial statements of those entities and unaudited financial statements of those entities for the nine-month periods ended September 30, 1994 and 1993. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the Merger or the pending transactions had occurred on the dates indicated or that may be obtained in the future.

           On September 19, 1994, Hibernia announced that it had reached an agreement to merge with American Bank, headquartered in Norco, Louisiana. As of September 30, 1994, American Bank had assets of approximately $92.7 million, shareholders' equity of $9.3 million and operated five banking offices, one each in Norco, Boutte, Destrehan, Hahnville and Luling, Louisiana. The terms of the merger agreement provide that Hibernia will issue 2,250,000 shares of Hibernia Common Stock for all of the outstanding shares of American Bank, subject to adjustment if the Average Market Price of Hibernia Common Stock is less than $7.75 or more than $8.875 on the date the merger is closed. In any event, the value of the Hibernia Common Stock to be issued to shareholders of American Bank will not be less than $17,437,500, or more than $19,968,750. For purposes of these pro forma financial statements, it is assumed that Hibernia will issue 2,405,172 shares of Hibernia Common Stock in connection with the American Bank merger and the transaction will be accounted for as a pooling of interests.

           On December 1, 1994 Hibernia entered into an agreement and plan of merger with Progressive, the holding company of Progressive Bank and Trust Company ("Progressive Bank"), headquartered in Houma, Louisiana. Progressive Bank operates five banking offices, three in Houma and one in each of Thibodaux and Chauvin, Louisiana. As of September 30, 1994 Progressive reported consolidated assets of $139.6 and consolidated shareholders equity of $8 million. The terms of the merger agreement provide that Hibernia will issue 2,500,000 shares of Hibernia Common Stock for all of the outstanding shares of common stock of Progressive, and will pay $12.50 (plus all accumulated and unpaid dividends) in cash for each share of preferred stock of Progressive. For purposes of these pro forma financial statements, it is assumed that Hibernia will pay $3,363,000 to preferred shareholders in connection with the Progressive merger and the transaction will be accounted for as a pooling of interests.

           On January 25, 1995 Hibernia announced that it had reached an agreement to merge with Bank of St. John, headquartered in LaPlace, Louisiana. As of September 30, 1994, Bank of St. John had assets of approximately $113 million, shareholders equity of $12 million and operated four banking offices, two in LaPlace and one in each of Reserve and Edgard, Louisiana, and one loan production office in Metairie, Louisiana. The terms of the merger agreement provide that Bank of St. John shareholders will receive shares of Hibernia Common Stock valued at an aggregate of $25,875,000. For the purposes of these pro forma financial statements, it is assumed that Hibernia will issue 3,568,966 shares of Hibernia Common Stock in connection with the Bank of St. John merger and the transaction will be accounted for as a pooling of interests.

           The mergers with American Bank, Progressive and Bank of St. John are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger.
There can be no assurance that any of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the following pro forma financial statements.

                         PRO FORMA COMBINED BALANCE SHEET
                                (Unaudited)

           The following unaudited pro forma combined balance sheet combines the restated balance sheet of Hibernia and the historical balance sheet of STABA as if the Merger had been effective on September 30, 1994. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and its Current Report on Form
8-K dated February 15, 1995, each incorporated by reference into this Proxy Statement, and the historical financial statements and related notes of STABA contained elsewhere herein. The restated balance sheet as of September 30, 1994 reflects the impact of the two mergers that were consummated in the fourth quarter of 1994, as discussed in Notes A and B to the pro forma financial statements. The unaudited pro forma combined balance sheet also gives effect to other probable mergers with American Bank, Progressive and Bank of St. John, as discussed in Notes D and E to the pro forma combined financial statements. Each probable merger has been included in the pro forma combined balance sheet as though the merger had been effective on September 30, 1994. HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1994

                                                            (A)         (B)
                                                         HISTORICAL  RESTATED       STABA        PRO       PRO FORMA
                                                          HIBERNIA   HIBERNIA    BANCSHARES,    FORMA      HIBERNIA
Unaudited ($ in thousands)                               CORPORATIONCORPORATION     INC.        ADJ.      CORPORATION
ASSETS
  Cash and due from banks                                  $270,340   $292,950         $4,778               $297,728
  Interest-bearing time deposits in domestic banks                -      3,846            986                  4,832
  Short-term investments                                     69,749     76,027          2,281                 78,308
  Securities available for sale                             529,389    575,302         20,834                596,136
  Securities held to maturity                             1,632,539  1,845,722         18,346              1,864,068
  Loans, net of unearned income                           3,081,362  3,276,857         47,698              3,324,555
      Reserve for possible loan losses                     (150,178)  (153,993)        (1,036)              (155,029)
          Loans, net                                      2,931,184  3,122,864         46,662              3,169,526
  Bank premises and equipment                               100,448    109,145          2,010                111,155
  Customers' acceptance liability                             9,750      9,750              -                  9,750
  Receivables arising form securities
      transactions not yet settled                           16,737     16,737              -                 16,737
  Other assets                                              167,656    176,697          1,490                178,187
          TOTAL ASSETS                                   $5,727,792 $6,229,040        $97,387       $0    $6,326,427

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                          $882,120   $978,679        $14,515               $993,194
      Interest-bearing                                    4,070,271  4,415,681         74,887              4,490,568
          Total Deposits                                  4,952,391  5,394,360         89,402              5,483,762
  Short-term borrowings                                     137,632    141,580              -                141,580
  Liability on acceptances                                    9,750      9,750              -                  9,750
  Payables arising from securities
      transactions not yet settled                           16,413     16,413              -                 16,413
  Other liabilities                                         107,641    112,080            292                112,372
  Debt                                                        3,679      3,679              -                  3,679
          TOTAL LIABILITIES                               5,227,506  5,677,862         89,694        -     5,767,556

SHAREHOLDERS' EQUITY
  Preferred Stock                                                 -          -              -                      -
  Common Stock                                              186,096    208,599            152   $4,615 (C)   213,366
  Surplus                                                   392,282    387,588          3,176   (4,615)(C)   386,149

  Retained earnings (deficit)                               (63,011)   (29,519)         4,646                (24,873)
  Treasury Stock                                             (1,620)    (1,620)             -                 (1,620)
  Unrealized gain (loss) on securities available for sale   (13,461)   (13,870)          (281)               (14,151)
          TOTAL SHAREHOLDERS' EQUITY                        500,286    551,178          7,693        -       558,871
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $5,727,792 $6,229,040        $97,387       $0    $6,326,427

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1994
(continued)

                                                                                                                            (F)
                                                                                                                           TOTAL
                                                          PRO FORMA              PROGRESSIVE                             PRO FORMA
                                                          HIBERNIA   AMERICAN  BANCORPORATION, BANK OF     PRO FORMA     HIBERNIA
Unaudited ($ in thousands)                               CORPORATION   BANK         INC.      ST. JOHN    ADJUSTMENTS   CORPORATION

ASSETS
  Cash and due from banks                                  $297,728     $4,373         $6,256   $4,373                    $312,730
  Interest-bearing time deposits in domestic banks            4,832        128              -      125                       5,085
  Short-term investments                                     78,308      3,400              -    1,000       ($3,363)(D)    79,345
  Securities available for sale                             596,136     16,630         28,271   25,650                     666,687
  Securities held to maturity                             1,864,068     10,481         24,610   11,907                   1,911,066
  Loans, net of unearned income                           3,324,555     54,362         77,030   67,567        (3,185)(E) 3,520,329
      Reserve for possible loan losses                     (155,029)      (715)        (1,192)    (794)                   (157,730)
          Loans, net                                      3,169,526     53,647         75,838   66,773        (3,185)    3,362,599
  Bank premises and equipment                               111,155      2,537          2,797    1,900                     118,389
  Customers' acceptance liability                             9,750          -              -        -                       9,750
  Receivables arising form securities
      transactions not yet settled                           16,737          -              -        -                      16,737
  Other assets                                              178,187      1,503          1,873    1,613                     183,176
          TOTAL ASSETS                                   $6,326,427    $92,699       $139,645 $113,341       ($6,548)   $6,665,564

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                          $993,194    $13,948        $20,146  $15,381                  $1,042,669
      Interest-bearing                                    4,490,568     68,296         99,159   84,368                   4,742,391
          Total Deposits                                  5,483,762     82,244        119,305   99,749             0     5,785,060
  Short-term borrowings                                     141,580        248              -      325                     142,153
  Liability on acceptances                                    9,750          -              -        -                       9,750
  Payables arising from securities
      transactions not yet settled                           16,413          -              -        -                      16,413
  Other liabilities                                         112,372        929          4,183    1,233                     118,717
  Debt                                                        3,679          -          8,097        -       ($3,185)(E)     8,591
          TOTAL LIABILITIES                               5,767,556     83,421        131,585  101,307        (3,185)    6,080,684

SHAREHOLDERS' EQUITY
  Preferred Stock                                                 -          -            130        -          (130)(D)         -
  Common Stock                                              213,366        484             65      750        14,971 (D)   229,636
  Surplus                                                   386,149      3,516          2,016    2,250       (14,995)(D)   375,703
                                                                                                              (3,233)(D)
  Retained earnings (deficit)                               (24,873)     5,694          6,432    9,503                      (3,244)
  Treasury Stock                                             (1,620)         -            (24)       -            24 (D)    (1,620)
  Unrealized gain (loss) on securities available for sale   (14,151)      (416)          (559)    (469)                    (15,595)
          TOTAL SHAREHOLDERS' EQUITY                        558,871      9,278          8,060   12,034        (3,363)      584,880
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $6,326,427    $92,699       $139,645 $113,341       ($6,548)   $6,665,564

See notes to Pro Forma Combined Financial Statements.

                        PRO FORMA COMBINED STATEMENTS OF INCOME
                                 (Unaudited)

           The following unaudited pro forma combined statements of income for the nine months ended September 30, 1994 and 1993, and the years ended December 31, 1993, 1992 and 1991 combines the restated statements of income of Hibernia and the historical statements of income of STABA as if the Merger had been effective on January 1, 1991. The unaudited pro forma combined statements of income should be read in conjunction with the consolidated financial statements and related notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, and its Current Reports on Form 8-K dated October 11, 1994 and February 15, 1995, each incorporated by reference into this Proxy Statement, and the historical financial statements and related notes of STABA, contained elsewhere herein. The restated statements of income for the annual periods ended December 31 reflect the impact of the six mergers consummated in 1994, as discussed in Notes A and B to the pro forma financial statements. The restated statements of income for the nine-month periods ended September 30 reflect the impact of the two mergers that were consummated in the fourth quarter of 1994, as discussed in Notes A and B to the pro forma financial statements. The costs associated with the Merger, estimated to be approximately $400,000, will be accounted for as a current period expense upon consummation of the Merger and have not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to probable mergers as discussed in Notes D and E to the pro forma combined financial statements. Each probable merger has been included in the pro forma combined statements of income as though the merger had been effective on January 1, 1991.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1994

                                                              (A)           (B)
                                                           HISTORICAL    RESTATED       STABA       PRO FORMA
                                                            HIBERNIA      HIBERNIA    BANCSHARES,     HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION   CORPORATION       INC.      CORPORATION
Interest Income
    Interest and fees on loans                                $180,138      $193,915        $3,106      $197,021
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            95,870       105,645         1,524       107,169
        Obligations of states and political subdivisions           846           862           229         1,091
    Trading account interest                                        20            20             0            20
    Interest on time deposits in domestic banks                      -            91            30           121
    Interest on federal funds sold and securities
        purchased under agreements to resell                     4,222         4,573            72         4,645
        Total Interest Income                                  281,096       305,106         4,961       310,067
Interest Expense
    Interest on deposits                                        96,833       104,489         1,747       106,236
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           3,935         3,991             8         3,999
    Interest on debt and other                                   1,863         2,086             0         2,086
        Total Interest Expense                                 102,631       110,566         1,755       112,321
Net Interest Income                                            178,465       194,540         3,206       197,746
    Provision for possible loan losses                         (17,480)      (17,231)          150       (17,081)
Net Interest Income After Provision for
    Possible Loan Losses                                       195,945       211,771         3,056       214,827
Noninterest Income
    Trust fees                                                   9,463         9,466             0         9,466
    Service charges on deposits                                 28,692        31,327           348        31,675
    Other service, collection and exchange charges              14,458        16,443            45        16,488
    Other operating income                                       7,356         8,038            94         8,132
    Securities gains (losses), net                              (1,517)       (1,520)           26        (1,494)
        Total Noninterest Income                                58,452        63,754           513        64,267
Noninterest Expense
    Salaries and employee benefits                              81,330        88,759           866        89,625
    Occupancy expense, net                                      16,963        18,368           131        18,499
    Equipment expense                                            9,638        10,419           315        10,734
    Data processing expense                                     14,485        14,732            16        14,748
    Foreclosed property expense                                 (5,191)       (5,057)            0        (5,057)
    Amortization of intangibles                                 20,476        20,515             0        20,515
    Other operating expense                                     53,151        57,094           717        57,811
        Total Noninterest Expense                              190,852       204,830         2,045       206,875
Income Before Income Taxes                                      63,545        70,695         1,524        72,219
Income tax expense                                               2,524         5,262           517         5,779
Income from Continuing Operations                              $61,021       $65,433        $1,007       $66,440

Pro Forma Weighted Average Common Shares                    96,728,744   108,449,256     2,482,759   110,932,015

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.63         $0.60                       $0.60

See notes to Pro Forma Combined Financial Statements.

Nine Months Ended September 30, 1994
(continued)

                                                                                                                       (F)
                                                                                                                      TOTAL
                                                           PRO FORMA                  PROGRESSIVE                   PRO FORMA
                                                            HIBERNIA      AMERICAN   BANCORPORATION   BANK OF       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION       BANK          INC.        ST. JOHN     CORPORATION
Interest Income
    Interest and fees on loans                                $197,021        $3,972        $5,654        $4,631       $211,278
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           107,169         1,101         2,121         1,702        112,093
        Obligations of states and political subdivisions         1,091            75           557           120          1,843
    Trading account interest                                        20             -             -             -             20
    Interest on time deposits in domestic banks                    121             4           104             5            234
    Interest on federal funds sold and securities
        purchased under agreements to resell                     4,645           179             -           140          4,964
        Total Interest Income                                  310,067         5,331         8,436         6,598        330,432
Interest Expense
    Interest on deposits                                       106,236         1,379         2,861         1,830        112,306
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           3,999             -            13             1          4,013
    Interest on debt and other                                   2,086            28           477             4          2,595
        Total Interest Expense                                 112,321         1,407         3,351         1,835        118,914
Net Interest Income                                            197,746         3,924         5,085         4,763        211,518
    Provision for possible loan losses                         (17,081)         (370)         (722)            -        (18,173)
Net Interest Income After Provision for
    Possible Loan Losses                                       214,827         4,294         5,807         4,763        229,691
Noninterest Income
    Trust fees                                                   9,466             -             -             -          9,466
    Service charges on deposits                                 31,675           473           709           480         33,337
    Other service, collection and exchange charges              16,488            91           369            97         17,045
    Other operating income                                       8,132           861           783           676         10,452
    Securities gains (losses), net                              (1,494)          750           624           751            631
        Total Noninterest Income                                64,267         2,175         2,485         2,004         70,931
Noninterest Expense
    Salaries and employee benefits                              89,625         1,329         1,769         1,624         94,347
    Occupancy expense, net                                      18,499           406           288           357         19,550
    Equipment expense                                           10,734            78           169           120         11,101
    Data processing expense                                     14,748           470           117           402         15,737
    Foreclosed property expense                                 (5,057)           15           141            74         (4,827)
    Amortization of intangibles                                 20,515             -            89             -         20,604
    Other operating expense                                     57,811           709         1,436           608         60,564
        Total Noninterest Expense                              206,875         3,007         4,009         3,185        217,076
Income Before Income Taxes                                      72,219         3,462         4,283         3,582         83,546
Income tax expense                                               5,779         1,123         1,368         1,154          9,424
Income from Continuing Operations                              $66,440        $2,339        $2,915        $2,428        $74,122

Pro Forma Weighted Average Common Shares                   110,932,015     2,405,172     2,500,000     3,568,966    119,406,153

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.60                                                    $0.62

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1993

                                                              (A)           (B)
                                                          HISTORICAL      RESTATED       STABA       PRO FORMA
                                                            HIBERNIA      HIBERNIA    BANCSHARES,     HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION   CORPORATION       INC.      CORPORATION
Interest Income
    Interest and fees on loans                                $167,064      $181,230        $2,938      $184,168
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            96,220       107,016         1,571       108,587
        Obligations of states and political subdivisions           855           886           226         1,112
    Trading account interest                                        24            24             0            24
    Interest on time deposits in domestic banks                    188           361            60           421
    Interest on federal funds sold and securities
        purchased under agreements to resell                     7,780         8,049           149         8,198
        Total Interest Income                                  272,131       297,566         4,944       302,510
Interest Expense
    Interest on deposits                                        91,187        99,016         1,933       100,949
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           2,944         2,948             0         2,948
    Interest on debt and other                                   2,003         2,712             0         2,712
        Total Interest Expense                                  96,134       104,676         1,933       106,609
Net Interest Income                                            175,997       192,890         3,011       195,901
    Provision for possible loan losses                          11,983        14,256           180        14,436
Net Interest Income After Provision for
    Possible Loan Losses                                       164,014       178,634         2,831       181,465
Noninterest Income
    Trust fees                                                   9,851         9,854             0         9,854
    Service charges on deposits                                 26,148        28,986           290        29,276
    Other service, collection and exchange charges              12,270        14,135            47        14,182
    Other operating income                                       7,724         8,536            91         8,627
    Securities gains, net                                          100            27             0            27
        Total Noninterest Income                                56,093        61,538           428        61,966
Noninterest Expense
    Salaries and employee benefits                              72,837        79,732           781        80,513
    Occupancy expense, net                                      16,532        18,207           112        18,319
    Equipment expense                                            9,369        10,058           262        10,320
    Data processing expense                                     12,755        13,152            18        13,170
    Foreclosed property expense                                  5,883         6,700             0         6,700
    Amortization of intangibles                                  6,119         6,171             0         6,171
    Other operating expense                                     53,278        56,933           673        57,606
        Total Noninterest Expense                              176,773       190,953         1,846       192,799
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      43,334        49,219         1,413        50,632
Income tax expense                                               4,335         6,639           420         7,059
Income from Continuing Operations                              $38,999       $42,580          $993       $43,573

Pro Forma Weighted Average Common Shares                    96,055,341   107,775,853     2,482,759   110,258,612

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.41         $0.40                       $0.40

See notes to Pro Forma Combined Financial Statements.

Nine Months Ended September 30, 1993
(continued)

                                                                                                                       (F)
                                                                                                                      TOTAL
                                                           PRO FORMA                  PROGRESSIVE                   PRO FORMA
                                                            HIBERNIA      AMERICAN   BANCORPORATION   BANK OF       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION       BANK         INC.         ST. JOHN     CORPORATION
Interest Income
    Interest and fees on loans                                $184,168        $3,755        $5,561        $3,951       $197,435
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           108,587         1,407         2,387         2,266        114,647
        Obligations of states and political subdivisions         1,112            11           420            42          1,585
    Trading account interest                                        24             -             0             -             24
    Interest on time deposits in domestic banks                    421             4            71             5            501
    Interest on federal funds sold and securities                                                                             0
        purchased under agreements to resell                     8,198            95             0            85          8,378
        Total Interest Income                                  302,510         5,272         8,439         6,349        322,570
Interest Expense
    Interest on deposits                                       100,949         1,415         2,986         1,830        107,180
    Interest on federal funds purchased and                                                                                   0
        securities sold under agreements to repurchase           2,948             1            19             2          2,970
    Interest on debt and other                                   2,712           123           706             4          3,545
        Total Interest Expense                                 106,609         1,539         3,711         1,836        113,695
Net Interest Income                                            195,901         3,733         4,728         4,513        208,875
    Provision for possible loan losses                          14,436             -           168             -         14,604
Net Interest Income After Provision for
    Possible Loan Losses                                       181,465         3,733         4,560         4,513        194,271
Noninterest Income
    Trust fees                                                   9,854             -             0             -          9,854
    Service charges on deposits                                 29,276           484           577           477         30,814
    Other service, collection and exchange charges              14,182            78           266            72         14,598
    Other operating income                                       8,627            88           346            66          9,127
    Securities gains, net                                           27             5            75            34            141
        Total Noninterest Income                                61,966           655         1,264           649         64,534
Noninterest Expense
    Salaries and employee benefits                              80,513         1,313         1,537         1,459         84,822
    Occupancy expense, net                                      18,319           358           239           276         19,192
    Equipment expense                                           10,320            55            89            89         10,553
    Data processing expense                                     13,170           399           162           315         14,046
    Foreclosed property expense                                  6,700            27           (70)          307          6,964
    Amortization of intangibles                                  6,171             -            89             -          6,260
    Other operating expense                                     57,606           842         1,954           448         60,850
        Total Noninterest Expense                              192,799         2,994         4,000         2,894        202,687
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      50,632         1,394         1,824         2,268         56,118
Income tax expense                                               7,059           438           690           738          8,925
Income from Continuing Operations                              $43,573          $956        $1,134        $1,530        $47,193

Pro Forma Weighted Average Common Shares                   110,258,612     2,405,172     2,500,000     3,568,966    118,732,750

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.40                                                    $0.40

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993

                                                              (A)           (B)
                                                           HISTORICAL     RESTATED       STABA       PRO FORMA
                                                            HIBERNIA      HIBERNIA    BANCSHARES,     HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION   CORPORATION       INC.      CORPORATION
Interest Income
    Interest and fees on loans                                $224,146      $243,546        $3,951      $247,497
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           126,820       140,858         2,073       142,931
        Obligations of states and political subdivisions         1,222         1,338           294         1,632
    Trading account interest                                        33            33             -            33
    Interest on time deposits in domestic banks                    295           550            77           627
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,219         9,592           166         9,758
        Total Interest Income                                  361,735       395,917         6,561       402,478
Interest Expense
    Interest on deposits                                       121,000       131,292         2,542       133,834
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           4,002         4,016             -         4,016
    Interest on debt and other                                   2,669         3,618             -         3,618
        Total Interest Expense                                 127,671       138,926         2,542       141,468
Net Interest Income                                            234,064       256,991         4,019       261,010
    Provision for possible loan losses                          (5,607)       (3,734)          270        (3,464)
Net Interest Income After Provision for
    Possible Loan Losses                                       239,671       260,725         3,749       264,474
Noninterest Income
    Trust fees                                                  13,310        13,314             -        13,314
    Service charges on deposits                                 34,937        38,602           402        39,004
    Other service, collection and exchange charges              17,367        19,933            54        19,987
    Gain on settlement of acquired loans                         1,308         1,308             -         1,308
    Other operating income                                       7,326         8,083           123         8,206
    Securities gains, net                                          165            92            91           183
        Total Noninterest Income                                74,413        81,332           670        82,002
Noninterest Expense
    Salaries and employee benefits                              98,517       108,088         1,120       109,208
    Occupancy expense, net                                      22,757        24,789           163        24,952
    Equipment expense                                           12,577        13,509           318        13,827
    Data processing expense                                     16,753        17,099            27        17,126
    Foreclosed property expense                                  7,135         7,883             -         7,883
    Provision for data processing enhancements                  11,991        11,991             -        11,991
    Other operating expense                                     83,604        89,271         1,011        90,282
        Total Noninterest Expense                              253,334       272,630         2,639       275,269
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      60,750        69,427         1,780        71,207
Income tax expense                                               5,359         8,365           528         8,893
Income from Continuing Operations                              $55,391       $61,062        $1,252       $62,314

Pro Forma Weighted Average Common Shares                    96,196,623   107,917,135     2,482,759   110,399,894

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.58         $0.57                       $0.56

See notes to Pro Forma Combined Financial Statements.

Year Ended December 31, 1993
(continued)

                                                                                                                       (F)
                                                                                                                      TOTAL
                                                           PRO FORMA                  PROGRESSIVE                   PRO FORMA
                                                            HIBERNIA      AMERICAN   BANCORPORATION   BANK OF       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION       BANK          INC.        ST. JOHN     CORPORATION
Interest Income
    Interest and fees on loans                                $247,497        $4,705        $7,691        $5,276       $265,169
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           142,931         1,756         2,969         2,871        150,527
        Obligations of states and political subdivisions         1,632            21           596            64          2,313
    Trading account interest                                        33             0             -             -             33
    Interest on time deposits in domestic banks                    627             6            87             7            727
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,758           125             -            96          9,979
        Total Interest Income                                  402,478         6,613        11,343         8,314        428,748
Interest Expense
    Interest on deposits                                       133,834         1,851         3,905         2,386        141,976
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           4,016             -            24             3          4,043
    Interest on debt and other                                   3,618             -           784             5          4,407
        Total Interest Expense                                 141,468         1,851         4,713         2,394        150,426
Net Interest Income                                            261,010         4,762         6,630         5,920        278,322
    Provision for possible loan losses                          (3,464)            0           168            50         (3,246)
Net Interest Income After Provision for
    Possible Loan Losses                                       264,474         4,762         6,462         5,870        281,568
Noninterest Income
    Trust fees                                                  13,314             0             -             -         13,314
    Service charges on deposits                                 39,004           625           933           649         41,211
    Other service, collection and exchange charges              19,987            92           307           109         20,495
    Gain on settlement of acquired loans                         1,308             0             -             -          1,308
    Other operating income                                       8,206           463           159           365          9,193
    Securities gains, net                                          183             5            63            34            285
        Total Noninterest Income                                82,002         1,185         1,462         1,157         85,806
Noninterest Expense
    Salaries and employee benefits                             109,208         1,559         2,228         1,306        114,301
    Occupancy expense, net                                      24,952           285           331           405         25,973
    Equipment expense                                           13,827           282           138           122         14,369
    Data processing expense                                     17,126           534           265           427         18,352
    Foreclosed property expense                                  7,883           587           209           484          9,163
    Provision for data processing enhancements                  11,991             0             -             -         11,991
    Other operating expense                                     90,282           981         2,440         1,410         95,113
        Total Noninterest Expense                              275,269         4,228         5,611         4,154        289,262
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      71,207         1,719         2,313         2,873         78,112
Income tax expense                                               8,893           508           922           943         11,266
Income from Continuing Operations                              $62,314        $1,211        $1,391        $1,930        $66,846

Pro Forma Weighted Average Common Shares                   110,399,894     2,405,172     2,500,000     3,568,966    118,874,032

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.56                                                    $0.56

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                              (A)           (B)
                                                           HISTORICAL     RESTATED       STABA       PRO FORMA
                                                            HIBERNIA      HIBERNIA    BANCSHARES,     HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION   CORPORATION       INC.      CORPORATION
Interest Income
    Interest and fees on loans                                $293,980      $313,577        $3,716      $317,293
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           111,482       128,401         2,023       130,424
        Obligations of states and political subdivisions         1,202         1,425           282         1,707
    Trading account interest                                        99            99             -            99
    Interest on time deposits in domestic banks                    361           613            81           694
    Interest on federal funds sold and securities
        purchased under agreements to resell                    15,198        15,795           374        16,169
        Total Interest Income                                  422,322       459,910         6,476       466,386
Interest Expense
    Interest on deposits                                       167,648       181,828         2,920       184,748
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,910         6,910             -         6,910
    Interest on debt and other                                  13,366        14,098             -        14,098
        Total Interest Expense                                 187,924       202,836         2,920       205,756
Net Interest Income                                            234,398       257,074         3,556       260,630
    Provision for possible loan losses                          68,327        71,093           363        71,456
Net Interest Income After Provision for
    Possible Loan Losses                                       166,071       185,981         3,193       189,174
Noninterest Income
    Trust fees                                                  12,849        12,860             -        12,860
    Service charges on deposits                                 36,451        40,279           406        40,685
    Other service, collection and exchange charges              15,745        18,293            31        18,324
    Gain on settlement of acquired loans                         4,151         4,151             -         4,151
    Loss on planned sale of Texas bank                          (2,934)       (2,934)            -        (2,934)
    Other operating income                                       9,760        10,431            67        10,498
    Securities gains, net                                       17,336        17,358             -        17,358
        Total Noninterest Income                                93,358       100,438           504       100,942
Noninterest Expense
    Salaries and employee benefits                              99,480       107,968           998       108,966
    Occupancy expense, net                                      25,393        27,349           162        27,511
    Equipment expense                                           15,019        15,689           218        15,907
    Data processing expense                                     17,726        18,727            19        18,746
    Foreclosed property expense                                 22,702        25,368            13        25,381
    Other operating expense                                     77,691        84,242           874        85,116
        Total Noninterest Expense                              258,011       279,343         2,284       281,627
Income Before Income Taxes and
    Extraordinary Items                                          1,418         7,076         1,413         8,489
Income tax expense                                               3,170         5,113           349         5,462
Income (Loss) from Continuing Operations                       ($1,752)       $1,963        $1,064        $3,027

Pro Forma Weighted Average Common Shares                    42,629,773    54,350,285     2,482,759    56,833,044

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($0.04)        $0.04                       $0.05

See notes to Pro Forma Combined Financial Statements.

Year Ended December 31, 1992
(continued)

                                                                                                                       (F)
                                                                                                                      TOTAL
                                                           PRO FORMA                  PROGRESSIVE                   PRO FORMA
                                                            HIBERNIA      AMERICAN   BANCORPORATION   BANK OF       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION       BANK          INC.        ST. JOHN     CORPORATION
Interest Income
    Interest and fees on loans                                $317,293        $4,360        $7,305        $4,549       $333,507
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           130,424         2,250         3,184         3,590        139,448
        Obligations of states and political subdivisions         1,707             0            17            11          1,735
    Trading account interest                                        99             0             -             -             99
    Interest on time deposits in domestic banks                    694             4           188             4            890
    Interest on federal funds sold and securities
        purchased under agreements to resell                    16,169           159             -           175         16,503
        Total Interest Income                                  466,386         6,773        10,694         8,329        492,182
Interest Expense
    Interest on deposits                                       184,748         2,453         4,514         3,151        194,866
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,910             0             -             2          6,912
    Interest on debt and other                                  14,098             0           618             6         14,722
        Total Interest Expense                                 205,756         2,453         5,132         3,159        216,500
Net Interest Income                                            260,630         4,320         5,562         5,170        275,682
    Provision for possible loan losses                          71,456             0           101             -         71,557
Net Interest Income After Provision for
    Possible Loan Losses                                       189,174         4,320         5,461         5,170        204,125
Noninterest Income
    Trust fees                                                  12,860             0             -             -         12,860
    Service charges on deposits                                 40,685           672           861           653         42,871
    Other service, collection and exchange charges              18,324           149           244           146         18,863
    Gain on settlement of acquired loans                         4,151             0             -             -          4,151
    Loss on planned sale of Texas bank                          (2,934)            0             -             -         (2,934)
    Other operating income                                      10,498           505            62           478         11,543
    Securities gains, net                                       17,358            84           114            63         17,619
        Total Noninterest Income                               100,942         1,410         1,281         1,340        104,973
Noninterest Expense
    Salaries and employee benefits                             108,966         1,379         1,894         1,049        113,288
    Occupancy expense, net                                      27,511           258           280           364         28,413
    Equipment expense                                           15,907           252           139            78         16,376
    Data processing expense                                     18,746           462           243           390         19,841
    Foreclosed property expense                                 25,381           967           371         1,111         27,830
    Other operating expense                                     85,116           989         1,952         1,117         89,174
        Total Noninterest Expense                              281,627         4,307         4,879         4,109        294,922
Income Before Income Taxes and
    Extraordinary Items                                          8,489         1,423         1,863         2,401         14,176
Income tax expense                                               5,462           422            50           800          6,734
Income (Loss) from Continuing Operations                        $3,027        $1,001        $1,813        $1,601         $7,442

Pro Forma Weighted Average Common Shares                    56,833,044     2,405,172     2,500,000     3,568,966     65,307,182

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                              $0.05                                                    $0.11

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                              (A)           (B)
                                                           HISTORICAL     RESTATED       STABA       PRO FORMA
                                                            HIBERNIA      HIBERNIA    BANCSHARES,     HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION   CORPORATION       INC.      CORPORATION
Interest Income
    Interest and fees on loans                                $495,697      $517,180        $3,606      $520,786
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           135,929       153,644         1,736       155,380
        Obligations of states and political subdivisions         6,274         6,732           253         6,985
    Trading account interest                                        70            70             -            70
    Interest on time deposits in domestic banks                    522           813           125           938
    Interest on federal funds sold and securities
        purchased under agreements to resell                    11,417        12,663           349        13,012
        Total Interest Income                                  649,909       691,102         6,069       697,171
Interest Expense
    Interest on deposits                                       355,371       376,922         3,365       380,287
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,794        16,794             -        16,794
    Interest on debt and other                                  14,396        15,234             -        15,234
        Total Interest Expense                                 386,561       408,950         3,365       412,315
Net Interest Income                                            263,348       282,152         2,704       284,856
    Provision for possible loan losses                         180,589       184,350           175       184,525
Net Interest Income After Provision for
    Possible Loan Losses                                        82,759        97,802         2,529       100,331
Noninterest Income
    Trust fees                                                  14,844        14,861             -        14,861
    Service charges on deposits                                 39,209        42,599           367        42,966
    Other service, collection and exchange charges              21,775        23,643            83        23,726
    Gain on settlement of acquired loans                         9,043         9,043             -         9,043
    Other operating income                                      13,247        13,585            28        13,613
    Securities gains (losses), net                              17,707        17,893             -        17,893
        Total Noninterest Income                               115,825       121,624           478       122,102
Noninterest Expense
    Salaries and employee benefits                             128,063       135,270           868       136,138
    Occupancy expense, net                                      30,823        32,829           137        32,966
    Equipment expense                                           15,579        16,166           201        16,367
    Data processing expense                                     12,783        13,652            13        13,665
    Foreclosed property expense                                 28,781        31,236            12        31,248
    Other operating expense                                    122,011       126,949           744       127,693
        Total Noninterest Expense                              338,040       356,102         1,975       358,077
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (139,456)     (136,676)        1,032      (135,644)
Income tax expense                                               1,911         2,740           270         3,010
Income (Loss) from Continuing Operations                     ($141,367)    ($139,416)         $762     ($138,654)

Pro Forma Weighted Average Common Shares                    41,138,432    52,858,944     2,482,759    55,341,703

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($3.44)       ($2.64)                     ($2.51)

See notes to Pro Forma Combined Financial Statements.

Year Ended December 31, 1991
(continued)

                                                                                                                       (F)
                                                                                                                      TOTAL
                                                           PRO FORMA                  PROGRESSIVE                   PRO FORMA
                                                            HIBERNIA      AMERICAN   BANCORPORATION   BANK OF       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION       BANK          INC.        ST. JOHN     CORPORATION
Interest Income
    Interest and fees on loans                                $520,786        $4,060        $6,741        $4,223       $535,810
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           155,380         2,336         3,127         3,718        164,561
        Obligations of states and political subdivisions         6,985            13            34            19          7,051
    Trading account interest                                        70             0             -             -             70
    Interest on time deposits in domestic banks                    938             6            53             8          1,005
    Interest on federal funds sold and securities
        purchased under agreements to resell                    13,012           211           146           210         13,579
        Total Interest Income                                  697,171         6,626        10,101         8,178        722,076
Interest Expense
    Interest on deposits                                       380,287         3,623         5,438         4,537        393,885
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,794             0             3             1         16,798
    Interest on debt and other                                  15,234             0           548            13         15,795
        Total Interest Expense                                 412,315         3,623         5,989         4,551        426,478
Net Interest Income                                            284,856         3,003         4,112         3,627        295,598
    Provision for possible loan losses                         184,525            90            30           225        184,870
Net Interest Income After Provision for
    Possible Loan Losses                                       100,331         2,913         4,082         3,402        110,728
Noninterest Income
    Trust fees                                                  14,861             0             -             -         14,861
    Service charges on deposits                                 42,966           677           901           588         45,132
    Other service, collection and exchange charges              23,726           144           315           154         24,339
    Gain on settlement of acquired loans                         9,043             0             -             -          9,043
    Other operating income                                      13,613           269           (38)          187         14,031
    Securities gains (losses), net                              17,893             0          (377)            -         17,516
        Total Noninterest Income                               122,102         1,090           801           929        124,922
Noninterest Expense
    Salaries and employee benefits                             136,138         1,355         1,678         1,023        140,194
    Occupancy expense, net                                      32,966           252           315           290         33,823
    Equipment expense                                           16,367           209           119            31         16,726
    Data processing expense                                     13,665           392           396           397         14,850
    Foreclosed property expense                                 31,248           297           304           417         32,266
    Other operating expense                                    127,693         1,009         1,373           872        130,947
        Total Noninterest Expense                              358,077         3,514         4,185         3,030        368,806
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (135,644)          489           698         1,301       (133,156)
Income tax expense                                               3,010           122            45           393          3,570
Income (Loss) from Continuing Operations                     ($138,654)         $367          $653          $908      ($136,726)

Pro Forma Weighted Average Common Shares                    55,341,703     2,405,172     2,500,000     3,568,966     63,815,841

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($2.51)                                                  ($2.14)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


A. The "Historical Hibernia Corporation" information reflects the results of the mergers with Commercial Bancshares, Inc. and Bastrop National Bank, consummated on July 1, 1994; and First Continental Bancshares, Inc. and First Bancorp of Louisiana, Inc., consummated on August 1, 1994, (as reported in the Report on Form 8-K dated October 11, 1994 with respect to year-end information and Hibernia's Quarterly report on Form 10-Q for September 30, 1994 with respect to September 30, 1994 information) which were accounted for as poolings of interests. Hibernia Corporation issued 13,021,494 shares of common stock with a stated value of $25,001,000 to effect these mergers. Debt totaling $17,825,000 and related accrued interest and premium of $4,930,000 was retired in conjunction with these mergers.

B. The "Restated Hibernia Corporation" information reflects the results of the mergers with Pioneer Bancshares Corporation and First State Bank and Trust Company, consummated on December 31, 1994, (as reported on Form 8-K dated February 15, 1995) which were accounted for as poolings of interests. Hibernia Corporation issued 11,720,512 shares of common stock with a stated value of $22,503,000 to effect these mergers. Debt totaling $2,071,000 and related accrued interest of $30,000 as of September 30, 1994 is assumed to have been retired in conjunction with these mergers.

C. Hibernia Corporation will issue common stock with an aggregate market value at the date of merger of $18,000,000 to effect the merger with STABA Bancshares, Inc. (STABA). The Hibernia Corporation common stock is assumed to have a market value of $7.25 per share resulting in the issuance of 2,482,759 shares of common stock for all the outstanding common stock of STABA (exchange ratio of 20.87).

      The number of shares of Hibernia common stock to be exchanged in the STABA merger will be the number that equals 18,000,000 divided by the average market price of Hibernia common stock on the Closing Date.

      The stated value of Hibernia Corporation common stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

D. In addition to the STABA merger, Hibernia Corporation is a party to pending mergers with American Bank (American), Progressive Bancorporation, Inc. (Progressive) and Bank of St. John (St. John). Hibernia Corporation will issue common stock to effect these mergers in transactions using the pooling of interests method of accounting.

      The Hibernia Corporation common stock is assumed to have a market value of $7.25 per share and a stated value of $1.92 per share.

      If the average market price is less than $7.75 per share, then the number of shares of Hibernia common stock to be exchanged in the American merger will be increased proportionately with the decrease in the average market price below that level to ensure that an aggregate value of $17,437,500 of Hibernia common stock is exchanged in the merger. Similarly, if the average market price is more than $8.875 per share, then the number of shares of Hibernia common stock to be exchanged in the merger will be decreased proportionately with the increase in the average market price above that level to ensure that an aggregate value of $19,968,750 of Hibernia common stock is exchanged in the merger. However, if the average market price is between $8.875 and $7.75, the number of shares to be exchanged will remain constant, even if the average market price fluctuates within that range.

      The number of shares of Hibernia common stock to be exchanged in the Progressive merger will be 2,500,000 shares. Upon the merger each share of Progressive Preferred Stock issued and outstanding will be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends thereon.

      Hibernia Corporation will issue common stock with an aggregate market value at the date of the St. John merger of $25,875,000. In the event the average market price of Hibernia common stock on the closing date is less than $7.25, the exchange rate for the merger shall be calculated as follows: 3,568,966 divided by 300,000 (the number of issued and outstanding shares of Bank of St. John common stock). In the event the average market price of Hibernia common stock on the closing date is greater that $7.75, the exchange rate shall be calculated as follows: 3,338,710 divided by 300,000.


      In accordance with the pooling of interests method of
      accounting, the historical equities of the merged companies are combined.
                              Hibernia     Mkt Value  Stated Value  Exchange
                               Shares     of Shares    of Shares     Ratio
      American                2,405,172  $17,437,000 $ 4,618,000     4.97
      Progressive             2,500,000   18,125,000   4,800,000     4.05
      St. John                3,568,966   25,875,000   6,852,000    11.90
        Total                 8,474,138  $61,437,000 $16,270,000


E.    The Progressive debt of $3,185,000 is held by Hibernia
      National Bank and will be offset against the outstanding loan balance upon consummation of the merger.

F. In connection with obtaining regulatory approval of the Pioneer transaction, Hibernia has agreed to sell three of the branches currently operated by Pioneer. The sale of thesebranches will include the physical premises as well as all deposits, loans and other assets held by those branches. Aggregate deposits and aggregate loans held by those branches as of June 30, 1994 were approximately $43 million and $21 million, respectively. On December 16, 1994 Hibernia executed a definitive agreement to sell these branches. The sale of these branches is expected to close in the first quarter of 1995, and will not affect the consideration to be paid to Pioneer shareholders in that merger. The effect of the sale of these branches is considered immaterial and has not been reflected in the pro forma combined financial statements.

G. Hibernia Corporation expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia Corporation's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through the retirement of long-term debt upon merger and consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as Federal Deposit Insurance Corporation (FDIC) assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

              CERTAIN INFORMATION ABOUT HIBERNIA

           Hibernia is a Louisiana corporation registered under the BHCA. As of September 30, 1994, Hibernia had total consolidated assets of approximately $5.7 billion and shareholders' equity of approximately $500 million. Hibernia has a single banking subsidiary, HNB, a national banking association that provides retail and commercial banking services through 101 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532.

           On January 9, 1995 Hibernia reported net income for 1994 of $84.7 million, up 33% from $63.8 million in 1993. Earnings per share increased to $.78 in 1994 compared to $.59 in 1993. Return on assets and return on equity for 1994 increased to 1.35% and 15.63%, respectively, from 1.06% and 13.33% for 1993. Loans increased 15% to $3.4 billion and assets increased 2% to $6.3 billion at the end of 1994. Non-performing assets and non-performing loans were reduced by approximately two-thirds during 1994. In the fourth quarter of 1994 Hibernia reported income of $16.5 million ($.15 per share), down 11% from $18.5 million ($.17 per share) for the fourth quarter of 1993. The major portion of such decrease resulted from Hibernia's merger activities in 1994, and included merger related charges of $4.2 million and a $2.4 million loss on the sale of securities acquired in the mergers to conform the acquired portfolios to Hibernia's objectives for risk, liquidity and returns.

           In addition to STABA, Hibernia has entered into definitive merger agreements with three other financial institutions, American Bank, Progressive and Bank of St. John. Each of these proposed transactions are subject to certain conditions, similar to the conditions to the Merger described herein. These transactions may be consummated before or after consummation of the Merger. Shareholders of STABA will not have the right to vote on any of the other pending transactions. In addition, if the Merger is consummated prior to consummation of any or all of the other transactions, former shareholders of STABA who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time those transactions are consummated. Shareholders of Hibernia do not have the right to vote on any of the pending merger transactions.

           On a pro forma basis, as of September 30, 1994, the book value of the shares of Hibernia Common Stock would be increased by the pending transactions. The effect of the Merger on the book value of Hibernia Common Stock, as well as STABA Common
Stock, is shown under "Comparative Per Share Information" included elsewhere herein.

           Further information concerning the business of Hibernia, and its financial condition, management, principal shareholders, and certain other information has been incorporated by reference into this Proxy Statement. See "Available Information" and
"Incorporation by Reference."

Supervision and Regulation

           General. As a bank holding company, Hibernia is subject to the regulations and supervision of the Federal Reserve Board.
Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging in nonbanking activities, subject to certain exceptions.

           Hibernia's banking subsidiary, HNB, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulations and supervision of the OCC. HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

           Payment of Dividends. Hibernia derives substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory and contractual restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB without OCC approval was approximately $124 million at December 31, 1994. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. However, HNB paid dividends to Hibernia in the second and third quarter of 1994 without objection by the OCC. Additional information in this regard is contained in documents incorporated by reference herein. See "Available
Information" and "Incorporation by Reference."

           In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

           Hibernia reinstated its dividend on Hibernia Common Stock in September of 1993. Quarterly dividends ranging from $.03 to $.06 per share have been paid on the Hibernia Common Stock since that time.

           Restrictions on Extensions of Credit. HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.



               CERTAIN INFORMATION ABOUT STABA

Principal Business

           STABA, a business corporation organized under the laws of Louisiana and a registered bank holding company under the BHCA, was incorporated in March of 1983 to acquire all of the stock of State Bank pursuant to a reorganization that was consummated that year. From that date to the present, State Bank has been STABA's only subsidiary. On September 30, 1994, STABA had total consolidated assets of approximately $97.4 million and total consolidated deposits of approximately $89.4 million. STABA's executive offices are located at 400 Mississippi Street, Donaldsonville, Louisiana 70346 and its telephone number if (504) 473-3181.

           State Bank, a Louisiana banking association that opened for business in 1947, is a full service commercial bank offering consumer and commercial banking services in Ascension Parish. It operates a main office in the central business district of Donaldsonville, Louisiana, and has three other full service branches in Ascension Parish, located in Prairieville, Donaldsonville and Gonzales, Louisiana. It also has three ATM locations in Ascension Parish. Major services provided by State
Bank include consumer financing, commercial lending, credit card services, savings and checking accounts for individuals, businesses and public bodies and the offering of Series EE savings bonds, certificates of deposit and individual retirement accounts. All deposit accounts are insured by the FDIC to the maximum legal limits. Credit services offered by State Bank include secured and unsecured commercial loans, Small Business Administration loans, agricultural loans, real estate loans and consumer loans.

           State Bank's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of State Bank's loans is concentrated within a single industry or group of related industries. There are no material seasonal factors that would have any adverse effect on State Bank. State Bank does not rely on foreign sources of funds or income.

Market Prices and Dividends

           Market Prices. STABA Common Stock is not traded on any exchange or in any other established public trading market.
There are no bid or asked prices available for STABA common stock. There is, however, very limited and sporadic trading of STABA Common Stock in its local area. Management has trading information available to it with respect to approximately seven trades that were effected during 1993 and 1994. These trades were effected at an average price of $27.85 per share, but management is unable to assure that all of those trades, or any of them, were effected on an arm's-length basis.

           On October 31, 1994, there were 266 shareholders of record of STABA Common Stock.

           Cash Dividends. STABA declared dividends of $1.10 per share and $1.35 per share in 1992 and 1993, respectively. STABA has declared a dividend of $1.35 per share for 1994, to be paid in the first quarter of 1995. Pursuant to the Agreement, the aggregate of all dividends and bonuses shall not exceed $0.34 for the first quarter of 1995, if the Merger becomes effective during the first quarter of 1995.

           Substantially all of the funds used by STABA to pay dividends to its shareholders are derived from dividends paid to it by State Bank, which are subject to certain legal restrictions. With respect to State Bank, the prior approval of the Louisiana Office of Financial Institutions (the "OFI") is required if the total of all dividends declared and paid in any calendar year will exceed the sum of its net profits of that year combined with the retained net profits of the immediately preceding year. The FDIC also has the power to restrict a state bank's dividend payments if such payments are deemed an unsafe or unsound banking practice, or if the FDIC deems the bank's capital inadequate.

Property

           State Bank owns the building and land at its main office in Donaldsonville and also owns the building and land at its three branch offices located in Donaldsonville, Gonzales and Praireville.

Employees

           STABA and State Bank have, in the aggregate, approximately 46 full-time employees. STABA and State Bank consider their relationships with all such employees to be good.

Litigation

           Neither STABA nor State Bank is involved in any material legal actions. However, various proceedings arising in the ordinary course of State Bank's business are presently pending to which State Bank is a party. In the opinion of management, after consultation with outside legal counsel, the outcome of such actions should not have a material adverse effect on the financial condition of STABA or State Bank.

Competition

           State Bank experiences considerable competition in both attracting deposits and lending funds. Competition in lending comes principally from other commercial banks and savings and loan associations located in State Bank's market area and from mortgage companies, insurance companies, brokerage companies, governmental agencies, credit unions, real estate investment trusts and other financial institutions. Competition for deposits comes principally from other commercial banks, savings and loan associations and credit unions. The primary factors in competing for deposits among these institutions are interest rates paid on accounts, convenience of office location and extent of services offered. In the conduct of certain aspects of its banking business, State Bank competes not only with the above-mentioned institutions, but additionally with insurance companies, small loan companies and other financial institutions.

Supervision and Regulation

           As a state non-member bank, State Bank is subject to regulation and regular examination by the FDIC and the OFI. Applicable regulations relate to reserves, investments, loans, issuance of securities, establishment of branches and other aspects of State Bank's operations. State Bank must also furnish quarterly and annual reports to the FDIC.

           State Bank's deposits are insured by the FDIC, which insures up to $100,000 per each insured deposit account. State Bank is currently paying an insurance premium of $230 for each $100,000 of deposits. As of January 1, 1993 the FDIC implemented a traditional risk-related insurance assessment system whereby the FDIC places each insured bank in one of nine risk categories based on its level of capital and other relevant information.
Under the system, there is an eight basis point spread between the highest and lowest assessment, with the strongest banks
(including State Bank) paying an insurance premium equal to .23% of deposits and the weakest banks paying a premium of .31% of deposits. Due to the recent savings and loan crisis and the related concern of Congress with regard to the FDIC insurance fund, there has been increased pressure applied to banks to conform to regulatory guidelines, along with increased disclosure requirements on a quarterly and annual basis.

           State Bank is subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheets items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier One and Tier Two, which are combined to calculate total capital. Tier One capital consists of common shareholders' equity, certain perpetual preferred stock and minority interests less intangibles. Tier Two capital consists of the allowance for loan losses and subordinated debt, subject to certain limitations. The guidelines provide for total capital of 8% of risk weighted assets, half of which must be Tier One capital. In conjunction with the risk-based capital guidelines, the regulators have also issued capital leverage guidelines. The leverage ratio consists of Tier One capital as a percent of average total assets. The minimum leverage ratio for all banks (including State Bank) is 4%, with a higher leverage ratio generally required for all but the healthiest of banks. At September 30, 1994, State Bank's Tier One capital ratio was 8.94%, its total capital ratio was 8.00% and its leverage ratio was 10.65%.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
           RESULTS OF OPERATIONS OF STABA FOR THE TWO YEARS ENDED
                 DECEMBER 31, 1993 AND DECEMBER 31, 1992

           The following discussion provides certain information concerning the financial condition and results of operations of STABA for the two years ended December 31, 1993 and 1992. The financial position and results of operations of STABA resulted primarily from operations at its banking subsidiary, State Bank. Management's discussion should be read in conjunction with the STABA financial statements and accompanying notes presented elsewhere in this Proxy Statement.

Overview

           Net income for 1993 totaled $1,252,308, compared to $1,063,759 for 1992. Return on average assets was 1.30% and return on average equity was 19.36% for 1993, compared to 1.30% and 19.72%, respectively, for 1992. The increase in net income of $188,549 from 1992 to 1993 was attributable primarily to an increase in net interest income of $462,675 and an increase in other income of $165,701 offset somewhat by a decrease in the provision for loan losses of $93,000, and an increase in other expenses of $353,866.

           Average assets in 1993 increased by $7,531,784, or 8.48% from 1992 caused primarily by an increase in customer deposits of $6,571,717, or 7.99%. The increase in deposits was caused by an increase in average deposits from individuals and businesses of $3,313,552 and other interest-bearing deposit accounts of $248,085, offset partially by a decline in time deposits of $773,563. The increase in deposits helped to fund the increase in average investments of $1,065,754 and consumer loans of $6,130,534, as well as the changes in other asset accounts.

           The net interest margin, the ratio of net interest income to average earning assets, increased slightly in 1993, from 4.36% to 4.54%. The net interest margin of 4.54% in 1993 is a reflection of the continued low interest rates and healthy spread between rates on deposits and yields on investments and loans. Earning assets comprised 91.95% and 91.91% of total average assets in 1993 and 1992, respectively.

Results of Operations

           Net Interest Income. Net interest income for 1993 was $4,019,033, compared to $3,556,358 for 1992. The increase of $462,675 was caused by the increase in average earning assets and the increase in the net interest margin of 23 basis points. Average non-interest bearing deposits as a percent of total deposits remained level from 1992 to 1993.

           Average loans for 1993 totaled $41,815,356, or approximately 47% of average earnings assets. Average investment securities totaled $47,647,774 and comprised approximately 53% of average earning assets. The average yield from loans declined .95% from 1992 to 1993. The average yield from investment securities declined .85% during that same time. This was caused primarily by the implementation of a plan to shorten the maturities on investments in STABA's portfolio. The net yield on total earning assets declined .54% from 1992 to 1993, and was offset by a .73% decrease in the rate paid on interest-bearing liabilities, for a net increase in the net interest spread of .21%.

           Interest Rate Sensitivity. The interest rate sensitivity gap is the difference between the amount of interest earning assets and interest-bearing liabilities maturing in any given time frame. A primary objective of asset/liability management is to maximize net interest margin while not subjecting STABA to significant interest rate risk in periods of rising or falling interest rates. At December 31, 1993 STABA's one year repricing gap, defined as repricing assets minus repricing liabilities as a percentage of total assets, was 12.14%, i.e. more of STABA's assets than liabilities reprice within one year time frame.
However, STABA does have discretion in repricing the majority of liabilities that reprice in under a year. Because more assets reprice in the one year time frame, a rise in interest rates should cause an increase in net interest income.

           Provision for Loan Losses. The provision for loan losses charged to operating expense is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of chargeoffs in the loan portfolio by category, the current economic condition in the lending area, the payment history, ability to repay and strength of collateral of specific borrowers, and other relevant factors. The 1993 provision was $270,000, compared to $363,000 in 1992. Actual chargeoffs, net of recoveries, were $172,310 in 1993 and $108,881 in 1992. Since the provision exceeded net chargeoffs in both years, the result was an increase in the allowance for loan losses.

           STABA maintains an allowance for loan losses which it believes is adequate to absorb reasonably foreseeable losses in the loan portfolio. The allowance for loan losses increased $97,690 from December 31, 1992 to 1993, to $906,576, and was
2.07% of loans. The 1992 balance in the allowance for loans losses was $808,886, or 2.06% of loans.

           In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a
Loan," which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively, so that it will be reflected as an adjustment to STABA's provision for loan losses beginning 1995. The effect, if any, the new standard would have on STABA's financial position and results of operations is not expected to be significant.

           Non-Interest Income. Non-interest income in 1993 totaled $669,861 compared to $504,160 in 1992. The increase was caused mostly by an increase in service charges of $79,245 and an increase in the gain on the sale of securities of $90,633.

           Table 1 below presents the average balance sheets, net interest income and net yield for each category of assets for 1993 and 1992. Table 2 below provides the components of changes in net interest income in the format of a rate/volume analysis.

Average Balance Sheets, Interest Income/Expenses, Yields, Rates & Statistics for the Years 1993 and 1992

                                                            1993                                 1992
                                                       Interest     Average                   Interest   Average
                                          Average      Income/      Yield/       Average      Income/    Yield/
                                          Balance      Expense      Rate         Balance      Expense    Rate
                                                                          (dollars in thousands)
ASSETS:
Earning Assets:
  Interest Bearing Deposits
     with other banks                      $ 2,018   $          77     3.81%      $ 1,796      $    81   4.50%
  U.S. Treasury Securities                  19,256           1,119     5.81        17,544         1,125  6.41
  Federal Agencies & Mortgage Backed        16,014             954     5.96        11,931           872  7.31
  State & Municipal Obligations  (1)         4,547             294     6.46         4,050           282  6.96
  Other Securities                             -                 -       -            300            26  8.60
     Total Investment Securities            41,835           2,444     5.84        35,621         2,386  6.70
  Federal Funds Sold                         5,813             166     2.85        10,961           374  3.42
  Loans (Net)  (2)                          41,815           3,951     9.45        35,685         3,716 10.41
Total Earning Assets                        89,463           6,561     7.33        81,640         6,476  7.87
Allowance for Possible Loan Losses           (863)                                  (627)
Cash and Due From Banks                      4,030                                  3,809
Premises and Equipment, Net                  1,813                                  1,581
Other Real Estate                              100                                     60
Other Assets                                 1,817                                  2,365
  Total Assets                             $96,360                                $88,828

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
  NOW Deposits                             $18,657          $  426     2.28%      $15,921        $   452  2.84%
  Savings Deposits                          16,075             473     2.94        13,563            457  3.37
  Certificates of Deposit of
     $100,000 or more                        7,766             282      3.63        8,775            390  4.44
  Other Time Deposits                       34,049           1,360      3.99       33,814          1,621  4.80
  Federal Fund Purchased                        31               1      3.01          -               -     -
Total Interest Bearing Liabilities          76,578           2,542      3.32       72,073          2,920  4.05
Non-interest Bearing Deposits               12,238          10,140
Other Liabilities                            1,074           1,220
Total Liabilities                           89,890          83,433
Shareholders' Equity                         6,470           5,395
  Total Liabilities and Shareholders'
     Equity                              $  96,360         $88,828

Net Interest Spread                                                     4.01%                             3.82%

Net Interest Income/Margin                                 $ 4,019      4.54%                     $3,556  4.36%

1) The yield on tax exempt securities is not on a tax equivalent basis for this schedule.

(2) Loans are presented net of unearned discount. Nonaccrual loans are included in average balances and income on such loans is recognized on a cash basis.


Rate/Volume Analysis


                                                                                          1993/1992
                                                                                   Change Attributable to
                                                                                                              Total
                                                                                                              Increase
                                                                       Rate               Volume              (Decrease)
                                                                            (dollars in thousands)

Interest Earning Assets:
  Interest Bearing Deposits
     with Other Banks                                              ($ 12)                $   8                ($  4)
  Investment Securities (1)                                        ( 389)                  451                   62
  FFS & Sec. Purc. w/Agree to Resell                               (  97)                 (111)                (208)
  Loans                                                            ( 342)                  577                  235

     Total Interest Income                                         ( 840)                  925                   85

Interest Bearing Liabilities:
  NOW & Savings Deposits                                           ( 144)                  134                 ( 10)
  Certificates of Deposit $100,000
    or more                                                        (  71)                 ( 37)                (108)
Other time deposits                                                ( 274)                   13                 (261)
  FFF and Securities sold under
     agmts. to repurchase                                             -                      1                    1
     Total Interest Expense                                        ( 489)                  111                 (378)

Net Interest Income                                                ($351)                $ 814                 $463

(1)  Not presented on a tax equivalent basis for this schedule.

Note: The changes in interest due to both volume and rate have been allocated proportionately between rate and volume. Nonaccrual loans are included in average balances and income on such loans is recognized on a cash basis.

           Non-Interest Expense. Non-interest expense increased by $353,866, or 15.49%, from 1992 levels. Salaries and related benefits increased $122,030. Occupancy expense increased
$99,736. Other operating expense increased by $132,100. The following is a summary of non-interest expenses for 1993 and 1992:


                                                               Year Ended December 31,
                                                                  1993             1992
                                                                (dollars in thousands)
Salaries and Benefits                                               $1,120          $  998
Occupancy                                                              163             162
Furniture and Equipment Expense                                        318             218
Other Expenses                                                       1,038             907

   Total                                                            $2,639          $2,285

          Statement of Financing Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which is effective for fiscal years beginning after December 15, 1992, requires recognition of estimated future postretirement costs over employees' periods of service. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," which is effective for fiscal years beginning after December 15, 1993, requires recognition of estimated future postemployment costs over employees' periods of service. STABA offers no postretirement health or medical benefits or postemployment benefits to any of its employees or former employees.

Analysis of Financial Condition

           Investment Securities. In 1993 average investment securities increased by $6,291,497 from 1992. The total market value of investment securities at December 31, 1993 was $40,857,136, including gross unrealized gains of $846,409 and gross unrealized losses of $144,422. The investment securities portfolio is used as a source of liquidity and a means of managing interest rate sensitivity. In addition, the portfolio serves as a source of collateral on certain deposits.

           Securities Portfolio. The carrying amount of securities at the dates indicated is set forth in the table below:


                                    December 31,
                            1993                    1992
                   Amount        Percent    Amount       Percent
                                (dollars in thousands)

U. S. Treasury     $19,659       48.96%     $19,216      49.78%

U. S. Government
Agencies and
Mortgage Backed
Securities          15,800       39.35%      14,927      38.66%

State and
Municipals           4,696       11.69%       4,462      11.56%

   Total           $40,155      100.00%     $38,605     100.00%

           Investment Securities Maturity Distribution. The amortized cost and estimated market value of securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers may have the right to prepay obligations with or without penalties.

                                                  Approximate
                                 Carrying           Market
                                 Amount             Value

                                    (dollars in thousands)

Due in one year or less          $16,591          $16,585

Due from one to five years        14,531           14,837

Due from five to ten years         3,666            3,944

Due after ten years                5,367            5,491

                                 $40,155          $40,857

           STABA's mortgage-backed securities and collateralized mortgage obligations consist of ownership interests in pools of residential mortgages guaranteed by U.S. government agencies with contract maturities up to 30 years. However, the underlying mortgages are subject to significant prepayments, particularly when the contract rates on the mortgages exceed the current market rates on such loans. The weighted average life of the mortgage-backed securities portfolio, based on current prepayment assumptions, is approximately seven years.

           For discussion of Financial Accounting Standards Board
Statement No. 115, which STABA adopted effective January 1, 1994, see the accompanying footnotes to the December 31, 1993 financial statements.

           Loans. Loans outstanding at December 31, 1993, totaled $42,936,061. Total average loans in 1993 were $40,951,972, an increase of $5,894,477 from the average for 1992. Average consumer loans increased by $188,220, average business loans decreased $85,831, and average real estate loans increased
$6,058,662 from 1992 to 1993.

           The following table shows the amounts of loans outstanding according to the type of loan for each of the periods indicated:


                                           December 31,
                                  1993                       1992
                                       (dollars in thousands)
                             Amount     Percent        Amount       Percent
Commercial, Industrial and
Agricultural                 $ 5,685     12.97%         $ 6,745      17.16%

Real Estate-Resident          23,297     53.14           19,194      48.83

Real Estate-Non-Resident       4,975     11.35            4,327      11.01

Consumer Net of Unearned
Income                         9,886     22.54           10,043      23.00

     Total Loans             $43,843    100.00%         $39,309     100.00%

Allowance for Loan Losses:
                              1993       1992

Balance at January 1        $808,886   $554,767

Charge offs                 (228,710)  (164,790)

Recoveries                    56,400     55,909

Provision charged to
operations                   270,000    363,000

   Balance at December 31   $906,576   $808,886

         Nonperforming Assets. Nonaccrual loans and foreclosed assets are included in nonperforming assets. Nonperforming assets decreased $24,318 during 1993 to $214,464 at December 31, 1993.

           Nonaccrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loans are returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis. Interest income that would not have been recognized on nonaccrual loans had those loans been on accrual status at contractual terms throughout 1993 was approximately $5,769.
Interest income recognized on nonaccrual loans for 1993 was not significant.

           The table below summarizes nonperforming assets and includes several ratios that measure the level of nonperforming assets.

                                                     December 31,
                                           1993                        1992
                                               (dollars in thousands)
        Nonperforming Loans:
          Nonaccrual loans                 $115                        $225
            Total Nonperforming Loans       115                         225
        Real Estate Acquired through
          Foreclosure                        99                          14

            Total Nonperforming Assets     $214                        $239

        Loans Past Due Ninety
          Days or More                     $376                        $395

        Nonperforming loans as a % of
          total loans                     0.27%                        1.01%

        Nonperforming assets as a % of
          total loans and real estate and
          other property acquired by
          foreclosure                     .49%                          .61%

        Allowance for loan losses as a %
          of nonperforming loans       788.70%                       359.56%

           Management of STABA is not aware of any loans classified for regulatory purposes and included from the above table which: (1) represent or result from trends or uncertainties that will materially impact future operating results, liquidity, or capital resources, or (2) represent material credits about which management is aware of any information which causes doubts as to the ability of such borrowers to comply with the loan repayment terms.

           Deposits. Total deposits at December 31, 1993 were $87,810,651, an increase of $2,480,238 from the December 31, 1992 total of $85,330,413. Average deposits in 1993 increased $6,571,717 from 1992. As noted earlier, an increase occurred in the average deposits from individuals and businesses and other interest bearing deposit accounts and was offset partially by a decline in time deposits.

           Time deposits of $100,000 or more were $7,241,719 at December 31, 1993, which comprises 8.25% of total deposits.
STABA had no brokered deposits at December 31, 1993.

           Deposit Average Balance and Rates. The following table indicates the average daily amount of deposits and rates paid on such deposits for the periods indicated:

                                         December 31,
                               1993                          1992
                         Amount     Rate           Amount          Rate
                                     (dollars in thousands)

Non-interest bearing
demand                 $12,238      0.00%       $10,140            0.00%

Interest bearing
demand                  18,657      2.28         15,921            2.84

Savings                 16,075      2.94         13,563            3.37

Time Deposits           41,846      2.86         42,589            4.72

  Total $, Avg. Rate   $88,816      2.86%       $82,213            3.55%

   Maturities of Time Deposits of $100,000 or more. The maturities of time deposits of $100,000 or more are summarized in the table below:


                                                              1993
                                                     (dollars in thousands)
Three months or less                                          $3,551
Over three months through 12 months                            2,522
Over one year through five years                                 517
Over five years                                                    -

         Total                                                $6,590



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STABA FOR THE NINE-MONTH PERIODS ENDED
                    SEPTEMBER 30, 1994 AND SEPTEMBER 30, 1993

           The following discussion provides certain information concerning the financial condition and results of operations of STABA for the periods ended September 30, 1994 and 1993. The financial position and results of operations of STABA resulted primarily from operations at its banking subsidiary, State Bank. Management's discussion should be read in conjunction with the financial statements and accompanying notes presented elsewhere in this Proxy Statement.

Overview

           Net income for the period ended September 30, 1994 totaled $1,077,411 compared to $993,969 for the period ended September
30, 1993. Return on average assets was 1.03% and return on average equity was 13.80% for such nine-month period in 1994 compared to 1.03% and 14.72%, respectively, for the same period in 1993. The increase in net income of $14,442 from 1993 to 1994 was attributable primarily to an increase in net interest income of $156,141, offset somewhat by an increase in other income of approximately $131,000, a decrease in the provision for loan losses of $30,000, and an increase in other expenses of approximately $215,000.

           Average assets for the nine-month period ended September 30, 1994 increased by $824,338, or .85% from the same period in 1993 caused by an increase in average equity of $989,607. The increase in equity was due to profit of $1,007,411 for 1994.
Most asset and liability accounts recorded no significant change.

           The net interest margin, the percentage of net interest income to average earning assets, increased slightly in the nine-month period ended September 30, 1994, from 3.39% to 3.55%. The net interest margin of 3.55% in 1994 is a reflection of the continued low interest rates and healthy spread between rates on deposits and yields on investments and loans. Average earning assets comprised 91.54% and 92.03% of total average assets in the nine-month periods ended September 30, 1994 and 1993, respectively.

Results of Operations

           Net Interest Income. Net interest income for the nine-month period ended September 30, 1994 was $3,167,925, compared to $3,011,784 for the same period in 1993. The increase of $156,141 was caused by the increase in average net assets and the increase in the net interest margin of 16 basis points. Average non-interest bearing deposits as a percent of total deposits increased from 13.67% in 1993 to 15.33% in 1994.

           Average loans for the nine-month period ended September 30, 1994 totaled $45,426,814, or 50.97% of average earnings assets.
Average investment securities totaled $44,676,285 and comprised
50.13% of average earning assets. The net yield on loans declined .39% from 1993 to 1994. The net yield on investment securities remained unchanged during that same time. The net yield on total earning assets declined .04% from 1993 to 1994, and was offset by a .18% decrease in the rate paid on interest bearing liabilities, for a net increase in the net interest spread of .14%.

           Interest Rate Sensitivity. The interest rate sensitivity gap is the difference between the amount of interest bearing assets and interest bearing liabilities maturing in any given time frame. A primary objective of assets/liability management is to maximize net interest margin while not subjecting STABA to significant interest rate risk in periods of rising or falling interest rates. At September 30, 1994 STABA's one year repricing gap, defined as repricing assets minus repricing liabilities as a percentage of total assets, was negative 6.53%, i.e. more of STABA's liabilities than assets reprice within a one year time frame. However, STABA does have discretion in repricing the majority of liabilities that reprice in under a year. Because more liabilities reprice in the one year time frame, a rise in interest rates will likely cause a decrease in net interest income.

           Provision for Loan Losses. The provision for loan losses charged to operating expense is the result of a continuing review and assessment of the loan portfolio, taking into consideration the history of chargeoffs in the loan portfolio by category, the current economic condition in the lending area, the payment history, ability to repay and strength of collateral of specific borrowers, and other relevant factors. The provision at September 30, 1994 was $180,000, compared to $150,000 on
September 30, 1993. Actual chargeoffs, net of recoveries, were $20,573 in the nine-month period ended September 30, 1994 and $45,363 in the same period in 1993. Since the provision exceeded net chargeoffs in both years, the result was an increase in the allowance for loan losses.

           STABA maintains an allowance for loan losses which it believes is adequate to absorb reasonably foreseeable losses in the loan portfolio. The allowance for loan losses increased $110,480 from September 30, 1993 to September 30, 1994, to $1,036,003, and was 2.17% of loans. The September 30, 1993 balance in the allowance for loan losses was $925,523 or 2.17% of loans.

           In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a
Loan," which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected in an adjustment to the bank's provision for loan losses in the year of adoption. The effect, if any, the new standard may have on STABA's financial position and results of operations is not expected to be significant.

           The Financial Accounting Standards Board also issued Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," which establishes a new accounting principle for recording fair values of debt and equity securities. STABA has adopted SFAS 115 effective January 1, 1994. The adoption of SFAS 115 has the effect of reducing investments available for sale by $426,838, increasing deferred tax assets by $145,125, and reducing equity by $281,713 at September 30, 1994.

           Non-Interest Income. Non-interest income for the nine-month period ended September 30, 1994 totaled $525,434 compared to $427,691 in the same period of 1993. The increase was caused mostly by an increase in service charges of $59,423.

           Non-Interest Expenses. Non-interest expenses increased by $167,858 or 8.28% from September 30, 1993 levels. Salaries and related benefits increased $84,540. Occupancy expense increased $18,152. A summary of non-interest expenses for the nine-month periods ended September 30, 1994 and 1993 is as follows:

                             Period Ended September 30,
                            1994                       1993

Salaries and Benefits     $  866                     $  781
Occupancy                    131                        112
Furniture and
Equipment Expense            391                        367
Other Expenses               807                        767

Total                    $ 2,195                    $ 2,027

           Statement of Financing Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which is effective for fiscal years beginning after December 15, 1992, requires recognition of estimated future postretirement costs over employees' periods of service. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," which is effective for fiscal years beginning after December 15, 1993, requires recognition of estimated future postemployment costs over employees' periods of service. STABA offers no postretirement health or medical benefits or postemployment benefits to any of its employees or former employees.

Analysis of Financial Condition

           Investment Securities. For the period ended September 30, 1994 average investment securities increased by $1,341,578 from the same period in 1993. The investment securities portfolio is used as a source of liquidity and a means of managing interest rate sensitivity. In addition, the portfolio serves as a source of collateral on certain deposits.

           Securities Portfolio. The carrying amount of securities at the dates indicated is set forth in the table below:

                                        September 30,
                           1994                                1993
                     Amount      Percent              Amount         Percent

U.S. Treasury      $14,720       37.57%               $19,129        46.55%

U.S. Government
Agencies and
Mortgage Backed
Securities          19,797       50.53%                17,196        41.84%

State and Municipal  5,090       12.99%                 4,772        11.61%

Available for sale
adjustment         (   427)     ( 1.09)                 -             -

    Total          $39,180      100.00%               $41,097       100.00%

           Investment Securities Maturity Distribution. The amortized cost and estimated market value of securities at September 30, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers may have the right to prepay obligations with or without penalties.

           STABA's mortgage-backed securities and collateralized mortgage obligations consists of ownership interests in pools of residential mortgages guaranteed by U.S. government agencies with contract maturities up to 30 years. However, the underlying mortgages are subject to significant prepayments, particularly when the contract rates on the mortgages exceed the current market rates on such loans. The weighted average life of the mortgage backed securities portfolio, based on current prepayment assumptions, is approximately seven years.

           Loans. Loans outstanding at September 30, 1994, totaled $47,716,969. Total average loans for the period ended September 30, 1994 were $45,426,814, an increase of $4,298,366 from the average for the same period in 1993. Average consumer loans increased by $651,818, and average business loans decreased $697,807, and average real estate loans increased $2,782,416 from September 30, 1993 to 1994.

           The following table shows the amounts of loans outstanding according to the type of loan for each of the periods indicated:


                                           September 30,
                                1994                            1993
                           Amount    Percent                Amount    Percent
                                       (dollars in thousands)

Commercial, Industrial
and Agricultural          $10,279    21.54%                $10,458    24.37%

Real Estate - Residential  20,381    42.71                  17,772    41.41

Real Estate -
Non-residential             6,849    14.35                   5,148    11.99

Consumer, Net of Unearned
Income                     10,208    21.40                   9,543    22.23

    Total Loans           $47,717   100.00%                $42,921   100.00%

           The following table shows the allowance for loan losses for each of the periods indicated:

                                          1994          1993

Balance at January 1                    $906,576       $808,886

Charge offs                              (50,952)       (86,253)

Recoveries                                30,379         38,937

Provision charged to
operations                               150,000        180,000

Balance at September 30               $1,036,003       $941,570

Nonperforming Assets. Nonaccrual loans and foreclosed assets are included in nonperforming assets. Nonperforming assets decreased $261,262 from the balance at September 30, 1993 to $88,815 at September 30, 1994.

           Nonaccrual loans are loans on which the accrual of interest income has been discontinued and previously accrued interest has been reversed because the borrower's financial condition has deteriorated to the extent that the collection of principal and interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis. Interest income recognized on nonaccrual loans for the nine-month period ended September 30, 1994 was not significant.

           The table below summarizes nonperforming assets and includes several ratios that measure the level of nonperforming assets.

                                     September 30,
                                 1994             1993
                                   (dollars in thousands)

Nonperforming Loans:
    Nonaccrual loans            $  33            $  250

     Total Nonperforming Loans     33               250

Real Estate Acquired through
   Foreclosure                     56               100

Total Nonperforming Assets      $  89            $  350


Nonperforming loans as a % of
  total loans                     .07%              .58%

Nonperforming assets as a % of
  total loans                     .19%              .82%

Allowance for loan
  losses as a % of
  nonperforming loans         3192.81%            76.00%

           STABA's management is not aware of any loans classified for regulatory purposes and excluded from the above table which represent or result from trends or uncertainties that will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which causes doubts as to the ability of such borrowers to comply with the loan repayment terms.

           Deposits. Total deposits at September 30, 1994 were $89,427,077, an increase of $1,441,502 from the September 30, 1993 total of $87,985,575. Average deposits for the nine-month period ended September 30, 1994 decreased $220,623 from the same period in 1993.

           Time deposits of $100,000 or more were $7,508,177 at September 30, 1993, which comprises 8.40% of total deposits.
STABA had no brokered deposits at September 30, 1994.

           Deposit Average Balance and Rates. The following table indicates the average daily amount of deposits:

                                          September 30,
                                1994                         1993
                                      (dollars in thousands)

                                Amount                       Amount

Non-interest
bearing demand                  $14,540                      $12,288

Interest bearing
demand                           19,880                       17,849

Savings                          15,741                       16,099

Time Deposits                    39,264                       41,749

    Total                       $89,425                      $87,985


              BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                         PRINCIPAL SHAREHOLDERS OF STABA

Security Ownership of Directors and Executive Officers

           The following is a list of the directors and the chief executive officer of STABA and the number and percentage of shares of STABA Common Stock beneficially owned as of January 31, 1995. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

                    Amount of Common Stock          Percentage of Common Stock
Name                  Beneficially Owned              Beneficially Owned

Kenneth A. Bailey (1)       1,371                           1.15

Albert Banker, Jr.            900                            .76

Dr. R. G. Folse             3,688                           3.10

E. H. Graugnard             5,372                           4.52

B. R. Harp                  1,244                           1.03

J. T. Mistreta              8,558                           7.20

L. J. Noel, III             7,624                           6.41

A. J. Robert                1,539                           1.29

Stephen Robert              1,740                           1.46

All directors and executive
officers as a group
(9 persons)                32,036                          26.92%


Security Ownership of Principal Shareholders

The following is a list of all individuals or entities known to STABA who owned, beneficially or of record, five percent (5%) or more of the issued and outstanding shares of STABA Common Stock as of January 31, 1995 and the number of shares and percentage of STABA Common Stock beneficially owned:


                              Amount of              Percentage of
                            Common Stock             Common Stock
Name and Address          Beneficially Owned       Beneficially  Owned

J. T. Mistreta                8,558 (2)                   7.20
P. O. Box 550
Donaldsonville, LA  70346

L. J. Noel, III               7,624 (3)                   6.41
P. O. Box 466
Donaldsonville, LA  70346

(1) Mr. Bailey is a dirctor and the Chief Executive Officer of STABA.
(2) Includes 5,484 shares owned by members of his family
(3) Includes 2,132 shares owned by members of his family.


              RELATIONSHIP WITH INDEPENDENT AUDITORS

           STABA has appointed the firm of Postlewaite & Netterville as independent auditor for its fiscal year ending December 31, 1994.
A representative of Postlewaite & Netterville is expected to be present at the Special Meeting, and will be available to respond to appropriate questions.

                         VALIDITY OF SHARES

           Patricia C. Meringer, Associate Counsel and Secretary of Hibernia, has rendered an opinion that the shares of Hibernia Common Stock to be issued in connection with the Merger have been duly authorized and, if and when issued pursuant to the terms of the Agreement, will be validly issued, fully paid and non-assessable. As of the date of this prospectus, Ms. Meringer owned 56 shares of Hibernia Common Stock in a 401(k) plan account and held options to purchase 15,716 shares of Hibernia Common Stock, which options are not currently exercisable.

                            EXPERTS

           The consolidated financial statements of Hibernia incorporated in this Proxy Statement-Prospectus by reference from Hibernia's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements referred to above have been restated in Current Reports on Form 8-K to give effect to six mergers consummated during 1994 and accounted for as poolings of interests.

           The consolidated financial statements of Hibernia for the year ended December 31, 1993, restated to give effect to four mergers consummated during the third quarter of 1994 and accounted for as poolings of interests, incorporated in this Proxy Statement-Prospectus by reference from Hibernia's Current Report on Form 8-K dated October 11, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference, and have been so incorporated by reference in reliance upon such firm as experts in accounting and auditing.

           The supplemental consolidated financial statements of Hibernia for the year ended December 31, 1993, restated to give effect to six mergers consummated during 1994 (which represents four mergers consummated during the third quarter of 1994 and two mergers consummated during the fourth quarter of 1994) and accounted for as poolings of interests, incorporated in this Proxy Statement-Prospectus by reference from Hibernia's Current Report on Form 8-K dated February 15, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference, and have been so incorporated by reference in reliance upon such firm as experts in accounting and auditing.

           The Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows for STABA for the three years ended
December 31, 1993, 1992 and 1991 and the Balance Sheets of STABA as of December 31, 1993 and 1992 have been audited by Postlewaite
& Netterville, Baton Rouge, Louisiana, independent auditors, as set forth in their report thereon included elsewhere herein.
Such financial statements have been so included in reliance upon the report of Postlewaite & Netterville, given upon their authority as experts in accounting and auditing.

                       STABA Bancshares, Inc. and Subsidiary
                   Consolidated Statements of Financial Condition
                            (unaudited, $ in thousands)

Assets                                                         September 30
                                                         1994            1993

Cash and due from banks                                 $4,778          $4,050
Interest bearing deposits with banks                       986           2,074
Federal Funds sold                                       2,281           2,718
Investment securities                                   39,181          41,098
Loans, net of reserve                                   46,681          41,979
Bank premises and equipment                              2,010           1,915
Accrued income and other assets                          1,470           1,319

     Total Assets                                      $97,387         $95,153

Liabilities and Stockholders' Equity

Liabilities

Deposits
     Interest bearing                                  $74,887         $75,697
     Non-interest bearing                               14,515          12,288
Accrued expenses and other liabilities                     285             254
Income taxes payable                                         7              46

     Total Liabilities                                  89,694          88,285

Stockholders' Equity

Common Stock                                               152             152
Surplus                                                  3,176           3,176
Retained earnings                                        4,699           3,593
Treasury stock                                             (53)            (53)
Unrealized gain(loss) on securities available for sale    (281)              -
     Total Stockholders' Equity                          7,693           6,868

Total Liabilities and Stockholders' Equity             $97,387         $95,153


The accompanying notes are an integral part of these consolidated financial statements.

                       STABA Bancshares, Inc. and Subsidiary
                         Consolidated Statements of Income
                            (unaudited, $ in thousands)

                                                               September 30
                                                         1994            1993
Interest Income
     Loans                                              $3,106          $2,938
     Securities                                          1,753           1,797
     Federal Funds sold and other                          102             209
                                                         4,961           4,944

Interest Expense
     Deposits                                            1,747           1,933
     Other                                                   8

     Net interest income                                 3,206           3,011

Provision for possible loan losses                         150             180

     Net interest income after provision
          for possible loan loss                         3,056           2,831

Other Income
     Service fees                                          393             337
     Other                                                 120              91
                                                           513             428

Other Expenses
     Salaries and wages                                    866             781
     Occupancy expense                                     446             374
     Other operating expense                               733             691
                                                         2,045           1,846

Income before Federal income tax expense                 1,524           1,413

Federal income tax expense                                 517             420

     Net Income                                         $1,007            $993

Earnings per share                                       $8.46           $8.34


The accompanying notes are an integral part of these consolidated financial statements.

                        STABA Bancshares, Inc. and Subsidiary
                        Consolidated Statements of Cash Flows
                            (unaudited, $ in thousands)

                                                               September 30
Operating Activities                                     1994            1993

Net Income                                              $1,007            $993
Adjustments to reconcile net income
     to cash provided by operating activities
Depreciation and amortization                              224             181
Provision for credit losses                                150             180
Loss on sale of securities                                  25               -
(Increase) in accrued income and
    other assets                                          (689)           (593)
Increase in accrued expense and
   other liabilities                                       515             270

     Cash Provided by Operating                          1,232           1,031
               Activities

Investing Activites

Net decrease in interest
        bearing deposits                                    99              99
Net decrease in federal
        funds sold                                       1,568           3,233
Proceeds from sale/maturity of
        investment securities                           17,740          13,215
Purchase of investment securities                      (17,089)        (15,768)
Net increase in loans                                   (3,874)         (3,612)
Purchase of buildings and equipment                       (361)           (489)

        Cash Used in Investing Activities               (1,917)         (3,322)

Cash Flows From Financing Activites

Net increase in non-interest bearing
     demand deposits, NOW accounts and
     savings accounts                                    3,081           3,161
Net decrease in time deposits                           (1,489)           (531)

        Cash Provided by Financing
                  Activities                             1,592           2,630

Increase in Cash and Due From Banks                        907             339

Cash and due from banks at January 1                     3,871           3,711

Cash and due from banks at September 30                 $4,778          $4,050

The accompanying notes are an integral part of these consolidated financial statements.

  STABA Bancshares, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity
       (unaudited,  in thousands)

                                         Common Stock                     Treasury  Retained
Nine months ended September 30, 1994        Shares     Par Value  Surplus   Stock   Earnings   Total

Balance at December 31, 1993                      119        $152  $3,176     ($53)   $3,692   $6,967
Net Income                                                                             1,007    1,007
Unrealized gain(loss) on securities                                                     (281)    (281)
Balance at September 30, 1994                     119        $152  $3,176     ($53)   $4,418   $7,693

                                         Common Stock                     Treasury  Retained
Nine months ended September 30, 1993        Shares     Par Value  Surplus   Stock   Earnings   Total

Balance at December 31, 1992                      119        $152  $3,176     ($53)   $2,600   $5,875
Net Income                                                                               993      993
Balance at September 30, 1993                     119        $152  $3,176     ($53)   $3,593   $6,868

The accompanying notes are an integral part of these consolidated financial statements.

STABA Bancshares, Inc. and Subsidiary
Donaldsonville,  LA

Notes to consolidated financial statements

Note 1 - Per Share Data and Market Value of Stock

Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding for the nine months ended September 30, 1994 and 1993 was 118,938 and 118,938, respectively.


Note 2 - Non-Performing Loans


                                             September 30
                                    1994                    1993
Non-Accrual                        $32,448.15             $250,415.32
Restructured                             0.00                    0.00

Total Non-Performing                32,448.15              250,415.32


When the payment of principal and interest on a loan is delinquent for 90 days or more, the loan is placed on non-accrual status unless the loan is in process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue to accrue interest on the loan, the officer who made the loan monitors the collectability of the loan. When a loan is placed on nonaccrual, any interest is charged directly against interest income. Any payments received on nonaccrual loans are applied first to the principal balance and then to the interest that would have accrued.

Interest income in the amount of $3,746.48 would have been recorded on the non-accrual loans during the nine months ended September 30, 1994 if they had been performing in accordance with their contractual terms.

                                      INDEPENDENT AUDITORS' REPORT




                                  STABA BANCSHARES, INC. AND SUBSIDIARY

                                          FINANCIAL STATEMENTS

                                                  1993

                                            C O N T E N T S


                                                                           Page


Independent Auditors' Report                                                 1


Consolidated Statements of Condition,
  December 31, 1993 and 1992                                                 2


Consolidated Statements of Income,
Years ended December 31, 1993, 1992, and 1991                                3


Consolidated Statements of Changes in Stockholders' Equity,
  Years ended December 31, 1993, 1992, and 1991                         4 -  5


Consolidated Statements of Cash Flows,
  Years ended December 31, 1993, 1992, and 1991                         6 -  7


Notes to Consolidated Financial Statements                              8 - 21

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Staba Bancshares, Inc. and Subsidiary
Donaldsonville, Louisiana


We have audited the accompanying consolidated statements of condition of Staba Bancshares, Inc. and Subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Staba Bancshares, Inc. and Subsidiary at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years ended December 31, 1993 in conformity with generally accepted accounting principles.




Donaldsonville, Louisiana
February 16, 1994

                                   STABA BANCSHARES, INC. AND SUBSIDIARY
                                          Donaldsonville, Louisiana

                             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                        DECEMBER 31, 1993 AND 1992

                                                                   1993               1992
                                                                ----------          -------
                                               ASSETS
                                              --------
Cash and due from banks                                         $3,870,539          $3,710,634
Interest bearing deposits with banks                             1,085,000           2,173,015
Federal funds sold                                               3,849,068           5,950,753
Investment securities (market value of $40,857,136 in 1993
and $39,632,991 in 1992)                                        40,155,149          38,605,400
Loans, less allowance for credit losses of
$906,576 in 1993 and $808,886 in 1992                           42,936,061          38,499,726
Properties and equipment                                         1,872,581           1,640,691
Accrued income and other assets                                  1,421,015           1,251,793
                                                                ----------         ------------

Total Assets                                                   $95,189,413         $91,832,012
                                                               ===========         ============

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Demand deposits                                              $13,340,460          11,031,735
  NOW and savings deposits                                      33,716,390          32,018,984
  Other time deposits                                           34,033,301          33,551,905
Time, $100,000 and over                                          6,720,500           8,727,789
                                                               -----------          ----------
Total Deposits                                                  87,810,651          85,330,413

Accrued expenses and other liabilities                             412,199             626,778
                                                               -----------          ----------
Total Liabilities                                               88,222,850          85,957,191
                                                               -----------          ----------

   COMMITMENTS AND CONTINGENT LIABILITIES                              -                   -

STOCKHOLDERS' EQUITY
  Common stock - $1.25 par value
    Authorized - 800,000 shares; issued 121,600
  shares; outstanding - 118,938 shares                            152,000              152,000
  Surplus                                                       3,176,000            3,176,000
  Retained earnings                                             3,691,727            2,599,985
  Treasury stock, 2,662 shares                                    (53,164)             (53,164)
                                                                ----------          -----------
Total Stockholders' Equity                                      6,966,563            5,874,821
                                                                ---------          -----------

Total Liabilities and Stockholders' Equity                    $95,189,413          $91,832,012
                                                              ===========          ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                 STABA BANCSHARES, INC. AND SUBSIDIARY
                                        Donaldsonville, Louisiana

                                    CONSOLIDATED STATEMENTS OF INCOME

                             YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                      1993          1992         1991
                                                  ----------      --------     --------
INTEREST INCOME
  Interest and fees on loans                      $3,950,652      $3,716,323   $3,605,546
  Interest on investment securities:
    Taxable                                        2,073,727       2,023,243    1,735,789
    Exempt from federal income taxes                 293,766         281,723      252,921
  Interest on federal funds sold                     165,495         374,428      349,421
  Interest on deposits with banks                     77,052          80,732      125,000
                                                  ----------      ----------   ----------
Total interest income                              6,560,692       6,476,449    6,068,677

INTEREST EXPENSE
  Interest on deposits                             2,541,659       2,920,091    3,365,070
                                                  ----------      ----------   ----------

NET INTEREST INCOME                                4,019,033       3,556,358    2,703,607
  Provision for credit losses                        270,000         363,000      175,000

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES                                  3,749,033       3,193,358    2,528,607
                                                   ---------       ---------   ----------
OTHER INCOME
Service charges on deposit accounts                  401,807         405,984      367,491
Other service charges                                177,421          98,176      110,974
Net gain on sale of securities                        90,633             -            -
                                                   ---------       ---------   ----------
                                                     669,861         504,160      478,465
                                                   ---------       ---------   ----------
OTHER EXPENSES
  Salaries and employee benefits                   1,120,084         998,054      868,323
  Occupancy expenses                                 162,669         162,233      137,317
  Furniture and equipment expenses                   317,583         218,283      201,272
  Other operating expenses                         1,038,708         906,608      767,754
                                                   ---------       ---------   ----------
Total other expenses                               2,639,044       2,285,178    1,974,666
                                                   ---------       ---------   ----------

INCOME BEFORE INCOME TAXES                         1,779,850       1,412,340    1,032,406
  Applicable income taxes                            527,542         348,581      270,174
                                                   ---------       ---------   ----------

NET INCOME                                        $1,252,308      $1,063,759   $  762,232
                                                  ==========      ==========   ==========

  Net income per share of common stock                $10.53           $8.94         6.41
  Cash dividends per share of common stock             $1.35           $1.10        $1.00
  Average shares outstanding                         118,938         118,938      118,938

The accompanying notes are an integral part of these consolidated financial statements.

                                STABA BANCSHARES, INC. AND SUBSIDIARY
                                       Donaldsonville, Louisiana

                 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                        YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                                                        Common                       Retained
                                                        Stock          Surplus       Earnings
                                                      ----------     ----------     ----------

Balance, December 31, 1990                            $152,000       $1,676,000     $2,523,764
Net income                                                 -                -          762,232
Cash dividends declared                                    -                -         (118,938)
Unrealized gain on marketable equity security              -                -              -
Transfer from retained earnings to surplus                 -          1,500,000     (1,500,000)
                                                      -------        ----------     -----------

Balance, December 31, 1991                             152,000        3,176,000      1,667,058
Net income                                                 -                -        1,063,759
Cash dividends declared                                    -                -         (130,832)
Unrealized gain on marketable equity security              -                -              -
Realized gain on sale of marketable equity security        -                -              -
                                                      --------        ---------     -----------

Balance, December 31, 1992                             152,000        3,176,000      2,599,985
Net income                                                 -                -        1,252,308
Cash dividends declared                                    -                -         (160,566)
                                                       -------        ---------     -----------

Balance, December 31, 1993                            $152,000       $3,176,000     $3,691,727
                                                      ========       ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                        Unrealized/
                                                                                       Realized Loss
                                                              Treasury                 On Marketable
                                                                Stock                 Equity Security              Total
                                                             -----------             -----------------           ---------

Balance, December 31, 1990                                    ($53,164)                    ($28,435)             $4,270,165
  Net income                                                       -                            -                   762,232
  Cash dividends declard                                           -                            -                  (118,938)
  Unrealized gain on marketable equity security                    -                         16,462                  16,462
  Transfer from retained earnings to surplus                       -                            -                       -
                                                             -----------             -----------------           -----------

Balance, December 31, 1991                                    ( 53,164)                    ( 11,973)              4,929,921
  Net income                                                       -                            -                 1,063,759
  Cash dividends declared                                          -                            -                  (130,832)
  Unrealized gain on marketable equity security                    -                          2,245                   2,245
  Realized gain on sale of marketable equity security              -                          9,728                   9,728
                                                             ------------            -----------------           -----------

Balance, December 31, 1992                                    ( 53,164)                         -                 5,874,821
  Net income                                                       -                            -                 1,252,308
  Cash dividends declared                                          -                            -                   160,566
                                                             ------------            -----------------           -----------

Balance, December 31, 1993                                    ($53,164)                         -                $6,966,563
                                                             ============            ==================          ===========

The accompanying notes are an integral part of these consolidated financial statements.

                       STABA BANCSHARES, INC. AND SUBSIDIARY
                             Donaldsonville, Louisiana              Page 1 of 2

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


                                                                   1993             1992             1991
                                                                -----------      -----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $1,252,308       $1,063,759       $   762,232
Adjustments to reconcile net income to net
    cash provided by operating activities:
Depreciation and amortization                                      304,211          213,953          190,740
Deferred income taxes                                             ( 57,000)        (123,000)             -
Provision for credit losses                                        270,000          363,000          175,000
Net gain on sale of securities                                    ( 90,633)             -                -
(Increase) decrease in accrued income and other assets            (253,902)        ( 72,542)           8,683
Increase (decrease) in accrued expenses and other liabilities     ( 93,054)          80,878          118,758
                                                                -----------      ------------     -----------

Net cash provided by operating activities                        1,331,930        1,526,048        1,255,413



CASH FLOWS FROM INVESTING ACTIVITIES:
Net (increase) decrease in interest bearing deposits with banks  1,088,015      (   490,015)     (   198,000)
Net (increase) decrease in federal funds sold                    2,101,685        1,163,606      ( 6,287,932)
Proceeds from sale/maturity of investment securities            13,678,840       15,810,917       20,978,968
Purchase of investment securities                              (15,117,801)     (29,440,673)     (23,129,803)
Proceeds from sale of capital assets                                   -            -                  3,876
Net (increase) in loans                                        ( 4,706,335)     ( 6,259,199)     ( 4,771,587)
Purchase of buildings and equipment                            (   536,101)     (   362,219)     (   105,187)
                                                                -----------     ------------     ------------

Net cash used in investing activities                          ( 3,491,697)     (19,577,583)     (13,509,665)


The accompanying notes are an integral part of these consolidated financial statements.

                              STABA BANCSHARES, INC. AND SUBSIDIARY
                                    Donaldsonville, Louisiana     Page 2 of 2

                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                          YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


                                                              1993          1992           1991
                                                           ---------     ---------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in non-interest bearing demand deposits,
NOW accounts, and savings accounts                         $4,006,131     $12,636,115   $ 7,284,255
Net increase (decrease) in time deposits                   (1,525,893)      5,656,899     5,831,053
Dividends paid                                             (  160,566)    (   130,832)  (   118,938)
                                                           -----------    ------------  ------------

Net cash provided by financing activities                   2,319,672     18,162,182     12,996,370
                                                           ----------    -------------  ------------

Increase in cash and due from banks                           159,905        110,647        742,118

Cash and due from banks at January 1                        3,710,634      3,599,987      2,857,869

Cash and due from banks at December 31                     $3,870,539     $3,710,634    $ 3,599,987
                                                           ==========     ==========    ===========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
Cash paid during the year for:
Interest                                                   $2,562,897     $2,955,834    $ 3,357,587
Income taxes                                               $  891,878     $  383,398    $   202,119


The accompanying notes are integral part of these consolidated financial statements.

                         STABA BANCSHARES, INC. AND SUBSIDIARY
                             Donaldsonville, Louisiana        Page 1 of 14

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's wholly owned subsidiary, State Bank and Trust Company, operates and extends credit primarily in and around Ascension Parish of Louisiana.

Consolidation

The consolidated financial statements include the accounts of Staba Bancshares, Inc. (The Company) and its wholly owned subsidiary, State Bank and Trust Company (The Bank). Significant intercompany transactions and amounts have been eliminated.

Investment securities

Investment debt securities are those securities which the Bank has the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premiums and accretion of discount computed by the interest method. Generally, such securities are sold only to meet liquidity needs. Gains or losses on disposition are computed on the basis of specific identification of the adjusted cost of each security.

Allowances for Credit Losses

The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

Properties and Equipment

Properties and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed principally by the straight-line and accelerated methods over the estimated useful lives of the assets.

Interest Income on Loans

Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.


                       STABA BANCSHARES, INC. AND SUBSIDIARY
                         Donaldsonville, Louisiana      Page 2 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Pension Costs

Pension costs are charged to salaries and employee benefits expense and are funded as accrued.

Other real estate

Assets acquired through the default of loans are recorded at the lower of the outstanding loan amounts plus accrued interest or fair market value of the assets acquired. Reductions from outstanding loan amounts to fair market value are charged against the reserve for possible loan losses. Subsequent valuations are charged to operating expense.

Income taxes

Effective January 1, 1993, the Bank adopted the method of accounting for income taxes promulgated by SFAS 109. The Bank had previously accounted for income taxes under the method promulgated by Statement of Financial Accounting Standards No. 96 (SFAS 96). Under both SFAS 109 and SFAS 96, the deferred tax liability is determined under the liability method, based on the differences between the financial statements and tax bases of assets and liabilities as measured by the enacted statutory tax rates, and deferred tax expense is the result of changes in the net liability for deferred taxes. The principal types of differences between assets and liabilities for financial statement and tax return purposes are accumulated depreciation, provision for loan losses, write downs of other real estate, and accretion of discount on investment securities.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, after giving retroactive effect to stock dividends.

Off Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and cash equivalents

For purposes of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks."



                    STABA BANCSHARES, INC. AND SUBSIDIARY
                         Donaldsonville, Louisiana            Page 3 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Reclassifications

Certain items from 1992 and 1991 have been reclassified to be consistent with current presentation.

Accounting Pronouncements Issued But Not Yet Adopted

The Financial Accounting Standards Board issued Financial Accounting Standards No. 114 (SFAS 114) "Accounting by Creditors for Impairment of a Loan", which establishes a new accounting principle for the measurement of impaired loans. Additionally, SFAS 114 requires consideration of the collectibility of both contractual principal and interest of all loans when assessing the need for reserve for loan loss. The Bank is not required to adopt SFAS 114 until the fiscal year beginning after December 15, 1994, with earlier application encouraged. The adoption of SFAS 114 is not expected to have a significant impact on the financial statements.

The Financial Accounting Standards Board also issued Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities", which establishes a new accounting principle for recording fair values of debt and equity securities. The Bank is not required to adopt SFAS 115 until the fiscal year beginning after December 31, 1993. The adoption of SFAS 115 is not expected to have a significant impact on the financial statements.



              STABA BANCSHARES, INC. AND SUBSIDIARY
                    Donaldsonville, Louisiana           Page 4 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.INTEREST BEARING DEPOSITS WITH BANKS

Interest bearing deposits with banks consist of the following time deposits:


                          1993                                   1992
       -------------------------------------------     ----------------------------------------
       Date of Maturity       Rate        Amount       Date of Maturity     Rate       Amount
       ----------------      ------     ----------     ----------------    ------    ----------

           3/21/94            3.70%     $  99,000         5/24/93          3.70%     $  99,000
           5/31/94            3.60         99,000         6/01/93          3.75         99,000
           6/06/94            3.90         99,000         3/22/93          4.00         99,000
           3/14/94            3.65         99,000         6/01/93          3.80         99,000
           3/21/94            3.65         99,000         6/07/93          3.75         99,000
           1/31/94            3.90         99,000         5/17/93          3.75         99,000
           2/07/94            3.70         99,000         5/19/93          3.50         99,000
           6/06/94            3.67         99,000         6/14/93          3.45         99,000
           5/31/94            3.25         95,000         3/15/93          3.85         99,000
           2/07/94            3.85         99,000         3/15/93          3.70         99,000
           2/07/94            3.80         99,000        12/16/93          4.00         99,000
                                       ----------         2/05/93          5.00         99,000
                                                          2/05/93          5.00         99,000
                                                          2/05/93          5.05         99,000
                                                          2/05/93          5.00         99,015
                                                         12/07/93          4.25         99,000
                                                          5/28/93          4.00         95,000
                                                          5/19/93          3.65         99,000
                                                          5/19/93          3.90         98,000
                                                          5/19/93          3.50         99,000
                                                          5/21/93          3.60         99,000
                                                          5/19/93          3.70         99,000
                                                                                    ----------

                                       $1,085,000                                   $2,173,015
                                       ==========                                   ==========


                   STABA BANCSHARES, INC. AND SUBSIDIARY
                        Donaldsonville, Louisiana      Page 5 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.  INVESTMENT SECURITIES

The carrying amounts of investments securities as shown in the consolidated statements of condition of the Company and their approximate market values at December 31 were as follows:


                                                            December 31, 1993
                                         ------------------------------------------------------
                                                           Gross        Gross       Estimated
                                          Carrying      Unrealized   Unrealized       Market
                                           Amount          Gains        Losses         Value
                                         -----------    ----------   ----------     -----------

U.S. Government and agency securities    $35,459,391    $  517,523     $144,422     $35,832,492
Obligations of state and political
subdivisions                               4,695,758       328,886          -         5,024,644
                                         -----------    ----------     --------     -----------
                                         $40,155,149    $  846,409     $144,422     $40,857,136
                                         ===========    ==========     ========     ===========


                                                               December 31, 1992
                                          -------------------------------------------------------

                                                           Gross          Gross        Estimated
                                          Carrying       Unrealized     Unrealized       Market
                                           Amount          Gains          Losses         Value
                                          --------       ----------     ----------     ---------

U.S Government and agency securities    $34,143,279      $  833,724    $  3,736     $34,973,267
Obligations of state and political
subdivisions                              4,462,121         197,700          97       4,659,724
                                        -----------      ----------    ---------    ------------
                                        $38,605,400      $1,031,424    $  3,833     $39,632,991
                                        ===========      ==========    =========    ============

Gross realized gain and gross realized losses on sales of securities were:


                                                       1993
                                                  ------------
Gross realized gains:
U.S. government and agency securities             $    89,723
Obligation of state and political
  subdivisions                                          1,000
                                                  -----------
                                                  $    90,723
                                                  ===========
Gross realized losses:
U.S. government and agency securities             $        90
                                                  ===========

                     STABA BANCSHARES, INC. AND SUBSIDIARY
                          Donaldsonville, Louisiana             Page 6 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.INVESTMENT SECURITIES  (continued)

The amortized cost and estimated market value of debt securities at December 31, 1993, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Approximate
                                            Carrying         Market
                                             Amount           Value
                                          ------------     ------------
Due in one year or less                   $ 16,591,113     $ 16,585,301
Due from one to five years                  14,531,495       14,837,065
Due from five to ten years                   3,665,837        3,944,015
Due after ten years                          5,366,704        5,490,755
                                          -------------    ------------

                                          $ 40,155,149     $ 40,857,136
                                          ============     ============

Investment securities with an approximate carrying amount of $21,442,066 and $22,477,127 and an approximate market value of $22,211,194 and $23,324,682 at December 31, 1993 and 1992, respectively were pledged to secure public deposits and for other purposes as required or permitted by law.

 4.Loans

The components of loans in the consolidated statements of condition were as follows:

                                                               In Thousands
                                                               December 31,
                                                       -------------------------
                                                           1993           1992
                                                       -----------     ---------

Commercial and industrial                              $   4,807       $   5,963
Real estate - residential                                 23,297          19,194
Real estate - non-residential                              4,975           4,327
Agricultural loans                                           878             782
Loans to individuals for personal expenditures             9,501           8,636
All others                                                   385             407
                                                       ---------       ---------
                                                          43,843          39,309
Allowance for credit losses                            (     907)      (     809)
                                                       ---------       ---------

Loans, net                                             $  42,936       $  38,500
                                                       =========       =========


                         STABA BANCSHARES, INC. AND SUBSIDIARY
                                Donaldsonville, Louisiana         Page 7 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 4.LOANS  (continued)

Loans on which the accrual of interest has been discontinued or reduced amounted to $114,802 and $224,656 at December 31, 1993 and 1992,
respectively. If interest on those loans had been accrued, such income would have approximated $5,769, $21,298, and $13,381 at December 31, 1993, 1992, and 1991, respectively. Interest income on those loans, which is recorded only when received, amounted to $3,118, $4,731, and $755 for December 31, 1993, 1992, and 1991, respectively.

 5.  ALLOWANCE FOR CREDIT LOSSES

An analysis of the changes in the allowance for credit losses follows:


                                                 1993          1992          1991
                                              ---------     ---------    ---------

Balance at January 1                          $ 808,886     $ 554,767    $ 455,707
Credits charged off                            (228,710)    ( 164,790)   ( 119,297)
Recoveries                                       56,400        55,909       43,357
Provision charged to operations                 270,000       363,000      175,000
                                              ----------    ----------   ----------
Balance, end of year                          $ 906,576     $ 808,886    $ 554,767
                                              ==========    ==========   ==========

Real estate and other assets acquired through foreclosure included in accrued income and other assets was $99,662 and $14,126 at December 31, 1993 and 1992, respectively.

 6.  OFFICE BUILDING AND EQUIPMENT

Components of office building and equipment included in the consolidated statements of condition at December 31, 1993 and 1992 were as follows:


                                                   December 31,
                                           ----------------------------
                                               1993            1992
                                           -----------      -----------

Land                                       $  311,146       $  207,583
Buildings                                   1,511,486        1,482,847
Equipment                                   1,861,456        1,549,393
                                           -----------      -----------
                                            3,684,088        3,239,823
Accumulated depreciation                   (1,811,507)      (1,599,132)
                                           -----------      -----------
                                           $1,872,581       $1,640,691
                                           ===========      ===========

Depreciation expense amounted to $304,211, $213,953, and $190,740 for 1993, 1992, and 1991, respectively.


                    STABA BANCSHARES, INC. AND SUBSIDIARY
                            Donaldsonville, Louisiana       Page 8 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 7.  RETIREMENT PLAN

The State Bank and Trust Company has a non-contributory employees pension plan covering substantially all full-time employees who meet certain age and longevity requirements. Past service costs are amortized over 10 years. There was no pension expense for 1993, 1992, and 1991.

The Bank makes annual contributions to the plan equal to the maximum deductible contribution calculated. A comparison of accumulated plan benefits and plan net assets for the Bank's plan as of the latest valuation date is presented below:

                                                             January 1,
                                                                1993
                                                             -----------

Actuarial present value of accumulated plan benefits:
  Vested                                                     $  376,943
  Non-vested                                                     69,390
                                                             ----------

                                                             $  446,333
                                                             ==========

Market value of net assets available for benefits            $  848,331
                                                             ==========

The weighted average assumed rate of return used in determining the actuarial present value of accumulated plan benefits was 7.5% for 1993, 1992, and 1991.

The Bank has elected not to adopt the Statement of Financial Accounting Standard #87 as it applies to defined benefit pension plan reporting. The effects on the financial statements are considered immaterial.

 8.   INCOME TAXES

The Company's effective tax rate is different from the federal statutory rate of 34% due to the following analysis:

                                           Percent of Income Before Taxes
                                           -------------------------------
                                              1993       1992       1991
                                           ----------   --------   -------
U. S. Federal income tax rate                 34.0%      34.0%      34.0%
Adjustment in rate resulting from:
  Tax exempt municipal bond income           ( 5.5 )    ( 6.8 )    ( 8.3 )
   Other                                       1.1      ( 2.5 )       .5
                                             -------    -------    -------
                                              29.6%      24.7%      26.2%
                                             =======    =======    =======


                        STABA BANCSHARES, INC. AND SUBSIDIARY
                              Donaldsonville, Louisiana        Page 9 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 8.   INCOME TAXES  (continued)

Effective January 1, 1993, the Company adopted SFAS No. 109, under which deferred income taxes are provided on the tax effect of changes in temporary differences. Deferred tax assets are subject to a valuation allowance if their realization is not reasonably assured. Deferred tax assets (liabilities) are comprised of the following:

                                                            1993
                                                        ---------
Accelerated depreciation                                $  72,983
Municipal bond discount accretion                           8,100
                                                        ---------
Gross deferred tax liability                               81,083
                                                        ---------

Allowance for credit loss                                 261,083
                                                        ---------
Gross deferred tax asset                                  261,083
                                                        ---------

Net deferred tax asset                                  $ 180,000
                                                        =========

The elements of income tax expense are as follows:

                                              1993        1992          1991
                                           ---------    ---------    ---------

Currently payable                          $ 584,542    $ 471,581    $ 270,174
Deferred tax expense (asset)               (  57,000)   ( 123,000)         -
                                           ----------   ----------   ---------

                                           $ 527,542    $ 348,581    $ 270,174
                                           =========    =========    =========

9.RELATED PARTY TRANSACTIONS

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. An analysis of activity during 1993 and 1992 with respect to loans to officers and directors of the Bank is as follows:

                                                  1993            1992

Balance, January 1                           $ 2,724,640       $ 2,868,017
  New loans                                    1,526,546         2,472,653
  Repayments                                   1,750,806         2,616,030
                                             -----------       -----------
Balance, December 31                         $ 2,500,380       $ 2,724,640
                                             ===========       ===========


                   STABA BANCSHARES, INC. AND SUBSIDIARY
                         Donaldsonville, Louisiana       Page 10 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  COMMITMENTS AND CONTINGENT LIABILITIES

The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1993, is as follows:

                                                Notional
                                                 Amount

Commitments to extend credit                   $5,154,442
                                               ==========

Standby letters of credit                      $  603,283
                                               ==========

Commitments to extend credit and standby letters of credit include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the consolidated statements of condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1993 or 1992.

11.  CONCENTRATIONS OF CREDIT

Substantially, all of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. Substantially, all such customers are depositors of the Bank. Investments in state and municipal securities involve governmental entities within Louisiana. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,664,000.

At December 31, 1993, the Bank had cash in excess of the insured amount of $2,005,513. Cash recorded on the balance sheet is reduced by outstanding checks.


                       STABA BANCSHARES, INC. AND SUBSIDIARY
                           Donaldsonville, Louisiana      Page 11 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  Retained Earnings

The Bank, as a state bank, is subject to the dividend restrictions set forth by the Commissioner of Financial Institutions. Under such restrictions, the Bank may not, without the prior approval of the Commissioner, declare dividends in excess of the sum of the current year's retained net profits (as defined) plus the retained net profits (as defined) from the prior year. The dividends, as of December 31, 1993, that the Bank could declare, without the approval of the Commissioner, amounted to $2,024,669. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993 the Bank is required to have minimum Tier I and Total capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratio's at that date were 12.90% and 14.15%, respectively.



                        STABA BANCSHARES, INC. AND SUBSIDIARY
                              Donaldsonville, Louisiana      Page 12 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.Staba Bancshares, Inc. (Parent Company Only) Financial Statements


                                                    BALANCE SHEETS
                                                    --------------

                                                     A S S E T S
                                                     -----------

                                                                      1993           1992
                                                                  ----------       --------

Cash deposited in subsidiary bank                                 $   24,571       $   24,921
Dividends receivable from State Bank and
  Trust Company                                                      160,566          130,832
Investment in subsidiary - State Bank and
  Trust Company                                                    6,941,992        5,849,900
                                                                  ----------       ----------

                                                                  $7,127,129       $6,005,653
                                                                  ==========       ==========

L I A B I L I T I E S   A N D   S T O C K H O L D E R 'S  E Q U I T Y


LIABILITIES
  Dividends payable                                               $  160,566       $  130,832
                                                                  ----------       ----------

STOCKHOLDER'S EQUITY
  Common stock - $1.25 par value
    Authorized - 800,000 shares; issued
  212,600 shares outstanding - 118,938 shares                        152,000          152,000
  Surplus                                                          3,176,000        3,176,000
  Retained earnings                                                3,691,727        2,599,985
  Treasury stock, 2,662 shares                                    (   53,164)      (   53,164)
                                                                  -----------      -----------
  Total stockholders' equity                                       6,966,563        5,874,821
                                                                  -----------      -----------

                                                                  $7,127,129       $6,005,653
                                                                  ===========      ===========

                   STABA BANCSHARES, INC. AND SUBSIDIARY
                       Donaldsonville, Louisiana           Page 13 of 14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.Staba Bancshares, Inc. (Parent Company Only) Financial Statements (continued)

                                   STATEMENTS OF OPERATIONS


                                                       1993              1992        1991
                                                    -----------     -----------  ----------
INCOME
  Dividends from subsidiary:
    State Bank and Trust Company                    $  160,566      $  130,832   $  118,938
                                                    -----------     -----------  -----------
EXPENSE
  Amortization and fees                                    350           1,077          350
                                                    -----------     -----------  -----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME           160,216         129,755      118,588
  Equity in undistributed income of subsidiary       1,092,092         934,004      643,644
                                                    ----------      -----------  -----------

NET INCOME                                          $1,252,308      $1,063,759   $  762,232
                                                    ==========      ==========   ===========

                                    STATEMENTS OF CASH FLOWS



                                                       1993             1992         1991
                                                    ---------        ---------    ---------

Cash flows from operating activities:
  Net income                                       $1,252,308       $1,063,759   $  762,232
  Adjustments to reconcile net income to net
    cash provided by operating activities:
Undistributed current income from Bank
  subsidiary                                       (1,092,092)      (  934,004)  (  643,644)
                                                   -----------      -----------  -----------
    Net cash provided by operating activities         160,216          129,755      118,588
                                                   -----------      -----------  -----------

Cash flows from financing activities:
  Dividends paid                                   (  160,566)      (  130,832)  (  118,938)
                                                   -----------      -----------  -----------
    Net cash used by financing activities          (  160,566)      (  130,832)  (  118,938)
                                                   -----------      -----------  -----------

Decrease in cash and cash equivalents              (      350)      (    1,077)  (      350)

Cash and cash equivalents at January 1                 24,921           25,998       26,348
                                                   -----------      -----------  -----------

 Cash and cash equivalents at December 31          $   24,571       $   24,921   $   25,998
                                                   ===========      ===========  ===========


                         STABA BANCSHARES, INC. AND SUBSIDIARY
                        Donaldsonville, Louisiana       Page 14 of 14

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.State Bank and Trust Balance Sheet

                                           A S S E T S
                                           -----------

                                                                           December 31,
                                                                   ------------------------------
                                                                        1993             1992
                                                                   -------------     ------------

Cash and due from banks                                            $  3,870,539      $  3,710,634
Interest bearing deposits in banks                                    1,085,000         2,173,015
Federal funds sold                                                    3,849,068         5,950,753
Investment securities (market value of
$40,857,136 in 1993 and $39,632,991 in 1992)                         40,155,149        38,605,400
Loans, less allowance for credit losses of $906,576 in 1993
and $808,886 in 1993                                                 42,936,061        38,499,726
Properties and Equipment                                              1,872,581         1,640,691
Accrued income and other assets                                       1,421,015         1,251,793
                                                                   ------------      ------------

                                                                   $ 95,189,413      $ 91,832,012
                                                                   ============      ============

      L I A B I L I T I E S   A N D   S T O C K H O L D E R 'S  E Q U I T Y

LIABILITIES
   Demand deposits                                                  $13,365,031      $ 11,056,656
  NOW and savings deposits                                           33,716,390        32,018,984
  Other time deposits                                                34,033,301        33,551,905
Time, $100,000 and over                                               6,720,500         8,727,789
                                                                    -----------      ------------
Total deposits                                                       87,835,222        85,355,334
  Accrued expenses and other liabilities                                412,199           626,778
                                                                    -----------      ------------
Total liabilities                                                    88,247,421        85,982,112
  Commitments and contingent liabilities                            -----------      ------------

STOCKHOLDER'S EQUITY
  Common stock - $5.00 par value
    Authorized - 120,000 shares; issued and
      outstanding - 30,400 shares                                       152,000           152,000
  Surplus                                                             3,176,000         3,176,000
  Retained earnings                                                   3,613,992         2,521,900
                                                                    -----------      ------------
  Total stockholders' equity                                          6,941,992         5,849,900
                                                                    -----------      ------------
                                                                    $95,189,413       $91,832,012
                                                                    ===========      ============



Appendix A

AGREEMENT AND PLAN OF MERGER
OF
STABA BANCSHARES, INC.
WITH AND INTO
HIBERNIA CORPORATION


     AGREEMENT AND PLAN OF MERGER dated as of November 4, 1994
(this "Agreement"), adopted and made by and between STABA
Bancshares, Inc. ("STABA") and Hibernia Corporation ("Hibernia").

     STABA is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 400 Mississippi Street, Donaldsonville, Louisiana 70346; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of STABA consists solely of 800,000 shares of common stock of the par value of $1.25 each ("STABA Common Stock"). As of September 30, 1994, 121,600 shares of STABA Common Stock had been issued, 118,938 shares of STABA Common Stock were outstanding, and 2,662 shares of STABA Common Stock were held in STABA's treasury. All outstanding shares of STABA Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of STABA authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating STABA to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of STABA's capital stock has been issued in violation of preemptive rights of shareholders. STABA owns 100 percent of the outstanding voting shares of State Bank and Trust Company, Donaldsonville, Louisiana (the "Bank"), a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

     Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of September 30, 1994, no shares of Hibernia's preferred stock or were outstanding, 96,924,803 shares of Hibernia Common Stock were outstanding, and 192,700 shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,711,428 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,555,212 shares of Hibernia Common Stock were outstanding as of September 30, 1994, 3,852,787 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,539,646 shares of Hibernia Common Stock were outstanding as of September 30, 1994, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding on the date hereof, 523,783 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Mergers that have been consummated with Commercial Bancshares, Inc., Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. will result in the issuance of an aggregate of approximately 13,021,494 shares. Pending mergers with Pioneer Bancshares Corporation, Shreveport, Louisiana, First State Bank and Trust Company, Bogalusa, Louisiana, and American Bank, Norco, Louisiana, will result in the issuance of an estimated approximately 14.0 million shares of Hibernia Common Stock. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

     HNB is a national banking association organized and existing under the laws of the United States of America having its principal registered office at 313 Carondelet Street, New Orleans, Louisiana 70130. All of the issued and outstanding shares of capital stock of HNB are owned by Hibernia. HNB is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States, and has full authority to conduct its business as and where currently conducted.

     The Boards of Directors of STABA and Hibernia have duly approved this Agreement and have authorized the execution hereof by STABA's Chief Executive Officer and Hibernia's President and Chief Executive Officer, respectively. STABA has directed that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of STABA with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

      1. The Merger. On the Effective Date (as defined in Section 14 hereof), STABA shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of
Exhibit 1 hereto (the "Merger Agreement").

      2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

      3.  STABA Common Stock.

          3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of STABA Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

          (b) holders of certificates which represent shares of STABA Common Stock outstanding immediately prior to the Effective
Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of STABA;

          (c) each share of STABA Common Stock held in the treasury of STABA or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

          (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

          3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of STABA Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the five business days preceding the Effective Date as reported in The Wall Street Journal, or, if the Hibernia Common Stock is not then so reported, the average of the fair market values of one share of Hibernia Common Stock on the five business days preceding the Effective Date determined pursuant to such reasonable method as the Board of Directors of Hibernia may adopt in good faith for such purpose, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of STABA transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

          3.4. Rights as Shareholders. Former shareholders of STABA will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of STABA Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

          3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of STABA or Hibernia of the shares of STABA Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of STABA Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of STABA last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of STABA, and otherwise to carry out the purposes of this Agreement.

          3.7. Dissenters' Shares. Shares of STABA Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Section 12:131 of the LBCL, shall not be converted as provided in Section
3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of STABA Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

          3.8.  Exchange Rate.

          (a) The Exchange Rate shall be the number that is number obtained by dividing the Deliverable Amount (as defined below) by the total number of issued and outstanding shares of STABA Common
Stock on the Closing Date.

          (b)  For purposes of this Agreement, the Deliverable
Amount shall be the number that equals 18,000,000 divided by the Average Market Price of Hibernia Common Stock on the Closing Date
(as defined in paragraph (c) below).

          (c) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

      4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of STABA and the Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees, including but not limited to severance benefits under Hibernia's or HNB's severance plans or policies to be paid to employees of STABA or Bank who do not become employees of Hibernia or HNB on the Effective Date; provided, however, that for purposes of determining the eligibility of an employee of STABA or the Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with STABA or the Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries and provided further, however, that, if Hibernia determines in good faith that it cannot merge any benefit plan of STABA or Bank into a comparable benefit plan of Hibernia or HNB without creating material potential liability for Hibernia's or HNB's plan, then Hibernia shall be entitled to freeze the existing benefit plan of STABA or Bank and prohibit participation by former employees of STABA in Hibernia's plan for the period of time required by applicable law to ensure that Hibernia's and HNB's benefit plans are not deemed to be successor plans of the STABA or Bank plan in question, and provided still further, however, that Hibernia will terminate that certain Retirement Plan for Employees of State Bank and Trust Company, as amended and restated, in accordance with the provisions thereof, and pay to the employees of STABA entitled thereto the amount of their vested benefit plus 50 percent of any overfunding in such plan.

      6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, STABA covenants and agrees that it will not do, or agree to commit to do, and STABA will cause the Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

          (a) in the case of STABA (and not the Bank), make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of STABA Common Stock (other than in a fiduciary capacity), except for quarterly dividends in an amount not to exceed the aggregate of $1.35 per share per year during 1994 and quarterly dividends in an amount not to exceed $0.34 per share per quarter during 1995;

          (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except that bonuses may be paid in 1995 prior to the Effective Date in accordance with existing policy (i) with respect to performance during 1994 in an aggregate amount not to exceed $66,500 and (ii) with respect to performance during 1995 in an aggregate amount not to exceed an amount equal to $50,000 multiplied by a fraction, the numerator of which shall be the number of whole months elapsed during 1995 prior to the Effective Date, and the denominator of which shall be 12;

          (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

          (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or the Bank's Articles of Incorporation or Bylaws, (iii) impose, or suffer the imposition, on any share of stock held by STABA in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist other than as provided in Louisiana Revised Statutes Section 6:262, (iv) establish or add any automatic teller machines or branch or other banking offices other than the branch office under construction in Prairieville, Louisiana, the costs of construction of which shall not exceed $500,000, (v) make any capital expenditures in excess of $100,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect STABA's ability to perform its covenants and agreements hereunder;

          (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

          (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

      7. Representations and Warranties of STABA. STABA (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          7.2. Organization and Qualification. Each of STABA and the Bank is a corporation or bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana; each of STABA and the Bank has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and STABA has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          7.3. Ownership of Other Banks. STABA does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Bank. The presently authorized capital stock of the Bank consists solely of 120,000 shares of common stock of the par value of $5.00 each, of which 30,400 shares of common stock are outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute Section 6:262, nonassessable, and all of such shares are owned by STABA, free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by STABA's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by STABA of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of STABA, enforceable against STABA in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by STABA does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of STABA or the Bank or to which STABA or the Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of STABA and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of STABA's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of STABA or the Bank or to which STABA or the Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of STABA or the Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          7.6. Financial Statements; Dividend Restrictions. STABA has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "STABA Financial Statements"): STABA's Consolidated Balance Sheets as of June 30, 1994 and 1993 (unaudited) and December 31, 1993, 1992, and 1991
(audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992, and 1991 (audited), and Consolidated Statements of Income for the six-month periods ended
June 30, 1994 and 1993 (unaudited).   Each of the STABA Financial
Statements (including the related notes) fairly presents the consolidated results of operations of STABA and the Bank for the respective periods covered thereby and the consolidated financial condition of STABA and the Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the STABA Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or state banks generally) precluding STABA or the Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since June 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of the managements of STABA or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to STABA, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of STABA or the Bank, excluding changes in laws or regulations or generally accepted or regulatory accounting principles that affect banking institutions generally.

          7.8.  Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against STABA that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of STABA and the Bank taken as a whole, and, to the best of its management's knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. No member of STABA's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither STABA nor the Bank is bound by any material contract to be performed after the date hereof that is not terminable by STABA or the Bank without penalty or liability on thirty days prior notice.

          7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of STABA or the Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement other than Chaffe & Associates, Inc., and National Capital Corporation.

          7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the STABA Financial Statements, including the notes thereto, and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1994, neither STABA nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to STABA and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after September 30, 1994, or from any action omitted to be taken during such period that, to the knowledge of the management of STABA, could reasonably be expected to result in any such material obligation or liability.

          7.12. Tax Liability. The amounts set up as liabilities for taxes in the STABA Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13. Material Obligations Paid. Since June 30, 1994, neither STABA nor the Bank has incurred or paid any obligation or liability that would be material to STABA on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

          7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of STABA or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1993, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to STABA or the Bank except as reserved against in the STABA Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and STABA's reserves for bad debts at December 31, 1993, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of STABA in the STABA Financial Statements, as of June 30, 1994, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to the management of STABA, except as disclosed in writing to Hibernia on or prior to the date hereof.

          7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of STABA as of June 30, 1994, are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1994, and each such allowance has been established in accordance with GAAP.

          7.17.  Title to Assets; Adequate Insurance Coverage.

          (a) As of June 30, 1994, STABA and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the STABA Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the STABA Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 1994, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. STABA and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by STABA or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by STABA or Bank in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which STABA or the Bank is a party, except for financing leases in which STABA or the Bank is lessor: (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of the Bank and HNB will constitute a default or a cause for termination or modification of such lease.

          (c) Neither STABA nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of STABA and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which STABA or the Bank is named insured meet the applicable standards of the American Bankers Association.

          7.18. Employee Plans. To the best of the management of STABA's knowledge and belief, it, the Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by STABA or the Bank:

               (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

               (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

          7.19. Copies of Employee Plans. On or prior to the date hereof, STABA has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Bank for its or the Bank's employees or former employees.

          7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither STABA nor the Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

          7.21. No Default. Neither STABA nor the Bank is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, which default has had or could reasonably be anticipated to have a material adverse effect on STABA or the Bank.

          7.22. Minutes. Prior to the date hereof, STABA has made available to Hibernia, for inspection pursuant to the terms of
Section 9.5 hereof, the minutes of meetings of STABA's and the Bank's Board of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the material deliberations and actions of such Boards and committees and accurately reflect in all material respects the business condition and operations of STABA and the Bank as of the dates and for the periods indicated therein.

          7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by STABA or the Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither STABA nor the Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither STABA nor the Bank has been refused any insurance coverage sought or applied for, and its management has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of STABA or the Bank.

          7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the STABA Financial Statements under the heading "Investment Securities," and none of the investments made by STABA or the Bank since September 30, 1994, and none of the assets reflected in the STABA Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of STABA or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which STABA or the Bank is a party, STABA or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

          7.25.  Environmental Matters.  Except as disclosed on
Schedule 7.25 hereto, neither STABA nor the Bank nor, to the knowledge of the managements of STABA and the Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by STABA or the Bank or used by STABA or the Bank in their respective business ("STABA Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about STABA Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Except as disclosed on Schedule 7.25 hereto, neither STABA nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to STABA Properties.

      8.  Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

          8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1994, and its proxy statement for its 1994 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended June 30, 1994 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to STABA on or before the date hereof.

          8.7. No Material Adverse Change. Since June 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affecting banking institutions generally.

          8.8. Community Reinvestment Act. As of the date hereof, HNB has received a Community Reinvestment Act ("CRA") performance evaluation of not less than "Satisfactory," and to the best knowledge of management of Hibernia, there is no reason to believe that such evaluation would be lowered or that any protest to any application for approval of the Merger is likely to be made on the grounds of HNB's CRA performance or fair lending.

          8.9. Pooling-of-Interests Accounting Treatment. To the best knowledge of the management of Hibernia, there is no reason to believe that the Merger would not be treated as a pooling-of-interests for accounting purposes.

      9. Agreements and Covenants. Hibernia and STABA each hereby agrees and covenants to the other that:

          9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

          9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

          9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by STABA relating to STABA, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise STABA promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          9.4. Press Releases and Public Statements. The parties will cooperate in any public announcements directly related to the Merger. Unless approved by the other in advance, neither Hibernia nor STABA will issue any press release, marketing or advertising material, or other written statement for general circulation relating to the transactions contemplated hereby (collectively, a "Statement"), except as otherwise required by law. Notwithstanding the foregoing, Hibernia may, without the prior consultation with or approval of STABA, issue any Statement which discloses only the terms of this Agreement, any information contained in any Registration Statement or draft thereof, or the substantive facts of a previously released Statement so long as STABA is furnished with a copy of such Statement within a reasonable time after its issuance, except that Hibernia will not issue any initial press release announcing the signing of this Agreement without the prior approval of the STABA.

          9.5.  Material Developments; Access to Information.

               (i)  In order to afford STABA access to such
information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford STABA and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish STABA and such representatives with such financial and operating data and other information of any kind respecting its business and properties as STABA shall from time to time reasonably request to perform such review, (B) furnish STABA with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise STABA of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

               (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of STABA to be acquired as a result of the Merger, STABA shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of STABA and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

               (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Prohibited Negotiations. Prior to the Effective Date, neither STABA nor the Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, STABA or the Bank or any business combination with STABA or the Bank other than as contemplated by this Agreement. STABA shall instruct each officer, director, agent, or affiliate of it or the Bank to refrain from doing any of the above, and STABA will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, STABA; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of STABA or the Bank from taking any action or causing STABA to take any action that, in the opinion of his counsel or counsel to STABA or the Bank, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law or to fulfill his fiduciary duties.

          9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), STABA shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of STABA for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). STABA shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of
Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that STABA shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

          9.9. Accounting Treatment. It shall use its reasonable best efforts in good faith to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

          9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, STABA shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to cause the Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date if so requested by Hibernia; provided, however, that STABA acknowledges and agrees that the determination as to when and if the Bank and HNB shall be merged shall be solely within Hibernia's discretion.

          9.11. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), STABA shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by STABA or the Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation, warranty, or covenant made by STABA herein.

          9.12. Indemnification of Directors and Officers of STABA and the Bank.

          (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date hereof serves as an officer or director of STABA or the Bank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of STABA or the Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require STABA or the Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

          (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

          (c) The rights to indemnification granted by this subsection 9.12 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.12(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $5,000,000, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.12 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.12 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.12 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

          (d) Hibernia agrees that the $5,000,000 indemnification limit set forth in paragraph (c) of this Section 9.12 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in
Section 11.2 hereof.

          9.13 Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

          9.14 New York Stock Exchange Listing. Hibernia shall use its best efforts in good faith to take or cause to be taken all action necessary to cause the shares of Hibernia Common Stock contemplated to be issued pursuant to Section 3.1 hereof to be listed on the New York Stock Exchange, Inc.

          9.15 Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, or the rules and regulation promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of STABA who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia agrees to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent, and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such opinion.

     10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

          (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

          (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

          (c) STABA shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit 9.7 hereto; provided, however, that STABA shall have no such obligation prior to the receipt by the Board of Directors of STABA of the Fairness Opinion; and

          (d) STABA shall endeavor to have each of the directors of STABA and the Bank execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that STABA shall have no such obligation prior to the receipt by the Board of Directors of STABA of the Fairness Opinion.

     11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

          11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and STABA agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and STABA shall, promptly upon request by the other party, either destroy or return any documents so obtained. The parties hereto expressly acknowledge and agree that the terms of this Section 11.1 shall supersede any prior agreements relating to the confidentiality of information received by the parties hereto from each other, specifically the terms of the confidentiality agreement dated June 27, 1994, between Chaffe & Associates, Inc., and Hibernia Corporation.

          11.2. Hold Harmless. Hibernia will indemnify and hold harmless STABA, each of its directors and officers and each person, if any who controls STABA or the Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by STABA or the Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof.
In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, that if counsel for such indemnified party provides a written opinion to Hibernia certifying that there exists a conflict of interest between Hibernia or HNB and such indemnified party, such indemnified party shall be entitled to conduct his defense with counsel of his own choosing at Hibernia's expense.

     12. Conditions. The consummation of the Merger is conditioned upon:

          12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of STABA and exercise and perfection of dissenters' rights pursuant to Section 12:131 of the LBCL by holders of STABA Common Stock holding in the aggregate no more than 10% of the STABA Common Stock outstanding on the Closing Date.

          12.2.  Federal Reserve Board and OCC Approvals.
Procurement by Hibernia of the approval of the Federal Reserve
Board of the Merger and/or the Comptroller of the Bank Merger and any and all other transactions contemplated hereby.

          12.3. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law and Kenneth A. Bailey and Hibernia shall have entered into an employment agreement substantially in the form of
Exhibit 12.3 hereto superseding that certain Employment Agreement by and between State Bank and Trust Company and Kenneth A. Bailey dated March 1, 1994.

          12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be threatened or pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor STABA shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.5. Opinion of Hibernia Counsel. STABA and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance satisfactory to STABA, as to such matters as STABA may reasonably request with respect to the transactions contemplated hereby.

          12.6. Opinion of STABA Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Correro, Fishman & Casteix or Alan J. Robert, counsel for STABA, in form and substance satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

          12.7. Representations, Warranties and Agreements of STABA. Each of the representations, warranties, and agreements of STABA contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the Chief Executive Officer and the President of STABA, dated the Closing Date, to such effect; STABA shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. STABA shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and STABA shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to STABA such other certificates as STABA shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished STABA with such further documents or other materials as STABA shall have reasonably requested in connection with the transactions contemplated hereby.

          12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and STABA shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.10. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          12.11. Tax Opinion. Hibernia and STABA shall have received an opinion of a nationally recognized public accounting firm satisfactory to STABA, but at no cost or expense to STABA, which opinion shall be satisfactory in form and substance to Hibernia and STABA, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of STABA Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of STABA with respect to such exchange and that the Louisiana income tax treatment to the shareholders of STABA will be substantially the same as the federal income tax treatment to the shareholders of STABA.

          12.12. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of STABA Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc., on or before the Closing Date, subject to official notice of issuance.

          12.13. Fairness Opinion. STABA shall have received a letter from National Capital Corporation dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

          12.14. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8 or 12.12 shall only constitute conditions to consummation of the Merger if asserted by STABA and a failure to satisfy any of the requirements set forth in Section 12.6 or 12.7 shall only constitute conditions to consummation of the Merger if asserted by Hibernia. Neither party will assert a failure to satisfy a requirement set forth in
Section 12.7 or 12.8 that is immaterial.

     13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

          13.2.  Breach of Representation, Warranty or Covenant.
By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

          13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by June 1, 1995, or (ii) any condition to Closing cannot be satisfied by June 1, 1995, and will not be waived by the party or parties entitled to waive it.

          13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank, or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

          13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of STABA.

          13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding STABA Common Stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

          13.7. Material Adverse Change. By STABA, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

          13.8. Use of Pooling-of-Interests Accounting Treatment. By Hibernia, in the event it shall determine that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

          13.9. Fairness Opinion. By STABA, if it shall not have received a letter from [name] dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

     14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i) February 1, 1995; (ii) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (iii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of the Bank with and into HNB pursuant to the Bank Merger Act; and (iv) the date that falls
5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

          15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

          15.2. The provisions and agreements set forth in Sections 3, 5, 9.13 and 11 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of STABA who are the intended beneficiaries of such provisions.

          15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.12 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.12 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. Nevertheless, no party to this Agreement shall have a legal right to redress or a cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

          15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

     16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or STABA) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or STABA shall change the number of shares of Hibernia Common Stock into which shares of STABA Common Stock will be converted by the Merger.

     17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

     19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

     20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                    Hibernia Corporation
                    313 Carondelet Street
                    New Orleans, Louisiana  70130
                    Attention:  Corporate Law Division

and a copy of all notices or other communications directed to STABA shall be sent to:

                    STABA Bancshares, Inc.
                    400 Mississippi Street
                    Donaldsonville, Louisiana  70346
                    Attention:  Chief Executive Officer

     22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                         Hibernia Corporation





                         Stephen A. Hansel
                         President and Chief Executive Officer

Attest:




Gary L. Ryan
Assistant Secretary



                         STABA Bancshares, Inc.




                         Kenneth A. Bailey
                         Chief Executive Officer

Attest:




Secretary



                            APPENDIX B

         FAIRNESS OPINION OF NATIONAL CAPITAL CORPORATION


February 14, 1995
Board of Directors
STABA Bankshares, Inc.
400 Mississippi Street
Donaldsonville, Louisiana  70346

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of STABA Bancshares, Inc. ("STABA"), of the proposed merger (the "Merger") of STABA and Hibernia Corporation ("Hibernia") of New Orleans, Louisiana. Pursuant to the terms of the Agreement and Plan of Merger (the "Agreement") and as a result of the Merger, the shareholders of STABA will receive, in exchange for their shares of STABA, shares of Hibernia Class A , no par value ("Hibernia") Common Stock.
The total number of shares of Hibernia Common Stock to be issued in connection with the Merger will be determined by dividing $18.0 million by the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the date of the closing of the Merger, as reported in the Wall Street Journal.

National Capital Corporation ("NCC") has extensive experience in investment analysis and the valuation of bank and bank holding company securities in connection with acquisitions and mergers. Neither NCC, nor any of its officers, directors, or employees has an interest in the common or preferred stock of STABA. NCC has performed no services for STABA at any time prior to the present, although an affiliate of NCC, American Planning Corporation, has provided advisory services to STABA and its subsidiary bank, State Bank & Trust Company, related to profit planning and strategic planning. The revenues derived from such services are insignificant when compared to the affiliate's total gross revenues. NCC will receive a fee for rendering this opinion.
In arriving at our opinion, we have: (1) met with officers of STABA to discuss their businesses, reserves, earnings, properties and prospects; (2) reviewed certain public financial information and other data with respect to both Hibernia and STABA, including certain financial forecasts, consolidated financial statements for recent years and interim periods through September 30, 1994, as well as other relevant financial and operating data furnished by STABA to NCC; (3) reviewed the Agreement; (4) reviewed certain historical market prices and trading volumes of Hibernia Common Stock; (5) analyzed market volatility studies of Hibernia Common Stock; (6) made inquiries regarding and discussed the Agreement and other matters related thereto with STABA's counsel; and (7) performed such other analyses and examinations as National Capital Corporation deemed appropriate.

In connection with our review, we have not independently verified any of the foregoing information, and have relied on its being complete and accurate in all material respects. We have assumed that the financial information and forecasts reviewed by us have been prepared using the best available judgments of Hibernia and STABA's management regarding the projected financial performance of Hibernia and STABA. In addition, we have not made an independent evaluation or appraisal of any of the assets of Hibernia and STABA, nor have we examined any individual loan files, or been furnished with any such appraisals or files.
STABA is hereby authorized to reproduce this opinion in full in any disclosure document or proxy statement regarding the Merger that is: (1) filed under the Securities Act of 1933, (2) filed under any state blue sky law, or (3) distributed to STABA's shareholders. Otherwise it is understood that this letter is for the information of the Board of Directors only and is not to be quoted or referred to, in whole or in part, in any document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without National Capital Corporation's prior written consent.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all STABA's shareholders. It is our opinion that the proposed transaction is fair to STABA and all of STABA's shareholders, based on all factors that we consider relevant.


Very Truly Yours,


/s/ NATIONAL CAPITAL CORPORATION
National Capital Corporation



                           APPENDIX C

            FORM OF TAX OPINION OF ERNST & YOUNG LLP

February 3, 1995

Hibernia Corporation
313 Carondelet
P.O. Box 61540
New Orleans, Louisiana  70161

STABA Bancshares, Inc.
400 Mississippi Street
Donaldsonville, Louisiana 70346

Dear Sir or Madam:

This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of STABA Bancshares, Inc. ("STABA") with and into Hibernia Corporation ("Hibernia") (the "STABA Merger"), and the proposed merger of State Bank and Trust Company ("Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger"). (Hereinafter, the STABA Merger and the Bank Merger are referred to collectively as the "Mergers.")

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts and Representations dated February 3, 1995 provided by the respective managements of STABA, Bank, Hibernia, and HNB; in the Agreement and Plan of Merger made and entered into by and between STABA and Hibernia as of November 4, 1995 (the "Agreement"); in the form of the Agreement to Merge between Bank and HNB (the "Bank Plan of Merger"); and in the Registration Statement (Form S-4), dated February 3, 1995, filed with the Securities and Exchange Commission as declared effective on February 3, 1995 and containing the Proxy Statement-Prospectus of STABA and Hibernia dated February 3, 1995 ("Prospectus"). (These are sometimes hereinafter referred to collectively as "Documents.")

You have represented to us that the facts contained in the Documents provide an accurate and complete description of the facts and circumstances concerning the proposed Mergers. We have made no independent investigation of the factual matters and circumstances and, therefore, have relied upon the facts and representations in the Documents for purposes of this letter. Any changes to the facts or Documents may affect the conclusions stated herein.

We understand that reference to Ernst & Young LLP and the form of our opinion is described in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Mergers and the special meeting of the STABA and Bank shareholders with respect thereto. We consent to such reference in the Prospectus under the caption, "Conditions to Consummation of the Mergers." We also understand that the form of this letter is included as an appendix to the Form S-4 Registration Statement. We consent to such inclusion.


STATEMENT OF FACTS

STABA is a corporation organized and existing under the laws of the State of Louisiana, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. The presently authorized capital stock of STABA is 800,000 shares of common stock (referred to hereinafter as "STABA Common Stock") of which 118,938 shares were outstanding as of the date hereof.
Shares totaling 121,600 were issued and 2,662 were held in STABA's treasury as of the date hereof. There are no options, warrants, subordinated rights or other rights to purchase STABA Common Stock outstanding as of the date hereof. STABA's assets include 100 percent of the outstanding voting shares of Bank , a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

Bank is a state banking corporation organized under the laws of the State of Louisiana, engaged principally in the banking business. Bank has 120,000 authorized shares of common stock of which 30,400 were issued and outstanding and held by STABA as of the date hereof (referred to as "Bank Common Stock").

Hibernia is a bank holding company organized and existing under the laws of the State of Louisiana with shares registered under the Securities Act of 1933. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of September 30, 1994, no shares of Hibernia's preferred stock were outstanding, 96,924,803 shares of Hibernia Common Stock were outstanding, and 192,700 shares of Hibernia Common Stock were held in Hibernia's treasury. There are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has issued warrants to purchase shares of Hibernia Common Stock pursuant to the terms of the Senior Secured Restructuring Agreement dated as of May 27, 1992, of which warrants to purchase 660,845 shares of Hibernia Common Stock were outstanding as of September 30, 1994. Additionally, Hibernia has authorized or reserved 1,711,428 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,555,212 shares of Hibernia Common Stock were outstanding as of September 30, 1994; 3,852,787 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,539,646 shares of Hibernia Common Stock were outstanding as of September 30, 1994; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding as of September 30, 1994; and 523,783 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Pending mergers with Pioneer Bancshares Corporation, First State Bank and Trust Company of Bogalusa, American Bank, Norco, Louisiana, and Progressive Bancorporation, Inc. will result in the issuance of approximately 16.0 million shares of Hibernia Common Stock. Hibernia Common Stock is traded on the New York Stock Exchange.

HNB is a nationally chartered commercial bank engaged principally in the banking business. HNB is a wholly owned subsidiary of Hibernia.


BUSINESS PURPOSE

The management of Hibernia has represented to us that Hibernia desires to consummate the Mergers in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Background of and Reasons for the Merger," the STABA and Bank Boards of Directors believe the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Mergers.


PROPOSED TRANSACTIONS

In accordance with the above-stated business purpose, the following transactions have been proposed:

1. After all necessary regulatory and shareholder approvals have been granted, there will be simultaneous mergers (i.e., the Mergers) of STABA with and into Hibernia in accordance with the Louisiana Business Corporation Law ("LBCL"), and Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C.
     Section 215a ("Bank Merger Act"). Upon the completion of the STABA Merger, Hibernia will cause the Bank Merger to occur.

2. In the STABA Merger, Hibernia will acquire all of the assets and assume all of the liabilities of STABA in exchange for Hibernia Common Stock. As a result of the STABA Merger, each share of the issued and outstanding STABA Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. The exchange rate shall be the number that is number obtained by dividing the Deliverable Amount (defined below) by the total number of outstanding shares of STABA Common Stock on the closing date. The Deliverable Amount shall be the number that equals 18,000,000 divided by the Average Market Price of Hibernia Common Stock. The Average Market Price is defined as the average mean of the high and low sales prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the closing date. Holders of shares of STABA Common Stock outstanding immediately prior to the effective date of the STABA Merger shall cease to be, and shall have no rights as, shareholders of STABA after the STABA Merger.

3. In the Bank Merger, HNB will acquire all the assets and assume all of the liabilities of Bank. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock nor shares of HNB Common Stock will be issued in the Bank Merger.

4. No fractional shares will be issued. Each holder of STABA Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock.

5. By following certain statutory procedures, shareholders of STABA may exercise dissenter's rights entitling them to receive in cash the value of their respective STABA Common Stock in lieu of receiving Hibernia Common Stock in the STABA Merger.


REPRESENTATIONS

For purposes of our evaluation, we have received from the management of STABA, Bank, Hibernia, and HNB, Statements of Facts and Representations, dated February 3, 1995, as set forth below.
References to the "Code" are to the Internal Revenue Code of 1986, as amended.

The following representations have been made in connection with the STABA Merger:

     (a) The fair market value of the Hibernia Common Stock to be received by each STABA Common Stock shareholder will be approximately equal to the fair market value of the STABA Common stock surrendered in the exchange.

     (b) There is no plan or intention by the shareholders of STABA who own five percent or more of the STABA Common Stock and to the best knowledge of management of STABA, there is no intention on the part of the remaining shareholders of STABA, to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the STABA shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding Common Stock of STABA as of the same date. For purposes of this representation, any shares of STABA Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding STABA Common Stock on the date of the transaction. Moreover, shares of STABA Common Stock and shares of Hibernia Common Stock held by former STABA shareholders and otherwise sold, redeemed, or disposed of prior November 4, 1994 or subsequent to the transaction will be considered in making this representation.

     (c) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the STABA Merger other than to acquire a nominal amount of shares of Common Stock that may be acquired in ordinary business transactions (including, but not limited to, open market purchases in brokers' transactions).

     (d) Hibernia has no plan or intention to sell or otherwise dispose of any of the assets of STABA acquired in the transaction except for dispositions made in the ordinary course of business.

     (e) Any liabilities of STABA assumed by Hibernia and any liabilities to which the transferred assets of STABA are subject were incurred by STABA in the ordinary course of its business.

     (f) Following the transaction, Hibernia will continue, substantially unchanged, the business of STABA operated through STABA's subsidiary, Bank, which will be merged with and into HNB.

     (g) Except for expenses relating to the registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, STABA, and the shareholders of STABA will pay their respective expenses, if any, incurred in connection with the transactions.

     (h) There is no intercorporate indebtedness existing between STABA and its affiliate on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

     (i) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and
          (iv) of the Code.

     (j) STABA is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section
          368(a)(3)(A) of the Code.

     (k) The fair market value of the assets of STABA to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

     (l) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the STABA shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the STABA shareholders in exchange for their shares of STABA Common Stock. The fractional share interests of each STABA shareholder will be aggregated, and no STABA shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock.

     (m) None of the compensation received by any shareholder-employees of STABA will be separate consideration for, or allocable to, any of their shares of STABA Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     (n) The STABA Merger will qualify as a statutory merger under the Louisiana Business Corporation Law ("LBCL").

     (o) The shareholders of STABA (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common Stock.

The following representations have been made in connection with the Bank Merger:

     (aa) No additional Hibernia Common Stock will be issued or exchanged in the Bank Merger. No additional HNB Common
          Stock will be issued or exchanged in the Bank Merger.

     (bb) There is no plan or intention by the shareholder of Bank to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholder's ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Common Stock of Bank as of the same date. For purposes of this representation, any shares of Bank Common Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNB Common Stock will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by Bank shareholders and otherwise sold, redeemed, or disposed of prior to November 4, 1994 or subsequent to the transaction will be considered in making this representation.

     (cc) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

     (dd) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the Code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

     (ee) Following the transaction, HNB will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNB within the meaning of Section
          368(c) of the Code.

     (ff) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the Bank Merger.

     (gg) Hibernia has no plan or intention to liquidate HNB; to merge HNB into another corporation; to sell or otherwise dispose of the Common Stock of HNB; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia makes other acquisitions, it is likely that some or all of the acquired banks will be merged with and into HNB. At this time, the discussion provided under the caption "Parties to the Merger" in the Prospectus provides a complete list of all pending acquisitions that are covered by definitive agreements. However, no Common Stock of HNB will be issued as consideration in any of the pending acquisitions.

     (hh) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

     (ii) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

     (jj) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, HNB, Bank and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

     (kk) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNB and Bank that was issued, acquired, or will be settled at a discount.

     (ll) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and
          (iv) of the Code.

     (mm) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section
          368(a)(3)(A) of the Code.

     (nn) The basis and fair market value of the assets of Bank transferred to HNB will each equal or exceed the sum of the liabilities assumed by HNB, plus amount of liabilities, if any, to which the transferred assets are subject.

     (oo) None of the compensation received by any shareholder-employees of Bank will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     (pp) The merger of Bank into HNB will qualify as a statutory merger under the Bank Merger Act.


TECHNICAL ANALYSIS

Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of STABA with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for STABA Common Stock, is to occur as a statutory merger under applicable law.

Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be constructively exchanged for Bank Common Stock, is to occur as a statutory merger under applicable law.

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of
Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses if any, by Bank, incurred in connection with the Bank Merger is taken into consideration in applying the "substantially all" test.

In the proposed Bank Merger, it has been represented by the management's of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.


Additional Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Income Tax Regulations
(the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

     (i)  "continuity of interest" must be present,

     (ii) "continuity of business enterprise" must exist, and

     (iii) the transaction must be undertaken for reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.


Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932);
Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935).

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated February 3, 1995, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the STABA Merger and the Bank Merger. It has been represented by the management of STABA that the shareholders of STABA have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the STABA Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of STABA.

In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service) held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the Parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the STABA shareholders in the STABA Merger is relevant in determining whether the continuity of interest requirement is satisfied in the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a Bank Holding Company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under Section 368(a)(1)(C) and Section 368(a)(2)(D).

In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, respectively each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14,
1990), 9047015 (August 24, 1990) and 9003053 (October 26, 1989)).
In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were Section 368(a)(1)(A) reorganizations by reason of Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4,
1990), 8943067 (August 2, 1989) and 8942090 (July 27, 1989)).

Although private letter rulings are not binding on the Service as precedent, they are cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to
Section 368(a)(1)(A) of the Code (see section 3.01(26) of Rev. Proc. 93-3, 1993-1 C.B. 370), it has consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16,
1992) and PLR 9317027 (January 29, 1993).


Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization.
Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the STABA Merger because Hibernia through its wholly-owned subsidiary HNB, will continue the banking business indirectly conducted by STABA.


Business Purpose

Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Mergers. Accordingly, the Mergers each satisfy the business purpose requirement as set forth in the Regulations.


Constructive Exchange of Shares

To avoid the expense and inconvenience of issuing Hibernia shares to itself in the Bank Merger, and because STABA's shareholders will have already received fair value for their shares, the shares of Bank Common Stock obtained by Hibernia in the STABA Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-528) In the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Mergers as a step following the STABA Merger, HNB technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholder, Hibernia (as the result of the STABA Merger).

The Tax Court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th
Cir. 1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B. 127. See also
Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966); James Armour, Inc., 43 T.C. 295 (1964); American Manufacturing Co., 55 T.C. 204
(1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

The Service has also consistently permitted constructive exchanges in private letter rulings. See e.g., PLR 8750071 (September 17, 1987), 8722021 (February 25, 1987), 8620043 (February 14, 1986),
8403028 (October 17, 1983), and 8306010 (November 4, 1982).

Based on the above, the constructive exchange described herein does not prevent the Bank Merger from qualifying as a tax-free reorganization.


Other Statutory Provisions

Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Revenue Ruling 57-278, 1957-1 C.B. 124, provides that a subsidiary will not recognize gain upon the exchange of its parent's stock for property in connection with a tax-free reorganization.

Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


FEDERAL INCOME TAX CONSEQUENCES

Based solely upon the Statements of Facts and Representations, the Agreement, and the Bank Plan of Merger, it is our opinion that the following federal income tax consequences will result:

In the merger of STABA with and into Hibernia:

 (1) Provided the proposed merger of STABA with and into Hibernia qualifies as a statutory merger under Louisiana law, the STABA Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. STABA and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(2) No gain or loss will be recognized by STABA upon the transfer of its assets to Hibernia in exchange solely for Hibernia Common Stock, cash for dissenters, if any, and the assumption by Hibernia of the liabilities of STABA, since any cash for dissenters will be distributed to the shareholders (Sections 361(b) and 357(a) of the Code).

(3) No gain or loss will be recognized to Hibernia on receipt of the STABA assets in exchange for Hibernia Common Stock (Section
1032(a) of the Code).

(4) The basis of the assets of STABA in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of STABA immediately prior to the transaction (Section 362(b) of the Code).

(5) The holding period of the assets of STABA in the hands of Hibernia will, in each case, include the period for which such assets were held by STABA (Section 1223(2) of the Code).

(6) No gain or loss will be recognized by the shareholders of STABA upon the receipt of solely Hibernia Common Stock in exchange for their shares of STABA Common Stock (Section 354(a)(1) of the Code).

(7) The basis of Hibernia Common Stock to be received by the shareholders of STABA will be, in each instance, the same as the basis of the Common Stock of STABA surrendered in exchange therefor (Section 358(a)(1) of the Code).

(8) The holding period of the Hibernia Common Stock to be received by the shareholders of STABA in the transaction will include in each instance, the period during which the STABA Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

(9) Hibernia will succeed to and take into account those tax attributes of STABA described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(10) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of STABA as of the date of transfer. Any deficit in the earnings and profits of STABA will be used only to offset the earnings and profits accumulated after the date of transfer.

(11) Cash received by a dissenting shareholder of STABA in exchange for his or her STABA Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

(12) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, as provided in
Section 302(a) of the Code. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)


In the merger of Bank with and into HNB:

(13) Provided the proposed merger of Bank with and into HNB qualifies as statutory merger under the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(14) No gain or loss will be recognized to Bank upon the transfer of substantially all of its assets to HNB in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities by HNB, since any cash for dissenters will be distributed to the Bank shareholders (Sections 361 and 357(a) of the Code).

(15) No gain or loss will be recognized by either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (Rev. Rul. 57-278, 1957-1 C.B.
124.)

(16) The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange (Section 362(b) of the Code).

(17) The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6 of Proposed Regulations).

(18) The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(19) As provided by Section 381(c) of the Code and Section
1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(20) The shareholder of HNB will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia
Common Stock.  (Section 354(a)(1) of the Code.)

(21) Bank will recognize no gain or loss on the transfer of its assets to HNB in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

(22) STABA and Bank will close their taxable years as of the date of the distribution or transfer. HNB will not close its taxable year merely because of the Bank Merger. (Section 381(b) of the Code.)

(23) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations, HNB will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNB subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.


STATE INCOME TAX CONSEQUENCES

(1) The Louisiana income tax treatment to the shareholders of STABA will be substantially the same as the federal income tax treatment to the shareholders of STABA.


SCOPE OF OPINION

The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (23) in the section entitled "Federal Income Tax Consequences" above and (1) in the section entitled "State Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Mergers. Further, we have made no determination as whether STABA dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability, if applicable. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Mergers nor the common shares being exchanged in the Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences (other than those enumerated in (1) above of State Income Tax Consequences) to STABA, Bank, Hibernia, and HNB.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof.

 This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.

                                   Very truly yours,




                                   Ernst & Young LLP




                         APPENDIX D


                 Excerpts From Section 131 of the
                Louisiana Business Corporation Law


      C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

      D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

      E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not content that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

      F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

      G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

      H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lost his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.



PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

     Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

     Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

     Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

     Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

     Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

     The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

     The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT             DESCRIPTION

 2        Agreement and Plan of Merger (included as
          Appendix A to the Proxy Statement-Prospectus)

 3.1      Exhibit 4.1 to the Registration Statement on
          Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

 3.2      Exhibit 4.2 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to
          Registration No. 2-96194) is hereby
          incorporated by reference (By-Laws of the Registrant, as amended to date)

 5        Opinion of Patricia C. Meringer, Esq. re:
          legality of shares

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters
          (included as Appendix D to the Proxy
          Statement-Prospectus)

10.13     Exhibit 10.13 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Deferred
          Compensation Plan for Outside Directors of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14     Exhibit 10.14 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16     Exhibit 4.7 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia
          Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant
          Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
          Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration
          Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank
          (National Association) and certain other lenders, as amended to date)

10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant,
          Hibernia National Bank in Texas and Comerica
          Incorporated)

10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock
          Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated)

10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term
          Incentive Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock
          Option Plan of Hibernia Corporation)

10.36     Exhibit 10.36 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Employment
          agreement between Stephen A. Hansel and
          Hibernia Corporation)


10.37     Form of employment agreement between E.R. Campbell, Jr.
          and Hibernia National Bank

10.39 Form of employment agreement between Kenneth A. Bailey and Hibernia National Bank

13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file No. 0-7220) is hereby
          incorporated by reference (1993 Annual Report to security holders of the Registrant).

22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended
          December 31, 1989 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Subsidiaries of the Registrant)

23(a)     Consent of Patricia C. Meringer, Esq.
          (included with Exhibit 5)

23(c)     Consent of Ernst & Young
          Consent of Postlewaite & Netterville
          Consent of National Capital Corporation

24        Powers of Attorney

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (iv) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (v) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (vi) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 17, 1995.



                              HIBERNIA CORPORATION



                              By:  S/RON E. SAMFORD, JR.
                                   Ron E. Samford, Jr.
                                   Controller and Executive
                                   Vice President


     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on February 17, 1995.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      Chief Executive Officer
Stephen A. Hansel                  and Director

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
J. Herbert Boydstun


       *                           Director
_____________________________
E. R. Campbell, Jr.

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
H. Duke Shackelford

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia E. Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: S/PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5        Opinion of Patricia C. Meringer, Esq.

10.37     Form of Employment Agreement between Hibernia National
          Bank and E. R. Campbell, Jr.

10.39 Form of Employment Agreement between Kenneth A. Bailey and Hibernia National Bank

 23(a)    Consent of Patricia C. Meringer, Esq. (included with
          Exhibit 5)

 23(c)    Consent of Ernst & Young
          Consent of Postlewaite & Netterville
          Consent of National Capital Corporation

 24       Powers of Attorney
________

                            EXHIBIT 5


                        February 15, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares") to be issued by the Company in a proposed merger (the "Merger") with STABA Bancshares, Inc. ("STABA") in which the shareholders of STABA will receive the Shares in exchange for their shares of common stock of STABA to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of STABA upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

     In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

     1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                              Very truly yours,



                              Patricia C. Meringer
                              Associate Counsel
                                and Secretary



                          EXHIBIT 10.37

FORM OF EMPLOYMENT AGREEMENT BETWEEN HIBERNIA NATIONAL BANK AND
E.R. CAMPBELL, JR.

                            AGREEMENT

     THIS AGREEMENT is entered into this 1st day of January, 1995, by and among E. R. Campbell, Jr. ("Employee"), and Hibernia
National Bank, a national banking association ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger STABA
Bancshares, Inc. ("STABA"), of which Employee is the Chairman;

     WHEREAS, Employee is a unique repository of information and knowledge concerning STABA, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

     2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as Chairman, Shreveport Region, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

     3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of Chairman, Shreveport Region. The duties would include, but not necessarily be limited to, assisting in the integration of STABA into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

     4.  COMPENSATION.

         (a) Salary. Hibernia will pay Employee $_______ per year to compensate Employee for the duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.

         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees pursuant to any policy of Hibernia authorized by its Board of Directors.

          5. TERM. Employee's employment under this Agreement shall commence at the Effective Date pursuant to the Agreement and Plan and Merger (the "Agreement") dated June 1, 1994 by and between the Hibernia Corporation and STABA Bancshares, Inc. and shall terminate five years from the Effective Date, (the "Contractual Termination Date"). This Agreement may be terminated sooner in accordance with any provision hereof.

     6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Contractual Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has knowingly or intentionally violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of any state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Shreveport, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Contractual Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Contractual Termination Date.

     7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder through the Contractual Termination Date, then for a period of five years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below, except that in the case of First Federal Savings Bank, or its successors, Employee may continue to own a percentage of the outstanding shares not in excess of the percentage of such shares owned by him as of the date hereof, which percentage of shares is listed on Appendix 7 hereto;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parishes of Louisiana within a circle having as its center the location of the Hibernia branch located at 401 Texas Street, Shreveport, on the date of this Agreement and a radius of 100 miles from such center.

     8. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

     10. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     11. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     12. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EMPLOYEE


                              ____________________________________
                              E. R. Campbell, Jr.


                              HIBERNIA NATIONAL BANK


                              By:  _______________________________




                          EXHIBIT 10.39

                  FORM OF EMPLOYMENT AGREEMENT
      BETWEEN KENNETH A. BAILEY AND HIBERNIA NATIONAL BANK



                            AGREEMENT

     THIS AGREEMENT is entered into this         day of November,
1994, by and among Kenneth A. Bailey ("Employee") and Hibernia
National Bank ("Hibernia").

                      W I T N E S S E T H:

     WHEREAS, Hibernia intends to acquire by merger State Bank and Trust Company (the "Bank"), of which Employee is the Chief
Executive Officer;

     WHEREAS, Employee is a unique repository of information and knowledge concerning the Bank, its customers and its operations;

     WHEREAS, Hibernia desires to have the benefit of such knowledge and experience and recognizes that such knowledge and experience would be valuable to competitors of Hibernia to the detriment of Hibernia;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, and covenants hereinafter set forth, the parties hereto hereby agree as follows:

       1. EMPLOYMENT. Hibernia agrees to employ Employee and Employee agrees to remain in the employ of Hibernia, upon the terms and subject to the conditions provided herein.

       2. POSITION AND TITLE. During the period of his employment hereunder, Employee shall be employed as Area President, or such other title as may be mutually agreed by the parties, and shall perform services when and as directed by Hibernia, as more fully described in Section 3 hereof.

       3. DUTIES. Employee's duties shall include those duties that may, from time to time, be delegated to Employee by the President of Hibernia, and such other responsibilities as may, in the sole discretion of the President of Hibernia, be necessary or appropriate to the position of Area President. The duties would include, but not necessarily be limited to, assisting in the integration of the Bank into the operations of Hibernia, representing Hibernia in community affairs, participating in activities with the Louisiana Bankers Association, developing new business relationships, and assisting in soliciting merger and acquisition candidates. During the period of this employment hereunder, Employee shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. During the term of his employment under this Agreement, Employee may not serve, or continue to serve, on the board of directors or hold any other office or position with any other financial institution within the Affected Area, as defined below.

       4.  COMPENSATION.

         (a)   Salary.  Employee will be placed in Hibernia's pay
               grade      , and Hibernia will pay Employee $
                      per year to compensate Employee for the
               duties and responsibilities performed for Hibernia described in Section 3 above. During the term of his employment, Employee's salary will be paid currently in equal installments twice monthly, on the 15th and the last business day of each month. The foregoing salary may be increased, but not decreased, by the Board of Directors of Hibernia or any committee of such Board to which such responsibility is generally or specifically delegated.

         (b) Benefits. Employee during the term of his employment shall also be entitled to receive such benefits as Hibernia may provide for its employees in such pay grade pursuant to any policy of Hibernia authorized by its Board of Directors.

       5. TERM. Employee's employment under this Agreement shall commence at the effective date of the merger of the Bank with and into Hibernia (the "Effective Date") and shall terminate three years from the Effective Date, (the "Termination Date"), unless terminated sooner in accordance with any provision hereof.

       6.  TERMINATION.

         (a)   Death or Disability.

               (i) Employment shall terminate upon Employee's death.

               (ii) If Employee becomes, in the good faith
                    judgment of Hibernia's Board of Directors, physically or mentally disabled so as to be eligible to receive benefits pursuant to the disability insurance policy provided to Employee pursuant to this Agreement, Hibernia may, at its option, terminate employment upon not fewer than 15 days' written notice.

               If employment is terminated pursuant to this Subsection 6(a), Employee or his heirs, estate, executor and administrator shall be entitled to receive, and Hibernia shall pay to Employee or his heirs, estate, executor or administrator unpaid salary through the Termination Date.

         (b) Termination for Cause. This Agreement may be immediately terminated by Hibernia if: (i) after the Effective Date, Employee knowingly and intentionally commits, or is arrested for or otherwise officially charged with, a felony or a crime involving moral turpitude or any other criminal activity or unethical conduct that, in the good faith opinion of the Board of Directors of Hibernia, would seriously impair Employee's ability to perform his duties hereunder or would impair the business reputation of Hibernia or (ii) in good faith opinion of the Board of Directors of Hibernia, Employee has violated any statute, rule, or regulation under the federal securities or banking laws, the securities of banking laws of nay state, or any provision of this Agreement.

         (c) Termination for Good Reason. Employee may terminate this Agreement at any time for "Good Reason", defined to mean, (i) while Employee is an employee, the assignment to him of any duties or responsibilities which in his reasonable judgement are inconsistent with the position of Employee set forth in Section 2 hereof, (ii) requiring Employee, without his consent, to be based anywhere other than Donaldsonville, Louisiana. If Employee terminates this Agreement for Good Reason, Hibernia shall pay to Employee the remainder of his salary through the Termination Date at the time of termination in a lump sum.

         (d) Termination of Agreement Without Cause. Hibernia may terminate this Agreement without cause at any time after the Effective Date by paying to Employee the full amount of salary in a lump sum to which he would have been entitled through the Termination Date.

       7.  Non-Competition.

         (a) If Hibernia terminates this Agreement for cause, or Employee terminates his employment without Good Reason, or if Employee terminates his employment for Good Reason or Hibernia terminates the Agreement without cause and, in each such case, Hibernia has paid or continues to pay Employee the amounts due him hereunder, then for a period of two years from the Effective Date, Employee shall not:

               (i) become an officer, director, employee or more than 3% shareholder in any financial institution having an office or otherwise doing business within the Affected Area, as defined below;

               (ii) solicit any of Hibernia's depositors or other
                    customers to become depositors or customers of any other financial institution having an office or otherwise doing business within the Affected Area;

         (b) As used herein, the term "Affected Area" shall mean the Parish of Ascension in the State of Louisiana.

       8. PRIOR AGREEMENT. This Agreement shall supersede that certain Employment Agreement by and between the Bank and Employee dated March 1, 1994 (the "Prior Agreement"), and Employee hereby expressly agrees that, on the Effective Date, the provisions of the Prior Agreement shall terminate.

       9. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10. INTEGRATED AGREEMENT. This Agreement, and all other documents and instruments delivered in accordance with the terms hereof, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for. This Agreement superseces the Prior Agreement.

     11. AMENDMENTS. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.

     12. CHOICE OF LAW. The validity of the Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Louisiana applicable to contracts made to be performed wholly within such State.

     13. SEVERABILITY. Each provision of the Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into the Agreement without such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         EMPLOYEE








                         HIBERNIA NATIONAL BANK



                  By:



                        EXHIBIT 23 (c)(i)

                  CONSENT OF ERNST & YOUNG LLP



                 Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of 2,250,000 shares of its common stock to be issued pursuant to its proposed merger with STABA Bancshares, Inc. and to the incorporation by reference therein of our reports (i) dated January 11, 1994, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, (ii) dated January 11, 1994, except for the poolings of interests with the Other Pooled Companies described in Note 16, as to which the date is August 1, 1994, with respect to the consolidated financial statements of Hibernia Corporation for the year ended December 31, 1993, included in its Current Report on Form 8-K dated October 11, 1994, restated to give effect to four mergers consummated during the third quarter of 1994 and accounted for as poolings of interests, and (iii) dated January 11, 1994, except for the poolings of interests with the Other Pooled Companies described in Note 16, as to which the date is December 31, 1994, with respect to the consolidated financial statements of Hibernia Corporation for the year ended December 31, 1993, included in its Current Report on Form 8-K dated February 14, 1995, restated to give effect to six mergers consummated during 1994 and accounted for as poolings of interests, each filed with the Securities and Exchange Commission.


                                     s/ERNST & YOUNG LLP
                                     Ernst & Young LLP


New Orleans, Louisiana
February 13, 1995



                        EXHIBIT 23(c)(ii)
              CONSENT OF POSTLEWAITE & NETTERVILLE


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with STABA Bancshares, Inc. and to the inclusion herein of our report dated _____ __, 1994, with respect to the consolidated financial statements of STABA Bancshares, Inc. and Subsidiaries also included therein, filed with the Securities and Exchange Commission.


                                   /s/ Postlewaite & Netterville
                                        POSTLEWAITE & NETTERVILLE

Baton Rouge, Louisiana
February 1_, 1995



                       EXHIBIT 23(c)(iii)
             CONSENT OF NATIONAL CAPITAL CORPORATION


We consent to the reference to our firm under the caption "Summary" and "Opinion of Financial Advisor" in the Registration Statement on Form S-4 of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with STABA Bancshares, Inc. and to the inclusion therein of our fairness opinion dated February 14, 1995, with respect to the proposed merger.


                              /s/ National Capital Corporation
                                   NATIONAL CAPITAL CORPORATION


Baton Rouge, Louisiana
February 16, 1995



                           EXHIBIT 24
                       POWERS OF ATTORNEY


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/W. JAMES AMOSS, JR.
                              W. James Amoss, Jr.
                              Director
                              HIBERNIA CORPORATION



                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ROBERT H. BOH
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/J. HERBERT BOYDSTUN
                              J. Herbert Boydstun
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ J. TERRELL BROWN
                              J. Terrell Brown
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/E. R. "BO" CAMPBELL, JR.
                              E. R. "Bo" Campbell
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/BROOKE H. DUNCAN
                              Brooke H. Duncan
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/RICHARD W. FREEMAN, JR.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ROBERT L. GOODWIN
                              Robert L. Goodwin
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/STEPHEN A. HANSEL
                              Stephen A. Hansel
                              President, Chief Executive Officer
                              and Director
                              HIBERNIA CORPORATION





                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              ___________________________________
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ROBERT T. HOLLEMAN
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/HUGH J. KELLY
                              Hugh J. Kelly
                              Vice Chairman and Director
                              HIBERNIA CORPORATION





                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              ___________________________________
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/JOHN P. LABORDE
                              John P. Laborde
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/SIDNEY W. LASSEN
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/DONALD J. NALTY
                              Donald J. Nalty
                              Vice Chairman and Director
                              HIBERNIA CORPORATION





                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              ___________________________________
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/H. DUKE SHACKELFORD
                              H. Duke Shackelford
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/JAMES H. STONE
                              James H. Stone
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/VIRGINIA EASON WEINMANN
                              Virginia Eason Weinmann
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ERNEST L. WILLIAMSON
                              Ernest L. Williamson
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ROBERT E. ZETAMANN
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Controller
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and STABA Bancshares, Inc. ("STABA") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of STABA and merge STABA into the Corporation, authorized by resolutions adopted by the Board of Directors on November 15, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 15th day of November, 1994.



                              S/ROBERT W. CLOSE
                              Robert W. Close
                              Treasurer and Chief Financial Officer
                              HIBERNIA CORPORATION